As filed with the U.S. Securities and Exchange Commission on June 2, 2026.

Registration No. 333-294624

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	5900	38-3849791
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

+ 852 70106695

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jianshuang Wang

Chief Executive Officer

CIMG Inc.

9127 Long Lake Palm Dr

Boca Raton, FL 33496

c/o Wewin Technology LLC

+ 852 70106695

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Huan Lou, Esq.

McCarter & English, LLP

250 West 55th Street, 13th Floor

New York, NY 10019

(212) 609-6291

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-1 (File No. 333-294624) contains disclosure that will be circulated as two separate prospectuses, as set forth below:

●	Primary Offering Prospectus: A prospectus (the “Primary Offering Prospectus”) to be used in connection with the offering by CIMG Inc. (the “Company,” “we,” “us,” or “our”) of up to 900,000,000 units (the “Units”), each consisting of one share of our common stock, par value $0.00001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”), in a direct offering by us to certain investors pursuant to a Securities Purchase Agreement dated [ ], 2026 (the “Securities Purchase Agreement”) (such offering, the “Primary Offering”). The shares of Common Stock included in the Units and registered in the Primary Offering (the “Primary Shares”) will be issued in accordance with the terms of the Securities Purchase Agreement, and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) will be issuable in accordance with the terms of the Warrants. The Warrants will be issued to the Purchasers in substantially the form set forth in Exhibit 4.9 hereto. On December 24, 2025, the stockholders with the majority of the Company’s issued and outstanding shares of common stock approved the material terms of the Primary Offering.

●	Resale Prospectus: A prospectus (the “Resale Prospectus”) to be used in connection with the offer and sale, from time to time, by certain stockholders named in the Resale Prospectus (collectively, the “Selling Stockholders”) of up to 43,000,000 shares of Common Stock (the “Resale Shares”), at a fixed price of $0.01 per share until such time as our common stock is quoted on OTCQX or OTCQB marketplace or listed on a national securities exchange (the “Secondary Offering”).

The Resale Prospectus is substantively identical to the Primary Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” sections;

●	they contain different “Use of Proceeds” sections;

●	the “Capitalization” and “Dilution” sections of the Primary Offering Prospectus are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus; and

●	a “Selling Stockholders’ Plan of Distribution” is included in the Resale Prospectus.

The Company has included in this registration statement a set of alternate pages after the back-cover page of the Primary Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus, as compared to the Primary Offering Prospectus. The Primary Offering Prospectus will exclude the Alternate Pages and will be used for the Primary Offering. The Resale Prospectus will be substantively identical to the Primary Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the Secondary Offering.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

DATED JUNE 2, 2026

Up to 900,000,000 Units, each consisting of one share of common stock and one warrant to purchase one share of common stock

CIMG Inc.

The offering (the “Primary Offering”) involves the issuance by CIMG Inc. (the “Company,” “we,” “us,” or “our”) of units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (each, a “Warrant” and, collectively, the “Warrants”), at a purchase price of $0.015 per Unit. The purchase price may be paid in Bitcoin transferred to a wallet designated by us, with the U.S. dollar equivalent determined in the manner set forth in that certain securities purchase agreement, dated [   ], 2026, by and among the Company and certain non-U.S. investors (the “Purchasers”) (the “Securities Purchase Agreement”). The issuance of such Units may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding Common Stock or voting power immediately following the closing of the transaction. Accordingly, the Company has determined that, for purposes of complying with Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with the issuance of such securities. The Company obtained the requisite stockholder approval for purposes of Nasdaq Listing Rule 5635(d) on December 24, 2025. Pursuant to the Securities Purchase Agreement, the Company may issue up to 43,333,333,333 units (the “Units”) for aggregate gross proceeds of up to $650,000,000, payable in Bitcoin, based on an assumed Bitcoin price of $65,000 per Bitcoin (representing approximately 10,000 Bitcoin in the aggregate across all closings). The Securities Purchase Agreement pursuant to which the Units will be sold is expected to be executed upon the effectiveness of this registration statement. This prospectus relates solely to the initial closing, pursuant to which the Company may issue up to 900,000,000 Units for aggregate consideration of approximately $13,500,000 in Bitcoin. The issuance of any remaining Units is expected to occur in one or more subsequent closings, subject to, among other things, the Company obtaining stockholder approval to increase its authorized shares of common stock. The Units will be issued to the purchasers pursuant to the Securities Purchase Agreement. Each Unit will include one warrant to purchase one share of common stock. The warrants are expected to be exercisable for cash in U.S. dollars or in Bitcoin, with the Bitcoin exercise price based on an assumed Bitcoin price of $65,000 per Bitcoin.

Our common stock is currently quoted on the OTC Markets Group (“OTC Markets”) under the ticker symbol “CIMG.” On June 1, 2026, the closing trading price for our Common Stock, as reported by the OTC, was $0.011 per share. Our common stock is not currently listed on The Nasdaq Stock Market LLC (“Nasdaq”), from which it was suspended. On May 26, 2026, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) issued a decision affirming the prior determination to delist the Company’s common stock from Nasdaq. There can be no assurance that our common stock will be relisted on Nasdaq. The Warrants offered hereby are not listed on any stock exchange or any trading system, and we do not expect a market for the Warrants to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange. Without an active trading market, the liquidity of the Warrants will be limited.

Our business operations are conducted across Hong Kong, mainland China, Singapore, and Florida, U.S. Thus, some of our subsidiaries are subject to certain legal and operational risks associated with being based in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and guidelines to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council, or the State Council, jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 28, 2021, the Cyberspace Administration of China (“CAC”), together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. Article 7 of the Cybersecurity Review Measures stipulates that “Network platform operators that hold personal information of more than one million users and plan to go public abroad must report to the Cybersecurity Review Office for a cybersecurity review.” As confirmed by our PRC counsel, Guangdong Shenmou Law Firm (“Guangdong Shenmou”), since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures, and for the same reason, we will not be subject to the network data security review by the CAC under the Regulations on the Security Management of Network Data, which came into effect on January 1, 2025. As such, we believe that, as of the date of this prospectus, we are compliant with the regulations and policies that have been issued by the CAC. As of the date of this prospectus, our Company and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. However, there are uncertainties in the interpretation and enforcement of these laws, regulations and guidelines, which could materially and adversely impact our business and financial outlook. See “Risk Factors—Risks Associated With Doing Business in China” and the associated risk factor on page 24.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinions), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or maintain the listing of our securities on a U.S. or other foreign exchange because neither the Company nor our subsidiaries in China engage in monopolistic behaviors that are subject to these statements or regulatory actions. Please see “Risk Factors—Risks Associated With Doing Business in China” and the associated risk factor on page 24.

There are significant legal and operational risks associated with being based in and having operations in Hong Kong, including those changes in the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or U.S. regulations that may materially and adversely affect our business, financial condition, and results of operations. Further, the PRC government may disallow our current corporate structure, which would likely result in a material change in our Hong Kong and mainland China operating subsidiaries’ operations and/or a material change in the value of the common stock being registered in this offering and it could cause such securities to significantly decline in value or become worthless.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, which came into effect on March 31, 2023. On May 16, 2023 and May 7, 2024, the CSRC promulgated supporting guidelines No. 6 and No. 7 to the Trial Measures, respectively. Pursuant to the Trial Measures and their supporting guidelines, (i) domestic companies incorporated in mainland China that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following the submission of their overseas offering or listing application; if a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any material content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling stockholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a domestic company: (A) more than 50% of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (iii) domestic companies listed on overseas over-the-counter markets are not required to file with the CSRC in accordance with the Trial Measures; however, domestic companies that seek to offer or list securities in overseas markets through an uplisting shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following the submission of their uplisting application. Based on the foregoing, and given that the Company conducts business operations in mainland China and Hong Kong through its subsidiaries in China, the applicability of the Trial Measures to this offering depends on the specific facts and circumstances of the Company and this offering, including whether this offering is deemed an indirect overseas offering and listing by a domestic company under the Trial Measures.

Based on the Company’s understanding of current Hong Kong laws, as of the date of this prospectus, we are not required to obtain permission from the Hong Kong authorities for the continued trading of our common stock on the Nasdaq or for this offering of our common stock to foreign investors outside Hong Kong. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as we do, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretations of current rules (with retrospective effect) requiring us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Hong Kong operating subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, and the relevant government authorities may warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling stockholder not less than RMB 1 million but not more than RMB 10 million, or prevent the relevant personnel from entering the securities market, so our ability to offer or continue to offer our common stock to investors could be significantly limited or completely hindered, which could cause our common stock to significantly decline in value or become worthless. The Company may also face sanctions by the Cyberspace Administration of China (“CAC”) or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in Hong Kong, limit our ability to pay dividends outside Hong Kong, limit our operations in Hong Kong, delay or restrict the transfer of the proceeds from this offering to Hong Kong, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report notifying the SEC of its determination that the PCAOB was unable to completely inspect or investigate registered public accounting firms headquartered in mainland China and Hong Kong. Assentsure PAC, which served as our auditor from January 20, 2025 until February 18, 2026, is headquartered in Singapore and is subject to regular PCAOB inspections. ST & Partners PLT, which has served as our auditor since February 18, 2026, is headquartered in Malaysia and is also subject to regular PCAOB inspections.

As of the date of this prospectus, neither of these auditors is among the firms listed on the PCAOB Determination List issued in December 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law, rules, and regulations. On December 15, 2022, the PCAOB vacated its previous Determination List, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCAA. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in certain jurisdictions and we use an accounting firm headquartered in one of such jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among others, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the SEC must impose an initial trading prohibition on the issuer’s securities from three years to two. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Risk Factors — Risks Associated with Doing Business in China — Our auditor is headquartered in Malaysia and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to its audit reports for our company becomes located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our Common Stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act” on page 31.

We hold all of the equity interests in our operating subsidiaries directly. Because we have a direct equity ownership structure, there are no agreements or contracts between our Company and any of its subsidiaries of the type typically used in a variable interest entity (“VIE”) structure. Under our direct equity ownership structure, funds from foreign investors may be transferred directly to our operating subsidiaries after this offering through capital contributions or stockholder loans from the Company. As a holding company, we may rely on dividends and other distributions paid by our operating subsidiaries to meet our cash and financing requirements. We are not prohibited under the laws of Nevada or our Articles of Incorporation (as amended from time to time, the “Articles of Incorporation”) from providing funding to our operating subsidiaries incorporated in Hong Kong and mainland China through loans and/or capital contributions. Under the laws of Hong Kong and mainland China, our operating subsidiaries may pay cash dividends to us, without limitation as to the amount of such dividends, subject to the availability of distributable profits. However, if any of our operating subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends. As of the date of this prospectus, no transfers have been made from the Company to our operating subsidiaries, and none of the Company’s operating subsidiaries has encountered any difficulties or limitations with respect to its ability to transfer cash to another operating subsidiary. As of the date of this prospectus, our operating subsidiaries do not maintain cash management policies or procedures governing the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash into or out of Hong Kong and mainland China. Any restrictions, prohibitions, interventions or limitations imposed by the PRC government on the ability of the Company or our operating subsidiaries to transfer cash or assets into or out of Hong Kong or mainland China may result in these funds or assets not being available to fund operations or for other uses outside of the PRC. For additional information, see the Company’s consolidated financial statements and the notes thereto beginning on page F-1.

As of the date of this prospectus, we have not distributed any earnings, nor do we have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, our operating subsidiaries have not made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s stockholders or U.S. investors. We intend to keep any future earnings to finance business operations, and do not anticipate that any cash dividends will be paid in the foreseeable future.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2026.

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ABOUT THIS PROSPECTUS

Basis of Presentation

In this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to CIMG Inc., a Nevada corporation.

Numerical figures included in this prospectus may have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Certain Definitions

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“$”, “US$”, “USD” or “U.S. Dollars” refer to the legal currency of the United States;

●	“AI” are to artificial intelligence;

●	“Beijing Xilin” refer to Xilin Online (Beijing) E-commerce Co., Ltd, a limited liability company organized under the laws of the People’s Republic of China, 51% of which equity interest is owned by Beijing Zhongyan;

●	“Beijing Zhongyan” refer to Zhongyan Shangyue Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, which is wholly owned by DZR Tech;

●	“Beijing Shangyue” refer to Beijing Zhongyan Shangyue Holdings Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, which is wholly owned by Beijing Zhongyan;

●	“Braincon HK” refer to Braincon Limited, a Hong Kong limited company, which is wholly owned by DZR Tech;

●	“Beijing Xinmiao” refer to Beijing Xin Miao Shi Dai Technology Development Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, which is wholly owned by Braincon HK;

●	“Common Stock” refer to our common stock, US$0.00001 par value per share;

●	“DZR Tech” refer to DZR Tech Limited, a Hong Kong limited company, which is wholly owned by the Company;

●	“Exchange Act” refer to the Securities Exchange Act of 1934, as amended;

●	“Henan Zhongyan” refer to Henan Zhongyan Shangyue Technology Co., Ltd, a limited liability company organized under the laws of the People’s Republic of China, which is wholly owned by Beijing Zhongyan;

●	“Nuanyou” refer to Henan Nuanyou Agricultural Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, which is wholly owned by Henan Zhongyan;

●	“non-PRC Subsidiaries” refer to Wewin and Singapore CIMG;

●	“PRC Subsidiaries” refer to Braincon HK, DZR Tech, Beijing Xinmiao, Beijing Zhongyan, Beijing Shangyue, Henan Zhongyan, Nuanyou, Beijing Xilin, and Shanghai Huomao, Zhimeng, and Zhutai;

●	“PRC” or “China” refer to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong SAR, Macau SAR and Taiwan;

●	“RMB” or “Renminbi” refer to the legal currency of China;

●	“SEC” refer to the Securities and Exchange Commission;

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●	“Securities Act” refer to the Securities Act of 1933, as amended;

●	“Shanghai Huomao” refer to Shanghai Huomao Cultural Development Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, which is 51% owned by Beijing Zhongyan;

●	“Zhutai” refer to Guizhou Zhutai Huomao Liquor Industry Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, which is 90% owned by Shanghai Huomao;

●	“Zhimeng” refer to Shenzhen Zhi Meng Qi Yang Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, 51% of which equity interest is owned by Beijing Zhongyan;

●	“Singapore CIMG” refer to CIMG PTE. LTD., a Singapore limited liability company, which is wholly owned by the Company;

●	“we”, “us”, “our”, “CIMG” and the “Company” refer to CIMG Inc.; and

●	“Wewin” refer to WEWIN TECHNOLOGY LLC, a Florida limited liability company, which is wholly owned by the Company;

Market and Industry Data

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies, and industry publications and surveys. All of the estimates of the Company’s management presented herein are based upon review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information by the Company’s management. Third-party industry publications and forecasts state that the information contained therein has been obtained from sources generally believed to be reliable, yet not independently verified. The industry data, market data, and estimates used in this prospectus involve assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although we have no reason to believe that the information from industry publications and surveys included in this prospectus is unreliable, we have not verified this information and cannot guarantee its accuracy or completeness. We believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. However, we acknowledge our responsibility for all disclosures in this prospectus. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus.

Trademarks, Service Marks, and Trade Names

This prospectus may contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks, and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future and variations thereof.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our plans to obtain funding for our operations, including the funds required for technological development, product production, and product commercialization, as well as the funds necessary to ensure our continuous operation;

●	our expectation that our existing capital resources will be sufficient to fund our operations for at least the next twelve months and our expectation to need additional capital to fund our planned operations beyond that;

●	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our expectations regarding our ability to maintain compliance with the listing requirements of the Nasdaq Capital Marketability to maintain the quotation of our Common Stock on the OTC Markets Group and any future efforts to seek reinstatement of our Common Stock on a national securities exchange;

●	the impact to our business, including any supply chain interruptions, resulting from changes in general economic, business and political conditions, including changes in the financial markets and macroeconomic conditions resulting from a pandemic;

●	the market size and growth trend of our products;

●	our ability to compete with those companies that sell similar products or offer similar services;

●	our ability to successfully achieve the anticipated results of strategic transactions;

●	our expectations for future sales performance;

●	our reliance on raw material suppliers or product manufacturers is to enable us to better produce our products and offer a wider variety of products to our customers.;

●	regulatory developments in the U.S. and other countries;

●	our ability to retain key management, sales, and marketing personnel;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

●	our ability to develop and maintain our corporate infrastructure, including our internal control over financial reporting;

●	the outcome of pending, threatened, or future litigation;

●	our financial performance; and

●	our use of the net proceeds from our recent offerings.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We have expressed our expectations, beliefs, and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs, or projections will result or be achieved or accomplished.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company,” “CIMG” and similar terms refer to CIMG Inc.

Business Overview

CIMG is a company incorporated in Nevada and has been listed on Nasdaq since June 2020. On March 4, 2026, the Nasdaq Hearings Panel issued a determination to delist the Company’s Common Stock; however, the Company’s Common Stock is currently quoted on the OTC Markets under the symbol “CIMG,” and on May 26, 2026, the Listing Council affirmed the delisting determination. We were formerly known as “Nuzee, Inc.” with a previous ticker symbol “NUZE”, and we changed our corporate name and ticker symbol to “CIMG Inc.” and “IMG” in October 2024. We previously focused on specialty coffee and related technologies, but we are now expanding our sales and distribution channels in Asia to provide a wider variety of healthy foods to Asian customers. We also help our customers and distributors maximize user growth and product sales through AI computing technology. These AI services have supported our expansion in Asia.

On June 7, 2024, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Masateru Higashida, our former Chief Executive Officer and Director, pursuant to which we sold all issued and outstanding shares of our wholly-owned subsidiaries, NuZee KOREA Ltd. and NuZee Investment Co., Ltd., to Mr. Higashida. The sale was completed in June 2024.

Since July 2024, we have been undergoing a transformation in digital marketing, distribution, and sales. As part of this transformation, we have expanded our sales and distribution network to include Maca-enhanced food and beverages, reaffirming our commitment to reshaping the online marketing, sales, and distribution landscape for consumer products.

Maca, a plant in the Brassicaceae family that originated in South America, has oval leaves and a root that resembles a small round radish. It is edible and is widely regarded as a natural “superfood.” Maca is rich in nutrients and is believed to nourish and strengthen the human body, and it is often referred to as “South American ginseng”. The primary cultivation regions for Maca include the Andes Mountains in South America and the Jade Dragon Snow Mountain area in Lijiang, Yunnan, China.

We have secured exclusive distribution and sales rights in Asia for a three-year term for “Kangduoyuan” brand Maca products. The product portfolio under this agreement includes Maca Peptide Coffee, Maca-Noni, Maca Wine, Maca Purified Powder, and other Maca-related offerings. We promote these products through a digital marketing strategy and online sales channels, which has supported our Maca series growth. See “—Recent Developments.”

Since July 2024, we launched the “Homology of Medicine and Food Series,” including Huomao-branded products, exosome eye drops, and other health and wellness products. The Homology of Medicine and Food Series is guided by traditional Chinese medicine theory, incorporates modern nutritional principles to identify the functional attributes of certain foods and food-derived ingredients. We are committed to providing healthier and more suitable health and wellness products for Asian customers. The launch of the Homology of Medicine and Food Series effectively contributed to the growth of our sales.

We source, market, and distribute health and wellness products, including Maca-based dietary supplements, functional foods, and beauty products. We leverage technology and data-driven marketing tools to support product promotion and sales. We are committed to providing high-quality products with a focus on responsible and sustainable sourcing to consumers seeking to enhance their health and wellness. We sell our products through online channels and a network of retail partners, including grocery stores, convenience stores, and vending machines.

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Since September 2025, we launched the “Computing Power Product Series.” We provide customers with hardware devices, such as GPUs integrated with AI data-processing modules. These modules are embedded in the GPUs and tailored to the characteristics and needs of each industry. The modules enable industry-specific data learning, helping applications develop more accurate data-processing patterns, and intelligently complete operational tasks. We primarily sell these products to business customers, who then integrate them into their own servers, core processors, and other computing infrastructure and deliver solutions to their end users. We continuously refine our artificial intelligence data-processing templates and enhance the learning capabilities of the modules to deliver more accurate intelligent services across a broad range of industries.

Digital Asset Strategy

In addition to its operating activities, the Company has adopted a treasury management strategy that includes holding Bitcoin as a long-term reserve asset. The Company first began holding Bitcoin on August 25, 2025 and made its first Bitcoin purchase on October 20, 2025. The Company evaluated several digital assets, including Bitcoin, Ethereum and USDT, in connection with its treasury strategy and ultimately chose to emphasize Bitcoin because it is the most widely adopted and liquid digital asset and has deeper global trading markets than these alternatives, which management believes makes it comparatively more suitable as a long-term treasury reserve asset. In addition, management observed that the market price of Bitcoin has historically exhibited lower volatility than that of Ethereum over certain periods that it reviewed. The Company also has established working relationships with certain of its existing investors who hold Bitcoin, which it believes facilitates settlement of equity financing transactions in Bitcoin. The Company may evaluate the role of digital assets in its broader financial strategy over time; however, any such activities would be complementary to, and not a replacement for, its existing operating business. The Company’s core business consists of three principal product lines: the Maca product series, the homology of medicine and food product series, and the computing power product series. These operating activities continue to be the primary drivers of the Company’s revenues and business strategy. The Company’s Bitcoin holdings are not part of its operating business and do not currently generate revenue. Rather, Bitcoin is held to diversify the Company’s cash holdings and as a potential long-term store of value. The Company does not currently intend to use its Bitcoin holdings to fund its operations or any potential acquisitions, and, as of the date of this prospectus, the Company does not rely on its Bitcoin holdings to support its working capital needs. For additional information regarding our historical Bitcoin acquisitions and the potential Bitcoin we may receive if investors elect to pay the purchase price for Units in Bitcoin in this offering, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Bitcoin Acquisitions and Sources of Capital.”

Summary of the Primary Offering

We are offering up to 900,000,000 units (the “Units”), each consisting of one share of our common stock, par value $0.00001 per share (the “Common Stock”), and one warrant to purchase one share of our Common Stock (each, a “Warrant” and collectively, the “Warrants”), at a purchase price of $0.015 per Unit (the “Initial Closing”), in a direct offering to certain non-U.S. investors pursuant to a proposed Securities Purchase Agreement (the “Securities Purchase Agreement”) to be entered into by and among the Company and such investors. Under the terms of the proposed Securities Purchase Agreement, purchasers would be permitted to pay the purchase price in U.S. dollars by wire transfer or in Bitcoin transferred to a wallet designated by us. The Securities Purchase Agreement pursuant to which the Units will be sold is expected to be executed upon the effectiveness of this registration statement. For purposes of the Securities Purchase Agreement, the purchase price payable in Bitcoin would be based on a seven-day average Bitcoin price, which is assumed to be $65,000 per Bitcoin. For the Initial Closing covered by this prospectus, we expect to receive aggregate consideration of approximately $13,500,000, which, based on an assumed Bitcoin price of $65,000 per Bitcoin, represents approximately 207.69 Bitcoin. Each Warrant is expected to be exercisable at a price of $0.015 per share payable in U.S. dollars or Bitcoin, which is valued at $65,000 per Bitcoin, for a period of two years from the date of issuance.

The proposed Securities Purchase Agreement contemplates the issuance of up to 43,333,333,333 Units for aggregate gross proceeds of up to $650,000,000 (assuming a Bitcoin price of $65,000 per Bitcoin across all closings). This prospectus relates only to the Initial Closing of up to 900,000,000 Units. We currently expect to complete the Initial Closing promptly following the effectiveness of the registration statement of which this prospectus forms a part and the execution of the Securities Purchase Agreement with participating investors. One or more subsequent closings (each, a “Subsequent Closing”) may occur following receipt of stockholder approval to increase the Company’s authorized shares of Common Stock from its current 2,000,000,000 shares.

On December 24, 2025, our Board of Directors and a majority of our stockholders approved the potential issuance of such securities for purposes of compliance with applicable stockholder approval requirements, including those previously applicable under Nasdaq Listing Rule 5635(d), as the offering price was below the Nasdaq Minimum Price and the issuance could have resulted in the issuance of 20% or more of our outstanding Common Stock. The transaction, as initially approved, contemplated aggregate gross proceeds of up to $850,000,000; such amount was subsequently reduced to $650,000,000.

Corporate Information

We were incorporated in 2011 in Nevada as Havana Furnishings, Inc. NuZee Co. Ltd. was incorporated in 2011. NuZee Co. Ltd. merged into Havana Furnishings, Inc. in 2013, at which time we changed our name to NuZee, Inc. In June 2020, our Common Stock commenced trading on the Nasdaq Capital Market under the symbol “NUZE.” We changed our name to CIMG Inc. and our ticker symbol from “NUZE” to “IMG” on October 31, 2024. Our principal executive and administrative offices are located at Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong, and our telephone number is +85 270106695.

The Company received a notification letter from Nasdaq on January 23, 2024 (the “Nasdaq Notification Letter”), indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). The Nasdaq Notification Letter stated that the Company failed to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing, as required by the Stockholders’ Equity Requirement.

Subsequently, the Company completed a convertible note financing of $320,000 on April 27, 2024, an equity financing of $1,500,000 on June 4, 2024, and an equity financing of $3,000,000 on July 11, 2024. On July 23, 2024, the Company received a letter from Nasdaq stating that based on the Company’s Current Report on Form 8-K filed with the Commission on July 19, 2024, Nasdaq has determined that the Company has regained compliance with Listing Rule 5550(b)(1).

On January 14, 2025, the Company received a notification letter (the “Minimum Bid Price Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Minimum Bid Price Notice had no immediate effect on the listing of the Company’s Common Stock, which continued to trade on The Nasdaq Capital Market under the symbol “IMG.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days from the date of the Minimum Bid Price Notice, or until July 14, 2025, to regain compliance. If, at any time before July 14, 2025, the closing bid price of the Common Stock closed at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq would provide written notification that the Company had regained compliance and the matter would be resolved. If the Company did not regain compliance during the compliance period ending July 14, 2025, Nasdaq could, in its discretion, grant the Company an additional 180-calendar-day period to regain compliance, provided that the Company met the continued listing requirement for market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market as of July 14, 2025 (except for the minimum bid price requirement) and provided Nasdaq with written notice of its intent to cure the deficiency during the second compliance period.

On January 17, 2025, the Company received another notice (the “Annual Report Notice”) from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2024 with the SEC. The Annual Report Notice had no immediate effect on the listing of the Company’s Common Stock on Nasdaq and stated that the Company was required to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) within 60 calendar days from the date of the Annual Report Notice. If the plan was accepted by Nasdaq, Nasdaq could grant the Company up to 180 calendar days from the due date of the Form 10-K for the fiscal year ended September 30, 2024 to regain compliance. In determining whether to accept such plan, Nasdaq would consider factors such as the likelihood that the remedial filing, along with any subsequent periodic filings that became due, could be made within the 180-day-period, the Company’s past compliance history, the reasons for the late filing, other corporate events that may occur during Nasdaq’s review period, the Company’s overall financial condition, and its public disclosures. Any subsequent periodic filing due within the 180-day exception period was required to be filed no later than the end of that period.

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On February 19, 2025, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended December 31, 2024 with the SEC.

The Company submitted a compliance plan to Nasdaq on March 18, 2025, and Nasdaq granted the Company an extension to (i) file its Form 10-K for the fiscal year ended September 30, 2024 on or before June 13, 2025, and (ii) file its Form 10-Q for the quarter ended December 31, 2024 on or before July 14, 2025.

On May 19, 2025, the Company received a notice (the “Quarterly Report Notice”) from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 with the SEC. The Quarterly Report Notice had no immediate effect on the listing of the Company’s Common Stock on Nasdaq.

As a result of this additional delinquency relating to the Form 10-Q for the three months ended March 31, 2025, the Company submitted an update to its original compliance plan on June 3, 2025.

On June 13, 2025, the Company did not file its Form 10-K for the fiscal year ended September 30, 2024. On June 27, 2025, the Company received a delisting determination letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Delist Determination Letter”). According to the Nasdaq Delist Determination Letter, unless the Company requested an appeal of this determination by July 7, 2025, trading of the Company’s Common Stock would be suspended from The Nasdaq Capital Market at the opening of business on July 9, 2025, and Nasdaq would file a Form 25-NSE with the SEC to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On July 7, 2025, the Company appealed the Nasdaq delisting determination letter dated June 27, 2025, and the Nasdaq Hearings Panel scheduled a hearing for the appeal on August 14, 2025. Nasdaq also notified the Company that the Panel would consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(d), the Company intended to present its views with respect to this additional deficiency at the Panel hearing.

On July 17, 2025, the Company received an additional delisting determination letter from Nasdaq, which stated that the Company had not regained compliance with Nasdaq Listing Rule 5550(a)(2) by July 14, 2025 and was not eligible for a second 180-calendar-day compliance period, primarily because the Company did not satisfy the initial listing requirements for The Nasdaq Capital Market under the Equity Standard or the alternative standards. According to the letter, this matter served as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

On July 21, 2025, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which was subsequently amended on July 30, 2025.

Following a hearing held on August 14, 2025, the Nasdaq Hearings Panel issued a decision on September 2, 2025 granting the Company’s request to continue its listing on The Nasdaq Stock Market, subject to the Company’s timely satisfaction of specified conditions, including (i) filing all required periodic reports and (ii) demonstrating compliance with Nasdaq Listing Rule 5550(b)(1), to be affirmed in a report to be filed under the Exchange Act on or before September 30, 2025.

On August 20, 2025, the Company received a delinquency notification letter from the Listing Qualifications Staff of Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 with the SEC.

On August 26, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended December 31, 2024.

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In its effort to regain compliance with the Nasdaq equity requirement, and subsequent to the quarter ended June 30, 2025 and through September 30, 2025, the Company completed certain unregistered issuances of equity securities, which increased stockholders’ equity.

On September 24, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

On October 8, 2025, the Company received a delinquency notification letter from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5620(a) and Nasdaq Listing Rule 5810(c)(2)(G) because the Company did not hold an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year. The Company subsequently held its Annual Meeting of Stockholders on October 28, 2025.

On November 3, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended June 30, 2025.

On December 4, 2025, Nasdaq notified the Company that it had regained compliance with Nasdaq Listing Rule 5250(c)(1), as well as Nasdaq Listing Rules 5550(b)(1) and 5620(a), following a hearing before the Nasdaq Hearings Panel. The Company remains subject to a bid price compliance deadline under Nasdaq Listing Rule 5550(a)(2) and a Mandatory Panel Monitor through November 14, 2026.

On February 10, 2026, the Company received a letter from the Nasdaq Listing Qualifications Hearings office confirming that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), the Minimum Bid Price Requirement. The Company remains subject to a Hearing Panel exception to demonstrate compliance with Nasdaq Listing Rule 5250(c)(1), the Periodic Filing Requirement. On February 13, 2026, the Company filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2025 with the SEC. In addition, pursuant to Nasdaq Listing Rule 5815(d)(4)(A), the Company will be subject to a discretionary panel monitor for a period of one year from February 10, 2026. If, within that one-year monitoring period, the Nasdaq staff finds the Company again out of compliance with any Nasdaq listing rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Nasdaq staff with a plan of compliance with respect to that deficiency and the staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the staff will issue a delisting determination letter, and the Company will have an opportunity to request a new hearing before the initial Hearing Panel or a newly convened Hearings Panel, as applicable.

On March 4, 2026, we received written notice from Nasdaq that the Nasdaq Hearings Panel had determined to delist our common stock due to our failure to comply in prior periods with certain Nasdaq listing requirements, including Nasdaq Listing Rules 5550(a)(2), 5250(c)(1), 5550(b)(1), and 5620(a). Trading in our common stock on Nasdaq was suspended at the open of trading on March 6, 2026. The Company appealed the Panel’s determination to the Listing Council, which affirmed the delisting decision on May 26, 2026. The Listing Council’s decision remains subject to discretionary review by the Nasdaq Board pursuant to Nasdaq Rule 5825. There can be no assurance that our common stock will be relisted on Nasdaq. Following the suspension of trading on Nasdaq, our common stock began trading on the over-the-counter market and is currently quoted on the OTC Markets Group under the symbol “CIMG.”

As of the date of this prospectus, the Company has 13 subsidiaries: Wewin, a Florida limited liability company; DZR Tech, a Hong Kong limited company; Braincon HK, a Hong Kong limited company; Singapore CIMG, a Singapore limited liability company; Beijing Xinmiao, a limited liability company organized under the laws of the PRC; Beijing Zhongyan, a limited liability company organized under the laws of the PRC; Henan Zhongyan, a limited liability company organized under the laws of the PRC; Nuanyou, a limited liability company organized under the laws of the PRC; Beijing Shangyue, a limited liability company organized under the laws of the PRC; Beijing Xilin, a limited liability company organized under the laws of the PRC; Shanghai Huomao, a limited liability company organized under the laws of the PRC; Zhimeng, a limited liability company organized under the laws of the PRC; and Zhutai, a limited liability company organized under the laws of the PRC.

Wewin, DZR Tech, and Singapore CIMG are wholly owned subsidiaries of the Company. Beijing Zhongyan and Braincon HK are wholly owned subsidiaries of DZR Tech. Henan Zhongyan and Beijing Shangyue are wholly owned subsidiaries of Beijing Zhongyan. Nuanyou is a wholly owned subsidiary of Henan Zhongyan. Beijing Xinmiao is a wholly owned subsidiary of Braincon HK. Beijing Xilin, Shanghai Huomao, and Zhimeng are 51%-owned by Beijing Zhongyan. Zhutai is 90% owned by Shanghai Huomao.

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The diagram below is our corporate structure as of the date of this prospectus.

CIMG Inc.
(IMG.US)
100%
100%
100%
CIMG PTE. LTD.
(Singaporpe)
DZR Tech Limited
(Hong Kong)
Wewin Technology LLC
(US)
100%
100%
Braincon Limited
(Hong Kong)
100%
Zhongyan Shangyue Technology Co., Ltd.
(China)
Beijing Xin Miao Shi Dai Technology Development Co., Ltd.
(China)
100%
100%
51%
51%
51%
Henan Zhongyan Shangyue Technology Co., Ltd.
(China)
Beijing Zhongyan Shangyue Holdings Co., Ltd.
(China)
Xilink Online (Beijing) Ecommerce Co., Ltd.
(China)
Shanghai Huo Mao Cultural Development Co., Ltd.
(China)
Shenzhen Zhiimeng Qi Yang Technology Co., Ltd.
(China)
100%
90%
Henan Nuanyou Agricultural Technology Co., Ltd.
(China)
Guizhou Zhutai Huomao Liquor Industry Co., Ltd.
(China)

Summary of Risk Factors

The risk factors summarized below could materially harm our business, operating results and/or financial condition, impair our future prospects and/or cause the price of our Common Stock to decline. These risks are discussed more fully in the section titled “Risk Factors.” Material risks that may affect our business, operating results, and financial condition include, but are not necessarily limited to, the following:

Risks Related to Our Financial Condition and Capital Requirements

●	We have a history of net losses. We expect to continue to incur net losses in the future (See page 13).

●	Our independent auditor’s report for the fiscal year ended September 30, 2025 includes an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, and absent additional financing we may be unable to remain a going concern (See page 13).

●	Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations (See page 14).

●	Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations (See page 14).

Risks Related to Our Business

●	Product safety and quality concerns could negatively affect our business (See page 15).

●	Our business is highly concentrated in our Homology of Medicine and Food Series and Computing Power Product Series, and our reliance on a limited number of suppliers and customers exposes us to significant risks (See page 15).

●	Continued innovation and the successful development and timely launch of new products are critical to our financial results and the achievement of our growth strategy (See page 16).

●	Our future financial results are difficult to predict, and the early stage of commercialization of our current product lines may cause our operating results to fluctuate and may adversely affect the price of our securities (See page 16).

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●	Our international operations subject us to complex legal and regulatory requirements, including requirements relating to product labeling and marketing claims, and non-compliance could adversely affect our business (See page 17).

●	Increased competition, including as a result of industry consolidation, could hurt our businesses (See page 17).

●	Changes in the Maca products environment and retail landscape could impact our financial results (See page 17).

●	Our business, growth, and profitability depend on the performance of third-parties and our relationship with them (See page 18).

●	Interruption or increased costs of our supply chain and sales network, including a disruption in operations at any of our facilities or our manufacturer partners’ facilities, could affect our ability to manufacture or distribute products and could adversely affect our business and sales (See page 18).

●	The loss of any member of our senior management team or our inability to attract and retain highly skilled personnel could have a material adverse effect on our business (See page 18).

●	Because our management structure is not centralized, the management of our business operations may be more expensive and more difficult (See page 19).

●	We expect to continue to experience inflationary pressure on our cost structure, and price increases may not be sufficient to offset cost increases or may result in sales volume declines (See page 19).

●	We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy (See page 19).

●	Any failure by us to accurately forecast customer demand for our products, or to quickly adjust to forecast changes, could adversely affect our business and financial results (See page 19).

●	We may not be able to adequately protect our intellectual property rights, and our competitors may be able to offer similar products and services, which would harm our competitive position (See page 20).

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations (See page 20).

●	Failure to comply with applicable transfer pricing and similar regulations could harm our business and financial results (See page 20).

●	If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged (See page 21).

●	Employment litigation and unfavorable publicity could negatively affect our future business (See page 21).

●	Currently pending, threatened or future litigation or governmental or regulatory proceedings or inquiries could result in material adverse consequences, including judgments or settlements (See page 21).

●	Future acquisitions of and investments in new businesses could impact our business and financial condition (See page 22).

●	Ongoing geopolitical tensions around the world may have a material adverse effect on our business, financial condition, and results of operations (See page 22).

●	We may be exposed to risks related to digital assets and artificial intelligence (See page 22).

●	If future prices of Bitcoin are not sufficiently high, our business, results of operations, and financial condition could be materially and adversely affected, which may have a negative impact on the trading price of our securities (See page 23).

●	Changes in blockchain validation protocols, network rules, or other fundamental changes to the Bitcoin ecosystem could reduce demand for Bitcoin and adversely affect the value of our Bitcoin holdings (See page 23).

●	Regulatory authorities may in the future determine that Bitcoin is a “security,” which could materially reduce its liquidity and value and adversely affect our financial condition and results of operations (See page 23).

●	Changes in U.S. regulatory interpretation relating to digital assets could reduce the value and liquidity of the Bitcoin we hold as part of our assets and could materially and adversely affect our financial condition and results of operations (See page 23).

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Risks Associated With Doing Business in China

●	Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business (See page 24).

●	Our Hong Kong subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data security and antimonopoly, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations (See page 24).

●	The PRC government may intervene in, or influence, the conduct of our business to ensure our compliance with PRC laws and regulations, which could result in a material change in our operations and/or the value of our Common Stock (See page 25).

●	The approval and/or other requirements of the CSRC or other mainland China governmental authorities may be required in connection with our issuance of securities overseas under mainland China rules, regulations or policies, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such other requirements (See page 25).

●	A slowdown or other adverse developments in the PRC economy may harm our customers and the demand for our services and our products (See page 26).

●	If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease (See page 26).

●	Future inflation in China may inhibit the profitability of our business in China (See page 26).

●	The fluctuation of the Renminbi may have a material adverse effect on your investment (See page 26).

●	Restrictions on currency exchange may limit our ability to receive and use our revenue effectively (See page 27).

●	Our subsidiaries in China are subject to restrictions on making dividends and other payments to us (See page 27).

●	Uncertainties with respect to the PRC legal system could have a material adverse effect on us (See page 27).

●	The PRC’s legal and judicial system under special circumstances may not adequately protect our business and operations and the rights of foreign investors (See page 28).

●	Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China (See page 28).

●	PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to the PRC Subsidiaries and affiliated entities, which could harm our liquidity and our ability to fund and expand our business (See page 28).

●	We must remit offering proceeds to China in a future securities issuance before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can complete all necessary governmental registration processes in a timely manner (See page 29).

●	A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law (See page 29).

●	We may be subject to fine due to our insufficient payment of the social insurance and housing fund of the employees (See page 30).

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●	You may face difficulties in protecting your interests and exercising your rights as a stockholder of ours since we conduct part of our operations in China and part of our officers and directors reside in China (See page 30).

●	You may experience difficulties in protecting your rights through the United States courts (See page 31).

●	Increases in labor costs in the PRC may adversely affect our business and our profitability (See page 31).

●	If the PCAOB is unable to inspect or fully investigate our auditors, our Common Stock may be delisted under the Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act (See page 31).

●	In light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business and our securities (See page 31).

●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business (See page 32).

●	Failure to comply with the Foreign Corrupt Practices Act could adversely affect our business (See page 34).

Risks Related to Ownership of our Common Stock and this Offering

●	We could be required to register as an investment company under the Investment Company Act of 1940, and changes in the regulation or classification of Bitcoin could subject us to additional regulatory requirements; any of the foregoing could materially and adversely affect our business. (See page 34)

●	The market price of our stock may be volatile, and you could lose all or part of your investment. (See page 35)

●	Despite our listing on the Nasdaq Capital Market, there can be no assurance that an active trading market for our Common Stock will be sustained. (See page 35)

●	Our common stock has been delisted from The Nasdaq Capital Market and now trades on the OTC Markets Group, and Nasdaq could delist our securities again in the future if we fail to comply with listing standards should we seek to relist. (See page 38)

●	We have broad discretion in the use of the net proceeds from our recent offering and may not use them effectively, which could affect our results of operations and cause our stock price to decline. (See page 39)

●	We incur significant costs as a result of operating as a public company, and our management must devote substantial time to compliance initiatives as a result of the listing of our Common Stock on the Nasdaq Capital Market. (See page 40)

●	We expect to incur significant costs and devote substantial management time to maintaining our disclosure controls and procedures and internal control over financial reporting, and regardless we may be unable to prevent or detect all errors or acts of fraud or to accurately and timely report our financial results or file our periodic reports in a timely manner (See page 40).

●	If we are unable to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results, timely file our periodic reports, maintain our reporting status or prevent fraud (See page 41).

●	Anti-takeover provisions in our third amended and restated bylaws and Nevada law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our securities (See page 41).

●	If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our Common Stock, the price of our Common Stock could decline (See page 42).

●	We may be subject to securities litigation, which is expensive and could divert management attention (See page 42).

●	We have never paid dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future. Consequently, any profits from an investment in our Common Stock will depend on whether the price of our Common Stock increases (See page 42).

●	Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us (See page 42).

In addition to the other information set forth in this prospectus and other filings we have made and make in the future with the SEC, you should carefully consider the following risk factors and uncertainties, which could materially affect our business, financial condition or results of operations in future periods. Additional risks are not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.

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THE OFFERING

Units offered, each consisting of one share of Common Stock and Warrant to purchase one share of Common Stock	Up to 900,000,000 units (the “Units”), each consisting of one share of Common Stock and one warrant to purchase one share of Common Stock (the “Warrants”), in a direct offering by us to the Purchasers. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities to be Registered” in this prospectus.

Price per Unit	The purchase price per Unit is $0.015, as set forth in the Securities Purchase Agreement.

Shares of Common Stock outstanding prior to completion of this offering	89,971,443 shares of Common Stock

Shares of Common Stock outstanding immediately after this offering	Up to 989,971,443 shares of Common Stock(1)

Summary of the Primary Offering	The Securities Purchase Agreement provides for the issuance of up to 43,333,333,333 Units at a purchase price of $0.015 per Unit, for aggregate gross proceeds of up to $650,000,000 (assuming a Bitcoin price of $65,000 per Bitcoin across all closings).This prospectus relates to the initial closing (the “Initial Closing”) of up to 900,000,000 Units, for aggregate consideration of approximately $13,500,000, which, based on an assumed Bitcoin price of $65,000 per Bitcoin, represents approximately 207.69 Bitcoin. The Initial Closing is expected to be consummated using shares of Common Stock available under the Company’s current authorized share capital of 2,000,000,000 shares of Common Stock. The Securities Purchase Agreement pursuant to which the Units will be sold is expected to be executed upon the effectiveness of this registration statement. We currently expect to complete the Initial Closing promptly following the effectiveness of the registration statement of which this prospectus forms a part and the execution of the Securities Purchase Agreement with participating investors. One or more subsequent closings (each, a “Subsequent Closing”) for additional Units may occur following receipt of stockholder approval to increase the Company’s authorized shares of Common Stock. The aggregate consideration for all closings under the Securities Purchase Agreement will not exceed $650,000,000.

Warrants and Warrant Shares	The Warrants will be exercisable at a price of $0.015 per share payable in U.S. dollars or Bitcoin, which is valued at $65,000 per Bitcoin, for a period of two years from the date of issuance. from the date of the issuance, on the terms and subject to the conditions set forth in the Warrants. Each Purchaser will receive a Warrant to purchase a number of shares of Common Stock equal to 100% of the number of Primary Shares purchased by such Purchaser pursuant to the Securities Purchase Agreement. This prospectus also relates to the offering of the Warrant Shares.

Use of proceeds

We expect that the Purchasers will pay the purchase price for the Units in Bitcoin in accordance with the Securities Purchase Agreement. We intend to hold the Bitcoin received in this offering as part of our treasury strategy and may retain such Bitcoin for the long term. However, we may, from time to time, convert all or a portion of such Bitcoin into U.S. dollars (or other fiat currency) to fund working capital, operating expenses, taxes, and other general corporate purposes, or otherwise as we deem necessary based on market conditions, our liquidity needs, and applicable legal and regulatory requirements. See also “Use of Proceeds.”

We currently expect to receive 10,000 Bitcoin in this offering as consideration for the Units offered hereby; however, the actual amount of Bitcoin we receive will depend on the final purchase price, the number of Units sold, and whether any Purchasers elect to pay in U.S. dollars instead of Bitcoin, as permitted under the Securities Purchase Agreement.

Risk factors	The Common Stock offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 13 for a discussion of factors to consider before deciding to invest in our Common Stock.

(1)	Based on 89,971,443 shares of Common Stock issued and outstanding as of April 27, 2026, excluding (i) 16,000,000 shares of Common Stock issuable upon conversion of outstanding convertible notes and 16,000,000 shares of Common Stock issuable upon exercise of outstanding warrants, as described in the Resale Prospectus, (ii) 6,979 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants, and (iii) 38,000,000 shares of Common Stock reserved for issuance under the Company’s 2026 Equity Incentive Plan, none of which are included in the shares outstanding as presented.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties, and other factors described in our most recent Annual Report on Form 10-K (File No. 001-39338), filed with the SEC on February 13, 2026, and other documents incorporated by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before investing in any of our securities. Our financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties we face. For more information about our SEC filings, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Risks Related to Our Financial Condition and Capital Requirements

We have a history of net losses. We expect to continue to incur net losses in the future.

We have incurred net losses since our inception, including net losses of $4.89 million and $8.97 million for the fiscal years ended September 30, 2025, and 2024, respectively. As of March 31, 2026, our accumulated deficit was approximately $122.10 million. We expect to incur significant sales and marketing expenses, as well as costs associated with operating as a public company, prior to recording sufficient revenue from our operations to offset these expenses.

These losses have had, and will continue to have, an adverse effect on our working capital, total assets, and stockholders’ equity. Our ability to become and remain profitable depends on our ability to generate significantly higher revenues from the sale of our products, which, in turn, depends on a number of factors, including, but not limited to, the successful sale, manufacture, marketing, and distribution of our products and services.

Because of the risks and uncertainties associated with our commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then sustain profitability would have a material adverse effect on our business and financial condition.

Our independent auditor’s report for the fiscal year ended September 30, 2025 includes an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, and absent additional financing we may be unable to remain a going concern.

Considering our current cash resources and our current and expected levels of operating expenses for the next twelve months, we expect to need additional capital to fund our planned operations for at least the next twelve months. This evaluation is based on relevant conditions and events that are currently known or reasonably foreseeable. A reduction in consumer demand for, or revenues from the sale of, our products could further constrain our cash resources.

We intend to seek to raise additional capital through public or private equity offerings. However, we may not be able to raise such additional capital on favorable terms or at all. If we are unsuccessful in efforts to raise additional capital, based on our current levels of operating expenses, our current capital is not expected to be sufficient to fund our operations for the next twelve months. These conditions raise substantial doubt about our ability to continue as a going concern.

We may also consider raising additional capital in the future to expand our business, to pursue strategic investments or acquisitions, to take advantage of financing opportunities or for other reasons, including to:

●	fund development of our products;
●	acquire, license, or invest in technologies or intellectual property relating to our existing products;
●	acquire or invest in complementary businesses or assets; and
●	finance capital expenditures and general and administrative expenses.

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Our present and future funding requirements will depend on many factors, including:

●	success of our current marketing efforts;
●	our revenue growth rate and ability to generate cash flows from sales of our products;
●	effects of competing technological and market developments; and
●	changes in regulatory oversight applicable to our products.

The various alternatives for raising additional capital include short-term or long-term debt financings, equity offerings, collaborations or licensing arrangements and each one carries potential risks. If we raise funds by issuing equity securities, our stockholders will be further diluted. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of our Common Stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations or our ability to issue additional equity securities or issue additional indebtedness.

We may also be required under additional debt financing to grant security interests on our assets, including our intellectual property. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our intellectual property, or grant licenses on terms that are not favorable to us which could lower the economic value of those items to us.

The credit markets and the financial services industry have in the past experienced turmoil and upheaval characterized by the bankruptcy, failure, collapse, or sale of various financial institutions and intervention from the U.S. federal government. Furthermore, the capital markets and the financial services industry are currently and expected to continue to be unpredictable and volatile. These events typically make equity and debt financing more difficult to obtain. Accordingly, additional equity or debt financing might not be available on reasonable terms, if at all. If we cannot secure additional funding when needed, including due to changes in our business plan, a lower demand for our products or other risks described in this prospectus, we may have to delay, reduce the scope of or eliminate one or more sales and marketing initiatives and development programs, which would have a materially adverse effect on our business.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

The Tax Cuts and Jobs Act (the “TCJA”), enacted in 2017, limited the use of net operating loss carryforwards arising in periods beginning after 2017 to eighty-percent of taxable income in the period to which the losses are carried. The TCJA also extended the expiration period for net operating losses arising in periods after 2017 from 20 years to an unlimited period.

However, the taxable income limitation on the use of net operating loss carryforwards was eliminated by the Coronavirus Aid, Relief and Economic Security Act (the “CARES” Act) for tax years beginning before January 1, 2021. We may not be able to utilize our existing net operating losses or any portion thereof in the current tax year or any available carryforward period.

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In addition, Section 382 may limit the utilization of net operating loss carryforwards. In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to use its pre-change net operating loss carryforwards, or NOLs, and certain other tax attributes to offset future taxable income or reduce taxes. Our past issuance of stock and other changes in our stock ownership may have resulted in one or more ownership changes within the meaning of Section 382 of the Code; accordingly, our pre-change NOLs may be subject to limitations under Section 382. State NOL carryforwards may be similarly limited. Furthermore, transactions in our stock that have occurred in the past and could occur in the future may trigger another ownership change pursuant to Section 382. Because of the cost and complexity involved in the analysis of a Section 382 ownership change and the fact that we do not have any taxable income to offset, we have not undertaken a study to assess whether an “ownership change” has occurred or whether there have been multiple ownership changes since we became a “loss corporation” as defined in Section 382. Future changes in our stock ownership could result in ownership changes under Section 382 of the Code further limiting our ability to utilize our NOLs. Finally, our ability to use NOLs of companies that we may acquire in the future may be subject to limitations. For these reasons, even if we attain profitability, we may not be able to use a material portion of our NOLs, and this could reduce our earnings and potentially affect the valuation of our stock.

Risks Related to Our Business

Product safety and quality concerns could negatively affect our business.

Our success depends in part on our ability to maintain consumer confidence in the safety and quality of our products. While we are committed to the safety and quality of our products, we may not achieve our product safety and quality standards due to unforeseeable reasons. Product safety, quality issues, or mislabeling, actual or perceived, or allegations of product contamination or quality or safety issues, even when false or unfounded, could subject us to product liability and consumer claims, negative publicity, a loss of consumer confidence and trust, may require us from time to time to conduct costly recalls from some or all of the channels in which the affected product was distributed, could damage the goodwill associated with our brands, and may cause consumers to choose other products. Such issues could result in the destruction of product inventories and lost sales due to the unavailability of product for a period of time, which could cause our business to suffer and affect our results of operations.

Our business is highly concentrated in our Homology of Medicine and Food Series and Computing Power Product Series, and our reliance on a limited number of suppliers and customers exposes us to significant risks.

Our business is currently highly concentrated in our Computing Power Product Series and the Homology of Medicine and Food Series products, which represent a substantial portion of our revenue (98.59% for the fiscal year ended September 30, 2025). As a result, our operating results are highly dependent on the market acceptance, continued demand, and successful commercialization of these products. Any adverse developments affecting, including changes in consumer preferences, increased competition, regulatory developments, supply disruptions, or reputational issues, could have a disproportionate impact on our business, financial condition, and results of operations. Our limited product diversification increases our exposure to risks specific to the Maca Series products market and may limit our ability to offset declines in demand with other product offerings.

Also, we rely on a limited number of significant suppliers for the production and supply of our these products. For the fiscal year ended September 30, 2025, two suppliers collectively contributed 96.76% of our total purchases. Disruptions in our relationships with these suppliers, whether due to capacity constraints, quality issues, pricing changes, regulatory matters, or other operational challenges, could materially and adversely affect our ability to source products on a timely and cost-effective basis. We may not be able to promptly identify or qualify alternative suppliers on commercially reasonable terms, or at all, which could result in supply shortages, increased costs, delays in product availability, or reduced margins.

Our customer base is also highly concentrated. For the fiscal year ended September 30, 2025, our two largest customers collectively accounted for approximately 96% of our total revenue, with one customer contributing approximately 60% and another contributing approximately 36% of our total revenue. The loss of, or a material reduction in orders from, either of these customers could have a material adverse effect on our revenue, cash flows, and operating results. In addition, these significant customers may have substantial bargaining power with respect to pricing, payment terms, and other commercial terms, which could adversely affect our margins and liquidity. None of our two largest customers or two principal suppliers is a related party.

If we are unable to diversify our product offerings, supplier base, or customer base over time, or if demand for our Maca Series products declines, our business, financial condition, and results of operations could be materially and adversely affected.

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Continued innovation and the successful development and timely launch of new products are critical to our financial results and the achievement of our growth strategy.

Our primary focus is on developing Maca-based products for the Asian market, targeting consumers for use at home, in the office, and in other everyday settings. Our future success depends, largely, on our ability to implement these and our other growth strategies effectively. However, the achievement of our growth strategy is dependent, among other things, on our ability to extend the product offerings of our existing brands and introduce innovative new. Although we devote significant focus to the development of new products, including Maca Peptide Coffee, Maca-Noni, Maca Wine, Maca Purified Powder, we may not be successful in developing innovative new products or our new products may not be commercially successful. Additionally, our new product introductions are often time sensitive, and thus failure to deliver innovations on schedule could be detrimental to our ability to successfully launch such new products and retain partners, in addition to potentially harming our reputation and customer loyalty. If we fail to implement our growth strategies or if we invest resources in growth strategies that ultimately prove unsuccessful, our sales and profitability may be negatively affected, which would materially and adversely affect our business, financial condition and results of operations. Our financial results and our ability to maintain or improve our competitive position will depend on our ability to effectively gauge the direction of our key marketplaces and successfully identify, develop, manufacture, market and sell new or improved products in these changing marketplaces.

Our future financial results are difficult to predict, and the early stage of commercialization of our current product lines may cause our operating results to fluctuate and may adversely affect the price of our securities.

Our future financial results are difficult to predict. We are at an early stage of commercialization of our current product lines in Asia, including our Maca Series and the Homology of Medicine and Food Series. We began expanding our sales and distribution activities for Maca products in Asia toward the end of 2024 and we expanded our product offerings in Asia to include the Homology of Medicine and Food Series in the fourth quarter of the fiscal year ended September 30, 2025, and this product line remains at an early stage of market rollout. Because these product lines have a limited operating history under our current business model, our historical results may not be indicative of future performance, and we may not be able to accurately forecast demand, net revenues, costs, margins, or cash flows.

As we and our industry evolve, we expect to face new challenges with respect to the introduction of new products and the changing competitive landscape within the Maca products industry. These challenges can occur at various stages, including product positioning, supply chain, channel development, and sales cycles. Our ability to successfully commercialize these product lines depends on a number of factors, many of which are outside of our control, including consumer acceptance of our products, the effectiveness of our marketing and brand-building strategies, our ability to expand and maintain distribution channels and retail relationships in Asia, our ability to maintain product quality and ensure consistent supply from key suppliers, and compliance with applicable food safety, labeling, advertising, and other regulatory requirements in the jurisdictions in which we operate. In addition, we currently distribute our products primarily through wholesale channels, and our plans to expand retail operations and online sales channels may require additional resources and operational capabilities. There can be no assurance that these efforts will be successful or timely.

Any public forecasts regarding the expected performance of our business and future operating results are forward-looking statements subject to risks and uncertainties, and necessarily reflect assumptions and judgments that may prove incorrect. As a result, there can be no assurance that our performance will be consistent with any public forecasts or that any variation from such forecasts will not be material and adverse. Failure to meet expectations, particularly with respect to operating margins, earnings per share, operating cash flows, and net revenue, may result in a decline and/or increased volatility in the trading price of our Common Stock. In addition, broad price and volume fluctuations in the stock market as a whole, as well as general economic, business, and political conditions, may adversely affect the trading price of our Common Stock in ways that may be unrelated to our financial performance.

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Our international operations subject us to complex legal and regulatory requirements, including requirements relating to product labeling and marketing claims, and non-compliance could adversely affect our business.

We have a manufacturing and sales office in Hong Kong. We operate globally and are attempting to develop products in multiple countries. Consequently, we face complex legal and regulatory requirements in multiple jurisdictions, including laws and regulations relating to food safety, product labeling, advertising, and marketing practices. Our products are marketed as health and wellness products, and our branding and promotional activities may reference functional attributes or traditional wellness concepts. Regulators may scrutinize our product labels, packaging, online content, influencer campaigns, and other marketing materials, including whether any statements or implications could be viewed as improper, misleading, unsubstantiated, or as making unauthorized health or disease-related claims.

International operations are subject to a variety of risks, including:

●	foreign currency exchange rate fluctuations;
●	greater difficulty in overseeing foreign operations;
●	logistical and communications challenges;
●	potential adverse changes in laws and regulatory practices, including export license requirements, trade barriers, tariffs and tax laws;
●	burdens and costs of compliance with a variety of foreign laws;
●	political and economic instability;
●	foreign tax laws and potential increased costs associated with overlapping tax structures;
●	greater difficulty in protecting intellectual property;
●	the risk of third-party disputes over ownership of intellectual property and infringement of third-party intellectual property by our products; and
●	general social, economic and political conditions in these foreign markets.

Compliance requirements applicable to product labeling and marketing can be complex, subject to change, and interpreted differently by regulatory authorities. If we fail to comply with applicable requirements, or if any of our labels or marketing materials are alleged or determined to be non-compliant, we could be subject to warning letters, fines, penalties, product seizures, mandatory label changes, recalls, restrictions on sales or advertising, suspension or revocation of permits or licenses, increased compliance costs, and civil or criminal liability. In addition, even allegations of non-compliance could harm our reputation, reduce consumer confidence, disrupt our distribution relationships, and adversely affect demand for our products. Moreover, we rely in part on third parties, such as distributors, marketing service providers, and influencers, to promote our products, and we may have limited ability to control all statements made by these parties. If we are required to modify our labeling or marketing practices, delay product promotions, or incur additional compliance-related costs, our business, financial condition, and results of operations could be materially and adversely affected.

Increased competition, including as a result of industry consolidation, could hurt our businesses.

The Maca products industry is intensely competitive and we compete with respect to product, quality, convenience, technology, innovation, and price. We face significant competition in each of our channels and marketplaces. We compete with major international Maca products companies that operate in multiple geographic areas, many of which have greater financial and other resources than we do, as well as numerous companies that are primarily local in operation. Our Maca Series products also compete against local or regional brands as well as against private label brands developed by retailers. Our ability to gain or maintain share of sales in the global marketplace or in various local marketplaces or maintain or enhance our relationships with our partners and customers may be limited as a result of actions by competitors, including as a result of increased consolidation in the Maca products industry.

Changes in the Maca products environment and retail landscape could impact our financial results.

The Maca products environment is rapidly evolving as a result of, among other things, changes in consumer preferences; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the Maca products retail landscape is dynamic and constantly evolving, not only in emerging and developing marketplaces, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed marketplaces, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

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Our business, growth, and profitability depend on the performance of third-parties and our relationship with them.

In connection with the distribution of Maca products, we rely on third-party suppliers and manufacturing partners to provide high quality Maca products. We also rely on our manufacturing partners to provide us with additional manufacturing and facilitate distribution efforts throughout China. Our reliance on third-party suppliers and manufacturing partners subjects us to additional risks, including the possible termination of the arrangement by a third-party supplier or manufacturing partner at a time that is costly or inconvenient for us. Our third-party suppliers and manufacturing partners are independent entities subject to their own unique operational and financial risks that are out of our control. If any of these third-party suppliers or manufacturing partners fail to perform as required, this could cause delays in our receipt of the Maca products or otherwise adversely affect our business.

In addition, a significant portion of our distribution network, and correspondingly our success in distributing our Maca products, depends on the performance of third parties. Any non-performance or deficient performance by such parties may undermine our operations and profitability. For distribution of our Maca products, we typically rely on third-party distribution networks, including freight companies and common carriers. The success of these distribution networks depends on the performance of brokers, distributors, common carriers and retailers, as well as our third-party manufacturing partners as they relate to the distribution of certain of our products. There is a risk that a broker, distributor, common carrier or retailer may refuse to or cease to market or carry our products, or that any such entity or our third-party manufacturing partner may not adequately perform its functions within the network by, without limitation, failing to distribute our products.

Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We must also maintain good commercial relationships with third-party brokers, distributors and retailers so that they will promote and carry our product. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations and profitability.

Interruption or increased costs of our supply chain and sales network, including a disruption in operations at any of our facilities or our manufacturer partners’ facilities, could affect our ability to manufacture or distribute products and could adversely affect our business and sales.

A disruption in operations at any of our facilities or any other disruption in our supply chain or increase in prices relating to service by our retailers, distributors, common carriers that ship goods within our distribution channels, or otherwise, whether as a result of shipping costs and delays, trade restrictions, casualty, natural disaster, weather, power loss, telecommunications failure, terrorism, labor shortages, contractual disputes, interruptions in port operations or highway arteries, pandemic, strikes, work stoppages, the financial or operational instability of key suppliers, distributors and transportation providers, or other causes, could significantly impair our ability to operate our business, adversely affect our relationship with our customers, and impact our financial condition or results of operations.

The loss of any member of our senior management team or our inability to attract and retain highly skilled personnel could have a material adverse effect on our business.

Our success depends on the skills, experience and performance of key members of our senior management team. The individual and collective efforts of our senior management team will be important as we continue to expand our commercial activities and develop additional products. The loss or incapacity of existing members of our senior management team could have a material adverse effect on our business and financial condition if we experience difficulties in hiring qualified successors. Our employment agreements with our executive officers are “at will,” and the retention of our executive officers for any period of time cannot be guaranteed. We do not maintain “key person” insurance on any of our employees.

Due to the specialized nature of the business and our small size, we are highly dependent upon our ability to attract and retain qualified sales and marketing, technical and managerial personnel. The loss of the services of existing personnel, as well as the failure to recruit key sales, marketing, technical and managerial personnel in a timely manner would be detrimental to our development and could have a material adverse effect on our business and financial condition. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as sales and marketing, may require the addition of new management personnel, both domestic and international. All of our employees may terminate their employment at any time with short or no advance notice. We may have difficulties locating, recruiting or retaining qualified sales personnel. Recruiting and retention difficulties will limit our ability to support our development and sales programs and to build a commercially viable business.

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The competition for talent is currently extremely high. In this competitive environment, our business could be adversely impacted by increases in labor costs, including wages and benefits, including those increases triggered by regulatory actions regarding wages, scheduling and benefits; increased health care and workers’ compensation insurance costs; increased wages and costs of other benefits necessary to attract and retain high-quality employees with the right skill sets; and increased wages, benefits, and other costs. In addition, our wages and benefits programs, combined with the periodic challenges in the labor market, may be insufficient to attract and retain talent.

Because our management structure is not centralized, the management of our business operations may be more expensive and more difficult.

As part of our strategy to attract the most qualified individuals, we do not require the members of our management team to relocate to a particular geographic area. Accordingly, the members of our management team are geographically dispersed. This decentralized structure might cause additional expenses in the conduct of our business, and may also delay communication between members of our management team, lower the quality of our management decisions, or decrease our ability to take action quickly.

We expect to continue to experience inflationary pressure on our cost structure, and price increases may not be sufficient to offset cost increases or may result in sales volume declines.

We expect to experience inflationary pressure on our cost structure for the foreseeable future. We may be able to pass some or all of our raw materials, energy and other input cost increases to customers by increasing the selling prices of our products or decreasing the size of our products; however, higher product prices or decreased product sizes may also result in a reduction in sales volume and/or consumption. If we are not able to mitigate these inflationary pressures, such as by increasing our selling prices or reducing product sizes sufficiently to offset increased raw material, energy or other input costs, including but not limited to packaging, direct labor, overhead and employee benefits, or if our sales volume decreases significantly, there could be a negative impact on our results of operations and financial condition.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

Any future growth could impose significant added responsibilities on members of our existing management and create strain on our organizational, administrative, and operational infrastructure, including sales and marketing, quality control, and customer service. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures, which in the past have been determined to be inadequate. Our status as an exchange-listed public company will require us to increase our investment in financial accounting and reporting. If our current infrastructure is unable to handle our growth, we may need to expand our infrastructure to identify and recruit new staff and to implement new reporting systems. The time and resources required to implement such expansion and systems could adversely affect our operations. Our future financial performance and our ability to expand and market our products and to compete effectively will depend, in part, on our ability to manage this potential future growth effectively, without compromising quality.

Any failure by us to accurately forecast customer demand for our products, or to quickly adjust to forecast changes, could adversely affect our business and financial results.

There is inherent risk in forecasting demand due to the uncertainties involved in assessing the current level of maturity of our business offerings as well as the current and future needs of our customers. We set the production and procurement targets for the products before receiving the customer orders. These targets will be based on our predictions of customer needs as well as the predictions of our business partners. If our forecasts exceed demand, we could experience excess inventory in the short-term, excess manufacturing capacity in the short and long-term, and/or price decreases, all of which could impact our financial performance. Alternatively, if the demand is beyond our current production and procurement capabilities, we may not be able to satisfy customer demand, which could result in a loss of share if our competitors are able to meet customer demands. A failure to accurately predict the level of demand for our products could adversely affect our net revenues and net income.

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We may not be able to adequately protect our intellectual property rights, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our intellectual property rights. We rely primarily on trademark, trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights over our products, procedures and services. Other persons could copy or otherwise obtain and use our intellectual property without authorization or create intellectual property similar to ours independently. We may also pursue the registration of our domain names, trademarks and service marks in other jurisdictions, including the United States. However, we cannot assure you that we will be able to protect our proprietary rights. Further, our competitors may be able to independently develop similar intellectual property, duplicate our products and services or design around any intellectual property rights we hold. Further, our intellectual property rights may be subject to termination or expiration. The loss of intellectual property protections or the inability to timely regain intellectual property protections could harm our business and ability to compete.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time subject to legal proceedings and claims relating to the intellectual property rights of others.

There may be third-party intellectual property that is infringed by our products, services or other aspects of our business. There could also be existing patents or other intellectual property rights of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of the relevant intellectual property rights purportedly relating to some aspect of our technology platform or business, if any such holders exist, would not seek to enforce such intellectual property rights against us in the United States or any other jurisdiction. We also cannot be certain that our efforts will be effective in completely preventing the infringement of trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question.

Failure to comply with applicable transfer pricing and similar regulations could harm our business and financial results.

In many countries, including the United States, we are subject to transfer pricing and other tax regulations designed to ensure that appropriate levels of income are reported as earned and are taxed accordingly. Although we believe that we are in substantial compliance with all applicable regulations and restrictions, we are subject to the risk that governmental authorities could audit our transfer pricing and related practices and assert that additional taxes are owed. In the event that the audits or assessments are concluded adversely to us, we may or may not be able to offset or mitigate the consolidated effect of foreign income tax assessments through the use of U.S. foreign tax credits. Because the laws and regulations governing U.S. foreign tax credits are complex and subject to periodic legislative amendment, we cannot be sure that we would in fact be able to take advantage of any foreign tax credits in the future.

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If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged.

Our business involves the collection, storage, and transmission of personal, financial, or other information that is entrusted to us by our customers and employees. Our information systems also contain the Company’s proprietary and other confidential information related to our businesses. Despite the implementation of network security measures, our systems and those of third parties on which we rely may also be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components; power outages; telecommunications or system failures; server or cloud provider breaches; computer viruses; physical or electronic break-ins; cyber-attacks; catastrophic events; or breaches due to employee error or malfeasance or other attempts to harm our systems. Cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to information technology networks and systems to more sophisticated and targeted measures, known as advanced persistent threats, directed at the Company, its products, its customers and/or its third-party service providers. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures in time. We could also experience a loss of critical data and delays or interruptions in our ability to manage inventories or process transactions. Some of our commercial partners, such as those that help us deliver our website, may receive or store information provided by us or our users through our websites. If these third parties fail to adopt or adhere to adequate information security practices, or fail to comply with our online policies, or in the event of a breach of their networks, our users’ data may be improperly accessed, used or disclosed.

If our systems are harmed or fail to function properly, we may need to expend significant financial resources to repair or replace systems or to otherwise protect against security breaches or to address problems caused by breaches. If we experience a significant security breach or fail to detect and appropriately respond to a significant security breach, we could be exposed to costly legal or regulatory actions against us in connection with such incidents, which could result in orders or consent decrees forcing us to modify our business practices. Any incidents involving unauthorized access to or improper use of user information, or incidents that are a violation of our online privacy policy, could harm our brand reputation and diminish our competitive position. Any of these events could have a material and adverse effect on our business, reputation or financial results. Our insurance policies carry coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

Employment litigation and unfavorable publicity could negatively affect our future business.

Employees may, from time to time, bring lawsuits against us regarding injury, creation of a hostile workplace, discrimination, wage and hour, sexual harassment and other employment issues. In recent years there has been an increase in the number of discrimination and harassment claims generally. Coupled with the expansion of social media platforms and similar devices that allow individuals access to a broad audience, these claims have had a significant negative impact on some businesses. Companies that have faced employment or harassment related lawsuits have had to terminate management or other key personnel and have suffered reputational harm that has negatively impacted their sales. If we were to face any employment related claims, our business could be negatively affected.

Currently pending, threatened or future litigation or governmental or regulatory proceedings or inquiries could result in material adverse consequences, including judgments or settlements.

We are, or may from time to time become, involved in lawsuits and other legal, governmental or regulatory proceedings or inquiries. See “Item 3. Legal Proceedings” included in our Annual Report on Form 10-K, filed with the SEC on February 13, 2026, for information regarding currently pending litigation that could have a material impact on the Company. Many of these matters raise complicated factual and legal issues and are subject to uncertainties and complexities, all of which make the matters costly to address. The timing of the final resolutions to any such lawsuits, inquiries, and other legal proceedings is uncertain.

Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our consolidated financial condition, results of operations and cash flows. Any judgment against us, the entry into any settlement agreement, or the imposition of any fine could have a material adverse effect on our consolidated financial condition, results of operations and cash flows.

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Future acquisitions of and investments in new businesses could impact our business and financial condition.

From time to time, we may acquire or invest in businesses or partnerships that we believe could complement our business. The pursuit of such acquisitions or investments may divert the attention of management and cause us to incur various expenses, regardless of whether the acquisition or investment is ultimately completed. In addition, acquisitions and investments may not perform as expected and we may be unable to realize the expected benefits, synergies, or developments that we may initially anticipate. Further, if we are able to successfully identify and acquire additional businesses, we may not be able to successfully integrate the acquired personnel or operations, or effectively manage the combined business following the acquisition, any of which could harm our business and financial condition.

In addition, to the extent we finance any acquisition or investment in cash, it would reduce our cash reserves, and to the extent the purchase price is paid with shares of our Common Stock, it could be dilutive to our current stockholders.

Ongoing geopolitical tensions around the world may have a material adverse effect on our business, financial condition, and results of operations.

We may face risks associated with heightened tensions in geopolitical and economic relations. Rivalries and sanctions between major powers, including the United States and China, and unrest, terrorist threats, wars and other conflicts involving Ukraine, the Middle East and elsewhere have created increased global uncertainty. Such geopolitical tensions, along with trade disputes and regional conflicts, may result in economic instability, market volatility, and regulatory changes, which could impact our supply chain, operations, and consumer demand. Recently, the United States has proposed to impose multiple rounds of tariffs on a wide range of goods imported from multiple countries, including China, and China has responded with retaliatory tariffs. Since February 2025, the U.S. administration has proposed to increase the total tariff level for imported Chinese goods to 125%, and additional tariff increases could be imposed as the trade tension between the two countries continues to heighten. On April 9, 2025, China responded by hiking its levies on U.S. imports to 84% from 34%. On April 10, 2025, the U.S. imposed a 34% “reciprocal tariff” on top of existing levies, effectively raising the minimum tariff on Chinese goods to 54%. On April 11, 2025, the U.S. announced that consumer electronics would be exempt from tariffs imposed on most countries, but a 20% tariff would remain in place for electronics imported from China. Later that same day, in a further retaliatory move, China increased tariffs on U.S. imports to 125%.

Historically, tariffs have led to increased trade and political tensions, between the U.S. and China, as well as between the U.S. and other countries. Political tensions as a result of trade policies could reduce trade volume, cross-border investment, technological exchange, and other economic activities between major economies, resulting in a material adverse effect on global economic conditions and the stability of global financial and stock markets. Moreover, the heightened geopolitical uncertainty and potential for further escalation may discourage investments in securities issued by China-based companies (including us) and affect the global macroeconomic environment. For example, it has been reported that the U.S. administration may consider imposing further restrictions or prohibitions on trading of Chinese securities. Such geopolitical developments could materially and adversely affect our overall financial performance and prices of our Common Stock.

We may be exposed to risks related to digital assets and artificial intelligence

For the fiscal year ended September 30, 2025, we introduced two new revenue streams, Computing Power Product Series and the Homology of Medicine and Food Series. See “Business.” In addition, we hold digital assets, such as Bitcoin, from time to time in connection with various financing activities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As a result, we may be subject to risks related to artificial intelligence and digital assets, including risks arising from potential reliance on large-scale computing models and third-party cloud infrastructure, evolving data privacy, cybersecurity and other regulatory requirements, and the volatility, custody, valuation, liquidity, accounting and regulatory uncertainty associated with digital assets. These areas are still in the early stages of development, and it is not yet clear how they may affect us. If they develop in ways that are unfavorable to us, our business, financial condition, and results of operations could be materially and adversely affected.

If future prices of Bitcoin are not sufficiently high, our business, results of operations, and financial condition could be materially and adversely affected, which may have a negative impact on the trading price of our securities.

Our business, financial condition, and results of operations depend in part on Bitcoin prices because we hold Bitcoin as part of our assets. Bitcoin has historically experienced extreme price volatility. For example, during the twelve-month period ended September 30, 2025, the market price of one Bitcoin, as reported by Coinbase, ranged from a low of approximately $59,000 to a high of approximately $126,210, and on multiple occasions during that period the price of Bitcoin experienced daily percentage changes in excess of 5%. These substantial price movements may continue, and the market price of Bitcoin may decrease materially at any time. Historical price performance is not indicative of future results. Because we hold and may in the future acquire additional Bitcoin as part of our financial management strategy, this volatility could materially reduce the value of our Bitcoin holdings and could adversely affect our financial condition and the trading price of our securities. If the value of Bitcoin declines, the value of our assets could decrease. In addition, price declines in other cryptocurrencies may dampen overall market sentiment, even if we do not hold such assets. If any of these events occur, our business, results of operations, and financial condition may be adversely affected, and the trading price of our securities could also decline. We may need to seek alternative sources of capital if this happens, which may not be available to us on acceptable terms, or at all. In addition, we do not currently maintain formal trading or monetization policies or implement hedging strategies with respect to our Bitcoin holdings. As a result, we may be more exposed to fluctuations in the market price of Bitcoin, which could adversely affect the value of our assets and our financial condition.

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Changes in blockchain validation protocols, network rules, or other fundamental changes to the Bitcoin ecosystem could reduce demand for Bitcoin and adversely affect the value of our Bitcoin holdings.

The blockchain industry continues to evolve, and the protocols, validation mechanisms, and software rules governing digital asset networks may change over time. Bitcoin currently relies on the “proof-of-work” consensus mechanism, which is integral to how transactions are validated and how the network is secured. Changes to Bitcoin’s validation protocol, core rules, transaction fee structure, or other technical features, whether through software updates, governance or community-driven decisions, forks, or other events, could negatively affect the usability, security, or perceived value of Bitcoin.

Although we do not engage in Bitcoin mining activities, we hold Bitcoin as part of our assets. Accordingly, any reduction in demand for Bitcoin or deterioration in market confidence arising from protocol changes, competing technologies, network disruptions, or other fundamental developments in the Bitcoin ecosystem could cause the market price of Bitcoin to decline. A decline in the value of our Bitcoin holdings could adversely affect our financial condition and results of operations and could negatively impact the trading price of our securities.

Regulatory authorities may in the future determine that Bitcoin is a “security,” which could materially reduce its liquidity and value and adversely affect our financial condition and results of operations.

Bitcoin has historically been treated by many market participants as a non-security crypto asset; however, U.S. federal and state regulators, self-regulatory organizations, and courts continue to evaluate and refine the legal and regulatory framework applicable to digital assets, and there can be no assurance that Bitcoin will not be reclassified or otherwise regulated as a “security” under the U.S. federal securities laws (or similar laws in other jurisdictions) in the future. If Bitcoin were to become subject to a securities regulatory regime, the market for Bitcoin could be materially disrupted, including through reduced availability of trading venues and liquidity providers, limitations on market-making activity, and changes to custody and settlement practices, any of which could reduce trading volumes, widen bid-ask spreads, impair price discovery, increase volatility, and negatively impact the value and liquidity of Bitcoin. In turn, because we hold Bitcoin as part of our assets, any sustained decline in Bitcoin’s market price or liquidity could reduce the value of our assets, constrain our ability to access Bitcoin markets on acceptable terms, and adversely affect our business, financial condition, and results of operations, and the trading price of our securities could also be negatively impacted.

Changes in U.S. regulatory interpretation relating to digital assets could reduce the value and liquidity of the Bitcoin we hold as part of our assets and could materially and adversely affect our financial condition and results of operations.

The digital asset industry in the U.S. remains subject to evolving regulatory interpretation and enforcement, and U.S. federal and state regulators and courts continue to assess how existing laws apply to various digital assets and related market activities. Future regulatory changes affecting Bitcoin markets could materially reduce the liquidity, market accessibility, and value of Bitcoin. Any such developments could impair our ability to hold, transfer, or dispose of Bitcoin on commercially reasonable terms, increase volatility and transaction costs, and reduce the value of our assets. As a result, our financial condition and results of operations could be materially adversely affected, and the trading price of our securities could also be negatively impacted.

Our Bitcoin is held in digital wallets that are subject to risks of loss, theft, and hacking, and we may not be able to recover our Bitcoin in the event of such incidents.

We hold Bitcoin in a digital wallet (Safe{Wallet}) provided by Safe Labs GmbH under a self-custody structure that relies on multi-signature technology and access to private cryptographic keys. While this structure is intended to enhance security, it is subject to a number of risks, including loss, theft, destruction, misappropriation, cyberattacks, phishing and social engineering schemes, technical malfunctions, and operational or human error. If the private keys required to authorize transactions from our wallets are lost, destroyed, corrupted, stolen, or otherwise compromised, we may be unable to access some or all of our Bitcoin holdings, and any such Bitcoin could be permanently unrecoverable. In addition, network-level vulnerabilities, software bugs, or other defects in the Safe{Wallet}, the Bitcoin protocol, or related infrastructure could result in the loss or theft of Bitcoin.

Our Bitcoin holdings are maintained in wallet addresses used solely for the Company and are not commingled with the digital assets of other users of Safe Labs GmbH. We maintain our Bitcoin through a self-managed wallet infrastructure that is accessible online and do not currently store our private keys in offline, or “cold,” storage environments. As a result, our Bitcoin holdings may be more exposed to cybersecurity risks than if we utilized cold storage solutions. Safe Labs GmbH does not maintain insurance specifically covering our Bitcoin held in the Safe{Wallet}, and we do not currently carry separate insurance that would protect against losses of our Bitcoin holdings. As a result, if any of the risks described above materialize, we may not be able to recover all or any portion of our Bitcoin, which could result in a total loss of our investment in Bitcoin, materially reduce the value of our assets, and adversely affect our business, financial condition, and results of operations.

Our Bitcoin custody and storage arrangements concentrate control in a limited number of authorized users, and any failure or misconduct could result in the loss or misappropriation of our digital assets.

Our Safe{Wallet} is administered by three authorized users, each of whom holds an independent private key. Transfers of Bitcoin from the wallet require the approval of all authorized users in accordance with the wallet’s multi-signature protocol. Although this multi-signature structure is intended to prevent any single individual from unilaterally transferring our Bitcoin, it concentrates control and operational responsibility in a small group. If any of these authorized users were to act fraudulently or in bad faith, fail to follow established procedures, or become subject to coercion or other undue influence, our Bitcoin could be transferred without proper corporate purpose or otherwise misappropriated.

In addition, our ability to access our Bitcoin depends on the continued availability and cooperation of the authorized users. If one or more authorized users were to become unavailable, uncooperative, incapacitated, or otherwise unable or unwilling to provide the required approvals, we could experience delays or be unable to access or transfer our Bitcoin when needed to meet liquidity requirements, respond to market conditions, or implement our business and treasury strategies. Any such loss of, or restriction on, access to our Bitcoin could have a material adverse effect on our financial condition and results of operations and could negatively affect the trading price of our securities.

Our Bitcoin holding strategy may not achieve its intended objectives and could adversely affect our liquidity, capital allocation, and ability to grow our core business.

We hold, and may in the future acquire additional, Bitcoin as part of our financial management strategy, under which Bitcoin is held as a long-term reserve asset rather than as a trading asset. This strategy is based on management’s expectations regarding the long-term value and adoption of Bitcoin and its potential role as a store of value. There can be no assurance that these expectations will prove correct. If Bitcoin fails to gain broader acceptance, experiences sustained declines in value, or is displaced by other digital assets or technologies, our Bitcoin holdings may not generate any return and could decline significantly in value.

In addition, holding a portion of our assets in Bitcoin may limit the capital available for our core operations and growth initiatives, including investments in our Maca product series, homology of medicine and food product series, computing power product series, and potential acquisitions. To the extent we receive Bitcoin rather than cash as consideration in this offering or in future financing transactions, our liquidity could be adversely affected if we are unable or unwilling to convert Bitcoin into cash on acceptable terms when needed. Any misalignment between our Bitcoin holding strategy and the capital needs of our operating business could adversely affect our ability to execute our business plan, meet our obligations as they come due, and achieve our growth objectives, which could negatively impact the trading price of our securities.

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Risks Associated With Doing Business in China

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

The PRC’s economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions within the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Implementation of the negative list system. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social environment.

Our Hong Kong subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data security and antimonopoly, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations.

Our Hong Kong subsidiaries are subject to laws and regulations in Hong Kong in respect of data privacy, data security, and data protection. The main legislation in Hong Kong concerning data security is the Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong), or the “PDPO,” which regulates the collection, use, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles contained therein. Pursuant to section 33 of the PDPO, the PDPO is applicable to the collection and processing of personal data if such activities take place in Hong Kong, or if the personal data is collected by a data user whose principal place of business is in Hong Kong. We believe that DZR Tech and Braincon HK have complied with the applicable laws and requirements in respect of data security in Hong Kong. Our directors believe that: (i) none of our directors, DZR Tech, or Braincon HK has been involved in any litigation or regulatory action relating to a breach of the PDPO; and (ii) there have been no non-compliance incidents relating to the PDPO since the date of incorporation of DZR Tech and Braincon HK. We believe that the incumbent data security statutory requirements under Hong Kong laws do not materially affect its business. However, the laws on cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us or our Hong Kong subsidiaries to consequences, including, but not limited to, government enforcement actions and investigations, fines, penalties, and suspension or disruption of operations.

The Competition Ordinance (Cap. 619 of the Laws of Hong Kong) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting, or distorting competition in Hong Kong. It provides for general prohibitions in three major areas of anti-competitive conduct described as the first conduct rule, the second conduct rule, and the merger rule. The first conduct rule prohibits business entities from making or giving effect to agreements or decisions or engaging in concerted practices that have as their object or effect the prevention, restriction, or distortion of competition in Hong Kong. The second conduct rule prohibits business entities that have a substantial degree of market power in a market from engaging in conduct that has as its object or effect the prevention, restriction, or distortion of competition in Hong Kong. The merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. The scope of application of the merger rule is limited to carrier licenses issued under the Telecommunications Ordinance (Cap. 106 of the Laws of Hong Kong). As of the date of this prospectus, we believe that we and our Hong Kong subsidiaries have complied with all three areas of anti-competition laws and requirements in Hong Kong. DZR Tech and Braincon HK have not engaged in any concerted practices that have an object or effect to prevent, restrict, or distort competition in Hong Kong. Additionally, neither we, DZR Tech, nor Braincon HK possesses a substantial degree of market power in the Hong Kong market that could trigger the second conduct rule. We believe the merger rule is not applicable to us, DZR Tech, or Braincon HK since neither we, DZR Tech, nor Braincon HK holds any carrier license issued under the Telecommunications Ordinance.

Accordingly, we believe neither the data security nor the antimonopoly laws and regulations in Hong Kong restrict our ability to accept foreign investment or impose limitations on our ability to list on any U.S. stock exchange under Hong Kong laws and regulations.

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The PRC government may intervene in, or influence, the conduct of our business to ensure our compliance with PRC laws and regulations, which could result in a material change in our operations and/or the value of our Common Stock

The Chinese government has significant oversight and discretion over the conduct of our business and may supervise our operations to ensure we comply with PRC laws and regulations, which could result in a material change in our operations and/or the value of shares of our Common Stock.

The Chinese government has recently published new policies that have significantly affected certain industries, such as the education and internet industries, and we cannot rule out the possibility that it will, in the future, issue regulations or policies regarding our industry that could adversely affect our business, financial condition, and results of operations. Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions on our operations. Certain areas of PRC law, including intellectual property rights and confidentiality protections, may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or their interpretation or enforcement. Uncertainties regarding our ability to comply with these changes could limit the legal protections available to us and our investors, including you.

The approval and/or other requirements of the CSRC or other mainland China governmental authorities may be required in connection with our issuance of securities overseas under mainland China rules, regulations or policies, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such other requirements.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by mainland China companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of mainland China domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If CSRC approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining CSRC approval for our future issuance of securities overseas may subject us to sanctions imposed by the CSRC and other mainland China regulatory agencies, which could include fines and penalties on our operations in mainland China, restrictions or limitations on our ability to pay dividends outside of mainland China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

Furthermore, on July 6, 2021, the PRC government promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, or the July 6 Opinions, which, among other things, called for enhanced administration and supervision of overseas-listed mainland China-based companies, proposed to strengthen the supervision of the overseas issuance and listing of shares by mainland China-based companies and clarified the responsibilities of competent domestic industry regulators and government authorities. On December 28, 2021, the CAC, together with other relevant administrative departments, jointly released the Cybersecurity Review Measures, which took effect on February 15, 2022. Pursuant to the Cybersecurity Review Measures, network platform operators with personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before going to list abroad.

The new rules for the filing-based administration of overseas securities offerings and listings by Chinese domestic companies released on February 17, 2023, or New Filing Rules, establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. According to the New Filing Rules, (i) an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC; and (ii) the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering, issuance of convertible bonds, offshore relisting after go-private transactions and other equivalent offering activities. In addition, after a domestic company has offered and listed securities in an overseas markets, it is required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to change of control and voluntary or mandatory delisting. From March 31, 2023, enterprises that have been listed overseas shall constitute existing enterprises and are not required to conduct the overseas listing filing procedure immediately, but shall carry out filing procedures as required if they conduct future offshore offerings or capital raising activities or are involved in other circumstances that require filing with the CSRC.

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On February 24, 2023, the CSRC, together with other relevant government authorities, issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Archives Rules, which became effective on March 31, 2023. According to the Archives Rules, domestic mainland China companies, whether offering and listing securities overseas directly or indirectly, must strictly abide the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities companies, securities services providers such as accounting firms, or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Archives Rules also provides that securities companies and securities service providers shall also fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest.

A slowdown or other adverse developments in the PRC economy may harm our customers and the demand for our services and our products.

Part of our operations are conducted in the PRC. Although the PRC economy has grown significantly in recent years, there is no assurance that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession, or other adverse economic developments in the PRC could significantly reduce the demand for our products and services.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

In recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries that may affect our business and economic outlook in both the United States and China. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our Common Stock.

Future inflation in China may inhibit the profitability of our business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our services and products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services and products.

The fluctuation of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, various factors, such as changes in China’s political and economic conditions and China’s foreign exchange controls. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under such policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Later on, the People’s Bank of China has decided to further implement the reform of the RMB exchange regime and to enhance the flexibility of RMB exchange rates. Such changes in policy have resulted in a significant appreciation of the Renminbi against the U.S. dollar since 2005. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the Renminbi against the U.S. dollar. Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, shares of our Common Stock in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of shares of our Common Stock in U.S. dollars without giving effect to any underlying change in our business or results of operations.

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Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Part of our revenue is denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our stockholders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade- and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or for investments in securities outside China, unless such use is approved by SAFE. For example, foreign exchange transactions under the subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. These limitations could affect our ability to convert Renminbi into foreign currency for capital expenditures. The Chinese government is further strengthening the control of foreign exchange controls, and we may not be able to influence such decisions.

Our subsidiaries in China are subject to restrictions on making dividends and other payments to us.

We are a holding company and rely partially on dividends paid by the PRC Subsidiaries for our cash needs, including paying dividends and other cash distributions to our stockholders to the extent we choose to do so, servicing any debt we may incur and paying our operating expenses. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under the applicable requirements of PRC law, our PRC Subsidiaries may only distribute dividends after it has made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends. In addition, if these subsidiaries incur debts on their own behalf in the future, the instruments governing such debts may restrict their ability to pay dividends or make other payments to us. Any such restrictions may materially affect these entities’ ability to pay dividends or make other payments to us, in the form of service fees or otherwise, which may materially and adversely affect our business, financial condition and results of operations.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as references but have limited precedential value. Since 1979, newly introduced PRC laws and regulations have significantly enhanced the protections of interests relating to foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of such laws and regulations may not always be consistent, and enforcement of these laws and regulations in different administrative areas involves significant uncertainties, any of which could limit the available legal protections. In addition, the PRC administrative and judicial authorities have significant discretion in interpreting, implementing or enforcing statutory rules and contractual terms, and it may be more difficult to predict the outcome of administrative and judicial proceedings and the level of legal protection we may enjoy in the PRC than under some more developed legal systems. These uncertainties may affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our ability to enforce our contractual or tort rights. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us. Such uncertainties may therefore increase our operating expenses and costs, and materially and adversely affect our business and results of operations.

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The PRC’s legal and judicial system under special circumstances may not adequately protect our business and operations and the rights of foreign investors.

The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is uncertain. As a result, it may be impossible to obtain swift and equitable enforcement of laws that do exist, Different administrative regions have different legal and judicial interpretations or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC’s legal system is based on the civil law regime, that is, it is based on written statutes. A decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, will not affect the PRC government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the Ministry of Commerce (“MOFCOM”) must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited. There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected. In addition, if the MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with the affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM. We may also be subject to administrative fines or penalties by the MOFCOM that may require us to limit our business operations in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC or take other actions that could have material and adverse effect on our business, financial condition and results of operations.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to the PRC Subsidiaries and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

We are a Nevada corporation that conducts part of our operations in China and Hong Kong through our subsidiaries. We may make loans to such subsidiaries, subject to governmental approval and limitations on the amount, or we may make additional capital contributions to our subsidiaries in the PRC.

Any loans to the subsidiaries in the PRC are subject to foreign investment and are under PRC regulations and foreign exchange loan registrations. For example, loans by us to the wholly foreign-owned subsidiaries or VIE entities in China to finance their activities must be registered with the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly use for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and does not violate with the negative list on foreign investment. However, since the SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry this out in practice. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis.

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We must remit offering proceeds to China in a future securities issuance before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can complete all necessary governmental registration processes in a timely manner.

The proceeds of a future offering may be remitted back to the PRC, and the process for wiring such proceeds back to the PRC may be time-consuming after the closing of a future offering. We may be unable to use these proceeds to grow our business until the PRC Subsidiaries receive such proceeds in the PRC. Any transfer of funds by us to the PRC Subsidiaries, either as a stockholder loan or as an increase in registered capital, are subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by the PRC Subsidiaries is required to be registered with China’s State Administration of Foreign Exchange (“SAFE”) or its local branches or satisfy relevant requirements, and the PRC subsidiaries may not procure loans which exceed the difference between their respective total project investment amount and registered capital or 2 times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of the PRC subsidiary. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to the PRC subsidiaries are subject to the approval of or filing with State Administration for Market Regulation in its local branches, the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to the PRC subsidiary or with respect to future capital contributions by us to the PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund the PRC operations may be negatively affected, which could materially and adversely affect our liquidity, our ability to fund and expand our business and our securities.

A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles (or SAFE Circular No. 37), effective on July 4, 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC stockholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

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These regulations apply to our direct and indirect stockholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and since SAFE Circular No. 37 was relatively new, there remains uncertainty with respect to its implementation. As of the date of this prospectus, all PRC residents known to us that currently hold direct or indirect interests in our company have completed the necessary registrations with SAFE as required by SAFE Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the requirements of SAFE Circular 37. However, we cannot assure you that these individuals or any other direct or indirect stockholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If they fail to make or update the registration, our stockholders could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting the PRC subsidiary’s ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

We may be subject to fine due to our insufficient payment of the social insurance and housing fund of the employees.

Pursuant to the Social Insurance Law of the PRC, as amended on December 29, 2018,and the Regulation on the Administration of Housing Accumulation Funds, as amended on March 24, 2019, employers in China shall register with relevant social insurance agency and relevant housing provident fund management center and open special housing provident fund accounts for each of their employees, and pay contributions to the social insurance plan and the housing provident fund for their employees, such contribution amount payable shall be calculated based on the employee’s actual salary in accordance with the relevant regulations. In case the employer fails to make sufficient payment of the social insurance, it may be subject to fine up to three times of the insufficient amount and pay late fees. If the employer failed to register with relevant housing provident fund management center or failed to open special housing provident fund accounts for the employees within the ordered time limit, a fine of not less than RMB10,000 nor more than RMB50,000 may be imposed. In addition, if the employer fails to pay sufficient contributions to housing provident fund as required, the housing provident fund management center shall order it to make the payment and deposit within a prescribed time limit; where the payment has not been made after the expiration of the time limit, the housing provident fund management center may request the people’s court for compulsory enforcement. On July 20, 2018, the General Office of the Communist Party of China and the General Office of the State Council jointly issued the Reform Plan on Tax Collection and Administration Systems for Local Offices of the State Administration of Taxation and Local Taxation Bureaus, according to which the collection and administration of social insurance will be transferred from the social insurance departments to competent tax authorities, and the supervision over the payment of social insurance will be significantly strengthened in the way that an enterprise must pay social insurance for its employees based on their overall salary at certain legally required rates. If we are fined due to insufficient payment of the social insurance and housing fund of the employees, our business operations could be materially and adversely affected.

You may face difficulties in protecting your interests and exercising your rights as a stockholder of ours since we conduct part of our operations in China and part of our officers and directors reside in China.

We conduct part of our operations in the PRC through the PRC Subsidiaries. Some of our current officers and directors reside outside the United States and part of the assets of those persons are located outside of the United States. Because of this, it may be difficult for you to conduct due diligence on our Company, our executive officers or directors, or to attend stockholder meetings if the meetings are held in China. As a result, our public stockholders may have more difficulty in protecting their interests through actions against our management, directors or major stockholders than would stockholders of a corporation doing business entirely or predominantly within the United States.

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You may experience difficulties in protecting your rights through the United States courts.

As of the date of this prospectus, part of our operations is conducted in China and part of our assets are located in China. Part our officers are nationals or residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a stockholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, it may be difficult or impossible for you to effect service of process within the United States upon us our directors and officers in the event that you believe that your rights have been violated under United States securities laws or otherwise. Even if you are successful in effecting service of process and bringing an action of this kind, the laws of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the PRC of judgments obtained in the United States.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

The economy of China has been experiencing significant growth, leading to inflation and increased labor costs. China’s overall economy and the average wage in the PRC are expected to continue to grow. Future increases in China’s inflation and material increases in the cost of labor may materially and adversely affect our profitability and results of operations.

If the PCAOB is unable to inspect or fully investigate our auditors, our Common Stock may be delisted under the Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act.

Assentsure PAC, our former independent registered public accounting firm, issued the audit opinion on the financial statements included in this prospectus filed with the SEC. Assentsure PAC is headquartered in Singapore and, as a firm registered with the PCAOB, was subject to regular PCAOB inspections. Our current independent registered public accounting firm will issue audit reports related to our company in the future. As auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, both our former and current independent registered public accounting firms are or were required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers and audit evidence become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. We are required by the HFCA Act to have an auditor that is subject to inspections by the PCAOB. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our former independent registered public accounting firm is headquartered in Singapore, and our current independent registered public accounting firm is headquartered in Malaysia; accordingly, neither is affected by or subject to the PCAOB’s Determination Report. To the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB, our Common Stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

Our securities may be prohibited from trading on a national exchange or over-the-counter in the United States under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditors for two consecutive years. As a result, an exchange may determine to delist our securities.

In light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business and our securities.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinions), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

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On November 14, 2021, the CAC released the Regulations on the Network Data Security Management (Draft for Comments), or the Data Security Management Regulations Draft, to solicit public opinion and comments till December 13, 2021, which has not been promulgated as of the date of this prospectus. Pursuant to the Data Security Management Regulations Draft, data processors holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. According to the latest amended Cybersecurity Review Measures, which was promulgated on November 16, 2021 and became effective on February 15, 2022, an online platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad.

As of the date of this prospectus, CIMG and its subsidiaries have not received any notice from any authorities requiring the PRC subsidiaries to go through cybersecurity review or network data security review by the CAC. Given that CIMG and its subsidiaries do not possess personal data of at least one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future, which could materially and adversely affect our business, financial conditions, and results of operations.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, will take effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As the Data Security Law has not yet come into effect, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

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Recently, the Cyberspace Administration of China has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the Cyberspace Administration of China published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the life sciences sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

In addition, our securities may be prohibited from trading on a national exchange or over-the-counter in the United States under the Holding Foreign Companies Accountable Act, if the PCAOB determines that it cannot inspect or fully investigate our auditors for two consecutive years.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which will be implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

On November 14, 2021, the Cyberspace Administration of China released the Regulations on the Network Data Security Management (Draft for Comments), or the Data Security Management Regulations Draft, to solicit public opinion and comments till December 13, 2021, which has not been promulgated as of the date of this prospectus. Pursuant to the Data Security Management Regulations Draft, data processors holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. According to the latest amended Cybersecurity Review Measures, which was promulgated on November 16, 2021 and became effective on February 15, 2022, an online platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad.

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As of the date of this prospectus, CIMG and its subsidiaries have not received any notice from any authorities requiring the PRC subsidiaries to go through cybersecurity review or network data security review by the CAC. Given that the PRC subsidiaries do not possess personal data of at least one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future, which could materially and adversely affect our business, financial conditions, and results of operations.

Failure to comply with the Foreign Corrupt Practices Act could adversely affect our business.

We are required to comply with the United States Foreign Corrupt Practices Act (or FCPA), which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of other companies or government agencies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.

We have operations and agreements with third parties, and we make sales, in China. Companies with operations in China have been accused and found guilty of sales practices that involve unlawful activity, including violations of the FCPA. We believe to date we have complied in all material respects with the provisions of the FCPA. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants and/or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Risks Related to Ownership of our Common Stock and this Offering

We could be required to register as an investment company under the Investment Company Act of 1940, and changes in the regulation or classification of Bitcoin could subject us to additional regulatory requirements; any of the foregoing could materially and adversely affect our business.

As of December 31, 2025, we held approximately 730 Bitcoin. Based on the market price of Bitcoin as of the date of this prospectus, these holdings had an aggregate fair value of approximately $63,978,821, representing approximately 94.77% of our total assets as of that date. Our Bitcoin holdings therefore represent the single largest asset category on our balance sheet, exceeding the combined value of our operating assets, including accounts receivable, inventories, and property and equipment.

We believe that we are not required to register as an investment company under the 1940 Act because we are primarily engaged in the business of distributing health and wellness products and AI computing products, and we are not primarily engaged in the business of investing, reinvesting, owning, holding, or trading in securities. We intend to rely on Section 3(b)(1) of the 1940 Act, which excludes from the definition of investment company any issuer primarily engaged, directly or through majority-owned subsidiaries, in a business other than that of investing, reinvesting, owning, holding or trading in securities. We actively monitor the composition of our assets relative to our business activities with a view toward maintaining this exclusion. However, there can be no assurance that the SEC would agree with our analysis, or that changes in the value of our Bitcoin holdings, our operating assets, or our business activities would not cause us to fall within the definition of an investment company in the future.

We may in the future acquire more Bitcoin as part of our treasury strategy. We do not engage in trading Bitcoin derivatives or other leveraged products and do not operate a commodity pool. However, the U.S. federal securities and commodities regulatory regimes applicable to digital assets are evolving, and U.S. regulators, including the SEC and the Commodity Futures Trading Commission (“CFTC”), may change their interpretations, enforcement priorities, or rulemaking related to digital assets. If the SEC were to determine, through rulemaking, guidance, or enforcement actions, that Bitcoin (or other digital assets we may hold) constitutes a “security” or an “investment contract,” or if our business were viewed as primarily investing, reinvesting or trading in securities, we could be deemed an “investment company” under the Investment Company Act of 1940 (the “1940 Act”). If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulations and restrictions, including limitations on our capital structure, borrowings and leverage, transactions with affiliates, and other corporate activities, as well as extensive reporting, recordkeeping, custody, and compliance requirements. Any such determination could require us to restructure our operations and/or asset holdings, limit or curtail certain activities, incur significant legal, accounting and compliance costs, and divert management’s attention, any of which could materially and adversely affect our business, financial condition, and results of operations.

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In addition, Bitcoin has historically been treated as a “commodity” for certain U.S. regulatory purposes, and changes in applicable laws, regulations, or regulatory interpretations could subject us to additional requirements, increase our compliance costs, limit our strategic flexibility, or adversely impact the market for Bitcoin and the market price of our securities. While we do not currently engage in Bitcoin derivatives or other “commodity interest” transactions, if we were to do so in the future, or if the scope of what constitutes a “commodity interest” were interpreted to cover activities we undertake, we could become subject to additional registration, reporting, disclosure, recordkeeping and compliance obligations, including potentially being required to register with the CFTC and/or to comply with CFTC regulations applicable to commodity pool operators. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

The market price of our stock may be volatile, and you could lose all or part of your investment.

The trading price of our Common Stock is likely to be highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include but are not limited to:

●	the success of, or developments in, competitive products, services or technologies;
●	regulatory actions with respect to our products and our competitors;
●	the level of success of our marketing strategy;
●	announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures or capital commitments;
●	regulatory or legal developments in the United States and other countries;
●	recruitment or departure of key personnel;
●	expenses related to any of our development programs and our business in general;
●	actual or anticipated changes in financial estimates, development timelines or recommendations by securities analysts;
●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	fluctuations in the valuation of companies perceived by investors to be comparable to us;
●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;
●	our ability or failure to raise additional capital in equity or debt transactions;
●	costs associated with our sales and marketing initiatives;
●	sales of our Common Stock by us, our insiders or our other stockholders; and
●	general economic, business, industry, market and political conditions, including prevailing interest rates and the rate of inflation.

In addition, the stock market in general has in the past experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the relevant companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and material adverse impact on the market price of our Common Stock.

There can be no assurance that an active trading market for our Common Stock will be sustained.

In June 2020, our Common Stock commenced trading on the Nasdaq Capital Market under the symbol “NUZE.” On October 31, 2024, we changed our symbol to “IMG.” Our Common Stock is currently quoted on the OTC Markets under the symbol “CIMG.” An active trading market for our shares may never be sustained. You may not be to sell your shares quickly or at the market price if trading in shares of our securities is not active. Further, an inactive market may also impair our ability to raise capital by selling shares of our securities and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our securities as consideration, which could have a material adverse effect on our business, financial condition, and results of operations.

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Our common stock has been delisted from The Nasdaq Capital Market and now trades on the OTC Markets Group, and Nasdaq could delist our securities again in the future if we fail to comply with listing standards should we seek to relist.

The Nasdaq Capital Market’s rules for listed companies require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock. In addition to specific listing and maintenance standards, the Nasdaq Capital Market has broad discretionary authority over the continued listing of securities, which it could exercise with respect to the listing of our Common Stock.

On March 4, 2026, we received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel had determined to delist our common stock due to our failure to comply with certain Nasdaq listing requirements, including Nasdaq Listing Rules 5550(a)(2), 5250(c)(1), 5550(b)(1), and 5620(a). Trading in our common stock on Nasdaq was suspended at the open of trading on March 6, 2026. The Company appealed the Panel’s determination to the Listing Council, which affirmed the delisting decision on May 26, 2026. The Listing Council’s decision remains subject to discretionary review by the Nasdaq Board pursuant to Nasdaq Rule 5825. There can be no assurance that our common stock will be relisted on Nasdaq.

As a listed company, we are required to meet the continued listing requirements applicable to all Nasdaq Capital Market companies. Prior to the delisting determination, we received several notices from Nasdaq regarding deficiencies under various continued listing requirements. On September 20, 2022, the Company received a notification letter from the Listing Qualifications Department of Nasdaq indicating that the Company was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing (the “Bid Price Rule”). On December 28, 2022, the Company completed a 1-for-35 reverse stock split, which became effective on December 28, 2022. On January 17, 2023, the Company received notice that the Company had regained compliance with the Bid Price Rule. In addition to the Bid Price Rule previously described, Nasdaq Capital Market listing rules require us to maintain a minimum stockholders’ equity of $2.5 million under Nasdaq Listing Rule 5550(b)(1), a minimum market value of listed securities of $35 million under Nasdaq Listing Rule 5550(b)(2), or a minimum net income of $500,000 under Nasdaq Listing Rule 5550(b)(3).

The Company received a notification letter from Nasdaq on January 23, 2024 (the “NASDAQ Notification Letter”), indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). The Nasdaq Notification Letter stated that the Company failed to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing, as required by the Stockholders’ Equity Requirement. Subsequently, the Company completed a convertible note financing of $320,000 on April 27, 2024, an equity financing of $1,500,000 on June 4, 2024, and an equity financing of $3,000,000 on July 11, 2024. On July 23, 2024, the Company received a letter from Nasdaq stating that based on the Company’s Form 8-K, filed with the Commission on July 19, 2024, Nasdaq has determined that the Company has complied with Listing Rule 5550(b)(1).

On January 14, 2025, the Company received a notification letter (the “Minimum Bid Price Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Minimum Bid Price Notice had no immediate effect on the listing of the Company’s Common Stock, which continued to trade on The Nasdaq Capital Market under the symbol “IMG.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days from the date of the Minimum Bid Price Notice, or until July 14, 2025, to regain compliance. If, at any time before July 14, 2025, the closing bid price of the Common Stock closed at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq would provide written notification that the Company had regained compliance and the matter would be resolved. If the Company did not regain compliance during the compliance period ending July 14, 2025, Nasdaq could, in its discretion, grant the Company an additional 180-calendar-day period to regain compliance, provided that the Company met the continued listing requirement for market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market as of July 14, 2025 (except for the minimum bid price requirement) and provided Nasdaq with written notice of its intent to cure the deficiency during the second compliance period.

On January 17, 2025, the Company received another notice (the “Annual Report Notice”) from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2024 with the SEC. The Annual Report Notice had no immediate effect on the listing of the Company’s Common Stock on Nasdaq and stated that the Company was required to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) within 60 calendar days from the date of the Annual Report Notice. If the plan was accepted by Nasdaq, Nasdaq could grant the Company up to 180 calendar days from the due date of the Form 10-K for the fiscal year ended September 30, 2024 to regain compliance. In determining whether to accept such plan, Nasdaq would consider factors such as the likelihood that the remedial filing, along with any subsequent periodic filings that became due, could be made within the 180-day period, the Company’s past compliance history, the reasons for the late filing, other corporate events that might occur during Nasdaq’s review period, the Company’s overall financial condition, and its public disclosures. Any subsequent periodic filing due within the 180-day exception period was required to be filed no later than the end of that period.

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On February 19, 2025, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended December 31, 2024 with the SEC.

The Company submitted a compliance plan to Nasdaq on March 18, 2025, and Nasdaq granted the Company an extension to (i) file its Form 10-K for the fiscal year ended September 30, 2024 on or before June 13, 2025, and (ii) file its Form 10-Q for the quarter ended December 31, 2024 on or before July 14, 2025.

On May 19, 2025, the Company received a notice (the “Quarterly Report Notice”) from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 with the SEC. The Quarterly Report Notice had no immediate effect on the listing of the Company’s Common Stock on Nasdaq.

As a result of this additional delinquency relating to the Form 10-Q for the three months ended March 31, 2025, the Company submitted an update to its original compliance plan on June 3, 2025.

On June 13, 2025, the Company did not file its Form 10-K for the fiscal year ended September 30, 2024. On June 27, 2025, the Company received a delisting determination letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Delist Determination Letter”). According to the Nasdaq Delist Determination Letter, unless the Company requested an appeal of this determination by July 7, 2025, trading of the Company’s Common Stock would be suspended from The Nasdaq Capital Market at the opening of business on July 9, 2025, and Nasdaq would file a Form 25-NSE with the SEC to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On July 7, 2025, the Company appealed the Nasdaq delisting determination letter dated June 27, 2025, and the Nasdaq Hearings Panel scheduled a hearing for the appeal on August 14, 2025. Nasdaq also notified the Company that the Panel would consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. Pursuant to Listing Rule 5810(d), the Company intended to present its views with respect to this additional deficiency at the Panel hearing.

On July 17, 2025, the Company received an additional delisting determination letter from Nasdaq, which stated that the Company had not regained compliance with Nasdaq Listing Rule 5550(a)(2) by July 14, 2025 and was not eligible for a second 180-calendar-day compliance period, primarily because the Company did not satisfy the initial listing requirements for The Nasdaq Capital Market under the Equity Standard or the alternative standards. According to the letter, this matter served as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

On July 21, 2025, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which was subsequently amended on July 30, 2025.

Following a hearing held on August 14, 2025, the Nasdaq Hearings Panel issued a decision on September 2, 2025 granting the Company’s request to continue its listing on The Nasdaq Stock Market, subject to the Company’s timely satisfaction of specified conditions, including (i) filing all required periodic reports and (ii) demonstrating compliance with Nasdaq Listing Rule 5550(b)(1), to be affirmed in a report to be filed under the Exchange Act on or before September 30, 2025.

On August 20, 2025, the Company received a delinquency notification letter from the Listing Qualifications Staff of Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 with the SEC.

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On August 26, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended December 31, 2024.

In its effort to regain compliance with the Nasdaq equity requirement, and subsequent to the quarter ended June 30, 2025 and through September 30, 2025, the Company completed certain unregistered issuances of equity securities, which increased stockholders’ equity.

On September 24, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

On October 8, 2025, the Company received a delinquency notification letter from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5620(a) and Nasdaq Listing Rule 5810(c)(2)(G) because the Company did not hold an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year. The Company subsequently held its Annual Meeting of Stockholders on October 28, 2025.

On November 3, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended June 30, 2025.

On December 4, 2025, Nasdaq notified the Company that it had regained compliance with Nasdaq Listing Rule 5250(c)(1), as well as Nasdaq Listing Rules 5550(b)(1) and 5620(a), following a hearing before the Nasdaq Hearings Panel. The Company remains subject to a bid price compliance deadline under Nasdaq Listing Rule 5550(a)(2) and a Mandatory Panel Monitor through November 14, 2026.

On February 10, 2026, the Company received a letter from the Nasdaq Listing Qualifications Hearings office confirming that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), the Minimum Bid Price Requirement. The Company remains subject to a Hearing Panel exception to demonstrate compliance with Nasdaq Listing Rule 5250(c)(1), the Periodic Filing Requirement. On February 13, 2026, the Company filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2025 with the SEC. In addition, pursuant to Nasdaq Listing Rule 5815(d)(4)(A), the Company will be subject to a discretionary panel monitor for a period of one year from February 10, 2026. If, within that one-year monitoring period, the Nasdaq staff finds the Company again out of compliance with any Nasdaq listing rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Nasdaq staff with a plan of compliance with respect to that deficiency and the staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the staff will issue a delisting determination letter, and the Company will have an opportunity to request a new hearing before the initial Hearing Panel or a newly convened Hearings Panel, as applicable.

The delisting of our common stock from Nasdaq and its quotation on the OTC Markets Group may materially and adversely affect the liquidity and market price of our common stock, limit the number of investors willing or able to invest in our securities, and impair our ability to raise additional capital through equity financings. In addition, if we seek to regain a listing on Nasdaq or another national securities exchange in the future, we will be required to satisfy applicable listing standards, and there can be no assurance that we will be able to do so.

Our common stock was delisted from Nasdaq and now trades on OTC Markets, which may have a material adverse effect on the liquidity and price of our common stock.

Effective March 6, 2026, our common stock was delisted from The Nasdaq Capital Market and began trading on the OTC Markets Group. The Company appealed the Panel’s determination to the Listing Council, which affirmed the delisting decision on May 26, 2026. The Listing Council’s decision remains subject to discretionary review by the Nasdaq Board pursuant to Nasdaq Rule 5825. There can be no assurance that our common stock will be relisted on Nasdaq. OTC Markets is generally considered to have less liquidity, less analyst coverage, and less investor interest than securities listed on a national securities exchange. There can be no assurance that an active trading market for our common stock will develop or be sustained on OTC Markets. The delisting and subsequent OTC Markets trading could, among other things:

●	significantly impair our ability to raise additional capital through the public or private sale of equity securities;
●	result in a loss of coverage by securities analysts, which could cause the price of our common stock to decline;
●	deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock;
●	result in a decrease in institutional and other investor demand for our common stock;
●	impair our ability to provide equity compensation to employees, directors, and other service providers;
●	preclude our common stock from being eligible for margin loans by investors; and
●	result in many institutional investors being unable to hold or buy our common stock due to investment policies or restrictions that prohibit the holding of securities not listed on a national securities exchange.

Any of the foregoing consequences could materially and adversely affect the trading price and liquidity of our common stock and our ability to continue as a going concern.

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The market for our common stock on OTC Markets may be illiquid, and stockholders may be unable to sell their shares at or above the price they paid, or at all.

OTC Markets securities are traded on a market that is generally less liquid than securities listed on a national securities exchange. Because our common stock trades on OTC Markets, stockholders may find it more difficult to dispose of, or to obtain accurate market quotations for, their shares. In addition, the lack of liquidity may cause our stock price to be more volatile. Wide fluctuations in market price and volume may make it difficult for investors to sell shares at prices they consider reasonable. There can be no assurance that any active market for our shares will exist, and the absence of an active market could substantially impair stockholders’ ability to sell their shares at any time, or at all.

Our common stock is currently quoted on the OTCID Basic Market, which may limit the liquidity and market price of our common stock.

Our common stock is currently quoted on the OTCID Basic Market operated by OTC Markets Group, which is a lower-tier over-the-counter market and does not have the same listing standards, investor visibility or liquidity characteristics as a national securities exchange such as Nasdaq or the higher OTC market tiers, including OTCQB and OTCQX. As a result, investors and broker-dealers may be less willing to purchase, hold or trade our common stock, which could result in lower trading volume, reduced liquidity and increased volatility in the market price of our common stock. There can be no assurance that we will qualify for quotation on a higher OTC market tier, including OTCQB or OTCQX, or regain a listing on Nasdaq or any other national securities exchange.

Broker-dealers may be subject to additional regulatory requirements in connection with the sale of our common stock, which may discourage them from effecting transactions in our shares.

Broker-dealers trading in our common stock on OTC Markets may be subject to additional regulatory requirements, including the requirements of SEC Rule 15g-9 (the “penny stock rules”), if our common stock qualifies as a “penny stock” (generally defined as any equity security with a market price of less than $5.00 per share, subject to certain exceptions). Under the penny stock rules, broker-dealers must deliver to customers, prior to any transaction in a penny stock, a standardized risk disclosure document required by the SEC. In addition, before completing a purchase transaction, the broker-dealer must verify that the customer is suitable for the transaction and obtain written agreement from the customer to the transaction. These additional requirements may discourage broker-dealers from effecting transactions in our shares, which would further limit the liquidity of our common stock and make it more difficult for investors to buy and sell our shares.

We may not be able to regain compliance with Nasdaq’s listing requirements or obtain a listing on another national securities exchange.

We cannot guarantee that we will be able to satisfy the financial, governance, or other requirements necessary to regain listing on Nasdaq or to list our common stock on another national securities exchange. The requirements for listing on national securities exchanges include, among other things, minimum stockholders’ equity, minimum bid price, and minimum market value of listed securities requirements, as well as corporate governance standards. Even if we were to satisfy such requirements, there can be no assurance that our application for listing would be approved. If we are unable to regain a listing on Nasdaq or obtain a listing on another national securities exchange, the foregoing risks associated with OTC Markets trading would persist or worsen, and the price and liquidity of our common stock would likely be materially adversely affected.

We have broad discretion in the use of the net proceeds from our recent offering and may not use them effectively, which could affect our results of operations and cause our stock price to decline.

Our management will have broad discretion in the application of the net proceeds from our recent offering. We intend to use the net proceeds from the offering to acquire complementary businesses, acquire or license products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such use of proceeds for acquisitions or licenses, and for working capital and general corporate purposes. As a result, you will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of the offering. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from the offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

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We incur significant costs as a result of operating as a public company, and our management must devote substantial time to compliance initiatives as a result of the listing of our Common Stock on the Nasdaq Capital Market.

As a listed company, we are required to meet the Nasdaq continued listing requirements. We have breached certain of these requirements in the past. See also “—The Nasdaq Capital Market may subsequently delist our securities if we fail to comply with ongoing listing standards” and “Corporate Information.”

We expect our ongoing compliance with such rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These requirements may divert the attention of our management and personnel from other business concerns, and they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot accurately predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

We expect to incur significant costs and devote substantial management time to maintaining our disclosure controls and procedures and internal control over financial reporting, and regardless we may be unable to prevent or detect all errors or acts of fraud or to accurately and timely report our financial results or file our periodic reports in a timely manner.

As a publicly traded company, our management is required to report annually on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation.

We designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls.

Because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected. We cannot assure you that the measures we have taken will be effective in mitigating or preventing significant deficiencies or material weaknesses in our internal control over financial reporting in the future.

If we fail to maintain effective internal control over financial reporting to meet the demands that are placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to accurately report our financial results, or to report them within the timeframes required by law or exchange regulations.

Additionally, we have engaged only a very limited number of accounting and finance personnel and we rely in part on outside consultants. We may need to incur additional expenses to hire additional personnel with public company financial reporting expertise to build our financial management and reporting infrastructure, and further develop and document our accounting policies and financial reporting procedures. In the event we need to hire additional personnel with public company financial reporting expertise but we are unable to do so, we may not be able to accurately report our financial results or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

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If we are unable to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results, timely file our periodic reports, maintain our reporting status or prevent fraud.

Under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, detected or corrected on a timely basis.

If material weaknesses or significant deficiencies in our internal control over financial reporting are discovered or occur in the future, then there exists a risk that our consolidated financial statements may contain material misstatements that are unknown to us at that time, and such misstatements could require us to restate our financial results. The existence of a material weakness in our internal control over financial reporting may result in current and potential stockholders losing confidence in our financial reporting, which could negatively impact the market price of our Common Stock.

In addition, the existence of any material weaknesses in our internal control over financial reporting may affect our ability to timely file periodic reports under the Exchange Act and may consequently result in the SEC revoking the registration of our Common Stock, or the delisting of our Common Stock. Any of these events, if they were to occur, could have a material adverse effect on the market price of our Common Stock or on our business, financial condition and results of operations.

Anti-takeover provisions in our third amended and restated bylaws and Nevada law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our securities.

Our third amended and restated bylaws contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board. Our third amended and restated bylaws include provisions:

●	limiting the liability of, and providing indemnification to, our directors, including provisions that require the Company to advance payment for defending pending or threatened claims;
●	controlling the procedures for the conduct and scheduling of board and stockholder meetings; and
●	limiting the number of directors on our board and the filling of vacancies or newly created seats on the board to our Board then in office.

In addition, Nevada law contains provisions that may have an anti-takeover effect. For example, Sections 78.378 to 78.3793 of the Nevada Revised Statutes (the “Control Share Act”) may restrict the voting rights of shares acquired by a person or group acquiring a controlling interest in us unless such voting rights are approved by our stockholders. These provisions could discourage or delay transactions involving a change in control. The Control Share Act applies to Nevada corporations that meet certain thresholds, including having at least 200 stockholders of record, at least 100 of whom have Nevada addresses, and conducting business in Nevada directly or through an affiliate. If these thresholds are met in the future, the Control Share Act could limit the ability of a third party to acquire or obtain control of us. Nevada law also includes provisions governing business combinations with interested stockholders (the “Business Combination Act”), which may prohibit certain business combinations for a period of two years after a person becomes an interested stockholder, unless specified conditions are met. These provisions could also delay or prevent a change in control.

The Nevada Revised Statutes also include provisions governing business combinations with interested stockholders. These anti-takeover laws prevent Nevada corporations from engaging in a business combination with any stockholder, including all affiliates and associates of the stockholder, who is the beneficial owner of 10% or more of the corporation’s outstanding voting stock, for two years following the date that the stockholder first became the beneficial owner of 10% or more of the corporation’s voting stock, unless specified conditions are met. If those conditions are not met, then after the expiration of the two-year period the corporation may not engage in a business combination with such stockholder unless certain other conditions are met.

These provisions, alone or together, could delay hostile takeovers and changes in control or changes in our management. The existence of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that our stockholders could receive a premium for their Common Stock in an acquisition.

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If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our Common Stock, the price of our Common Stock could decline.

The trading market for our Common Stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our Common Stock could decline if one or more equity analysts downgrade our Common Stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our Common Stock has been, and may in the future be, volatile. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including but not limited to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could have a material adverse effect on our business and financial condition.

We have never paid dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future. Consequently, any profits from an investment in our Common Stock will depend on whether the price of our Common Stock increases.

We have not paid dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be our stockholders’ sole source of gain for the foreseeable future.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our third amended and restated bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. In addition, our third amended and restated bylaws and our indemnification agreements that we have entered into with our directors and officers provide for the following:

●	We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Nevada law. Nevada law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
●	We will also indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.
●	We are required to advance expenses, as incurred, to any indemnitee in connection with defending a proceeding, except that such indemnitee shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
●	The rights conferred in our third amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and business strategy and initiatives. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in our industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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USE OF PROCEEDS

We expect that the Purchasers will pay the purchase price for the Units in Bitcoin in accordance with the Securities Purchase Agreement. We intend to hold the Bitcoin received in this offering as part of our treasury strategy and may retain such Bitcoin for the long term; however, we may from time to time convert all or a portion of such Bitcoin into U.S. dollars (or other currency) to fund working capital, operating expenses, taxes, and other general corporate purposes, or otherwise as we deem necessary based on market conditions, our liquidity needs, and applicable legal and regulatory requirements.

We currently expect to receive 10,000 Bitcoin in this offering as consideration for the Units offered hereby; however, the actual amount of Bitcoin we receive will depend on the final purchase price, the number of Units sold, and whether any Purchasers elect to pay in U.S. dollars instead of Bitcoin, as permitted under the Securities Purchase Agreement.

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DIVIDEND POLICY

As of the date of this prospectus, we have not paid any cash dividends on our Common Stock, and our board of directors intends to continue a policy of retaining earnings, if any, for use in our operations, though we may change this policy in the future. We are a holding company and conduct our operations through our subsidiaries, and our ability to pay dividends to stockholders may depend on distributions, loans or other transfers of funds from our subsidiaries. We do not maintain a cash management system that manages funds of the holding company and its subsidiaries. Instead, cash is managed at the entity level, and transfers of cash or other assets among the holding company and its subsidiaries are generally effected through capital contributions, intercompany loans, dividends and payments for intercompany services, in each case in accordance with applicable law, contractual arrangements and our internal approval procedures. As of the date of this prospectus, no cash dividends or distributions have been made by any subsidiary to the holding company, and no cash dividends or distributions have been made by the holding company to its stockholders. We are organized under Nevada law, which prohibits the payment of a dividend if the corporation’s capital is less than the capital represented by all outstanding shares having a preference upon the distribution of assets. Any determination by our board of directors to pay dividends in the future to stockholders will be dependent upon our operational results, financial condition, capital requirements, business projections, general business conditions, statutory and regulatory restrictions, and any other factors deemed appropriate by our board of directors.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026:

●	on an actual basis;

●	on a pro forma as-adjusted basis to reflect the issuance and sale of 900,000,000 shares of Common Stock by us in this offering at the assumed offering price of $0.015 per share, which equals $13,500,000, after deducting other estimated offering fees and expenses payable by us (and assuming the Warrants are not exercised).

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	Pro Forma As-adjusted
Cash and cash equivalents	$17,025	45,356
Digital assets	49,847,670	77,478,821
Long-term debt, including current portion	-	-

Stockholders’ Equity:
Common Stock, $0.00001 par value, 2,000,000,000 shares authorized, 89,971,288 shares issued and outstanding, actual; 915,483,392 shares issued and outstanding, pro forma as adjusted.	$901	9,901
Additional paid-in capital	$161,960,943	175,451,943
Accumulated deficit	$(122,095,236)	(122,095,236)
Accumulated other comprehensive income	403,981	403,981
Non-controlling interests	818,157	818,157
Total Stockholders’ Equity	$41,088,746	54,588,746

Total Capitalization	$41,088,746	54,588,746

A $1.00 increase (decrease) in the assumed offering price of $0.015 per share would increase (decrease) the amount of proceeds to us from this offering available by approximately $900 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same.

An increase (decrease) of 1,000,000 shares from the expected number of shares to be sold by us in this offering, assuming no change in the assumed offering price per share, would increase (decrease) the amount of proceeds to us from this offering available by approximately $0.015 million.

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DILUTION

The sale of our Common Stock to the Purchasers in this offering will have a dilutive impact on our existing stockholders. Our net tangible book value as of March 31, 2026 was approximately $41,088,746 or $0.46 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Stock outstanding as of March 31, 2026 (89,971,288 shares).

“Dilution” with respect to net tangible book value per share represents the difference between (i) the amount per share paid by the Purchasers to us in this offering and (ii) our net tangible book value per share of Common Stock immediately after giving effect to the issuance and sale of the shares of Common Stock in this offering.

After giving effect to (i) the sale by us of 900,000,000 shares of our Common Stock in this offering at an assumed offering price of $0.015 per share and (ii) the issuance of 900,000,000 Warrant Shares, and after deducting estimated offering expenses payable by us of approximately $Nil, our pro forma as-adjusted net tangible book value as of March 31, 2026 would have been approximately $54,588,746, or $0.055 per share of our Common Stock. This represents an immediate dilution of $0.405 per share to existing stockholders and an immediate increase in net tangible book value of $0.040 per share to the Purchasers participating in this offering

The Warrants will be exercisable at a price of $0.015 per share payable in U.S. dollars or Bitcoin, which is valued at $65,000 per Bitcoin, for a period of two years from the date of issuance (subject to adjustment as described elsewhere in this prospectus). To the extent the Warrants are exercised, additional shares of our Common Stock will be issued, which will result in further dilution to our existing stockholders. The foregoing pro forma as-adjusted information does not give effect to the exercise of the Warrants.

To the extent that additional shares of Common Stock are issued in the future, investors purchasing our Common Stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto included elsewhere in this prospectus. Except for historical information contained herein, the following discussion contains forward-looking statements which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. We discuss such risks, uncertainties and other factors throughout this prospectus and specifically under Item 1A of Part I of this prospectus, Risk Factors. For additional discussion, see “CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS” above.

Corporate Overview

CIMG is a company incorporated in Nevada and has been listed on Nasdaq since June 2020. On March 4, 2026, the Nasdaq Hearings Panel issued a determination to delist the Company’s Common Stock; however, the Company’s Common Stock is currently quoted on the OTC Markets under the symbol “CIMG.” of trading on March 6, 2026. The Company appealed the Panel’s determination to the Listing Council, which affirmed the delisting decision on May 26, 2026. The Listing Council’s decision remains subject to discretionary review by the Nasdaq Board pursuant to Nasdaq Rule 5825. There can be no assurance that our common stock will be relisted on Nasdaq. We were formerly known as “Nuzee, Inc.” with a previous ticker symbol “NUZE”, and we changed our corporate name and ticker symbol to “CIMG Inc.” and “IMG” in October 2024. We are committed to leveraging artificial intelligence and, where appropriate, blockchain related technologies to support industrial development and help our clients improve user growth and brand management. We are currently making efforts to expand our sales and distribution channels in Asia to cover a wider range of consumer food and beverage products. This expansion is driven by our online sales platform, which utilizes the natural language search function.

On June 7, 2024, we entered into a Share Purchase Agreement (“Share Purchase Agreement”) with Masateru Higashida, our former Chief Executive Officer and Director, under which we sold all issued and outstanding shares of our wholly-owned subsidiaries, NuZee KOREA Ltd. and NuZee Investment Co., Ltd., to Mr. Higashida, which sale was completed in June 2024.

Since July 2024, CIMG has been undergoing a transformation in digital marketing, distribution, and sales. As part of this transformation, we have extended our sales and distribution network to include Maca-infused food and beverages, reaffirming our commitment to reshaping the online marketing, sales, and distribution landscape for consumer products.

Maca, a plant of the Brassicaceae family that originated in South America, has oval leaves and a rootstock shaped like a small round radish. It is edible and renowned as a natural superfood. Maca is rich in nutrients, boasts high levels of essential nutrients, and is believed to nourish and strengthen the human body. It is often referred to as “South American ginseng.” The primary cultivation regions for Maca include the Andes Mountains in South America and the Jade Dragon Snow Mountain in Lijiang, Yunnan, China. Our business focuses on sourcing, marketing, and distributing a wide range of Maca-based dietary supplements, functional foods, and beauty products. We operate with a commitment to providing high-quality, sustainably sourced products to consumers who seek to enhance their health and wellness. Our products are sold through both online channels and a network of retail partners, including grocery stores, convenience stores, and vending machines.

CIMG has successfully secured the exclusive distribution and sales rights for all Maca products produced by Jiangsu Kangduoyuan Beverage Co., Ltd., a leading Maca production base in Asia. These products include Maca Peptide Coffee, Maca-Noni, Maca Wine, Maca Purified Powder, and other full-range offerings. Through a comprehensive digital marketing strategy, CIMG is optimistic in its ability to achieve sales growth and enhance the Company’s enterprise value.

Since July 2024, we launched the “Homology of Medicine and Food” series. including Huomao-branded products, Exosome eye drops and other health and wellness products. The Homology of Medicine and Food Series is guided by traditional Chinese medicine theory, incorporates modern nutritional principles to identify the functional attributes of certain foods and food-derived ingredients. we are committed to providing healthier and more suitable health and wellness products for Asian customers. The launch of the new product effectively contributed to the growth of our sales.

We source, market, and distribute health and wellness products, including Maca-based dietary supplements, functional foods, and beauty products. We leverage technology and data-driven marketing tools to support product promotion and sales. We are committed to providing high-quality products with a focus on responsible and sustainable sourcing to consumers seeking to enhance their health and wellness. We sell our products through online channels and a network of retail partners, including grocery stores, convenience stores, and vending machines.

Since September 2025, we launched the “Computing Power Product” series. We provide customers with hardware devices, such as GPUs integrated with artificial intelligence data-processing modules. These modules are embedded in the GPUs and tailored to the characteristics and needs of each industry. The modules enable industry-specific data learning, helping applications develop more accurate data-processing patterns, and intelligently complete operational tasks. We primarily sell these products to business customers, who then integrate them into their own servers, core processors, and other computing infrastructure and deliver solutions to their end users. We continuously refine our artificial intelligence data-processing templates and enhance the learning capabilities of the modules to deliver more accurate intelligent services across a broad range of industries.

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The diagram below is our corporate structure as of the date of this prospectus.

Nasdaq Listing Deficiency

On January 14, 2025, the Company received a notification letter (the “Minimum Bid Price Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Minimum Bid Price Notice had no immediate effect on the listing of the Company’s Common Stock, which continued to trade on The Nasdaq Capital Market under the symbol “IMG.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days from the date of the Minimum Bid Price Notice, or until July 14, 2025, to regain compliance. If, at any time before July 14, 2025, the closing bid price of the Common Stock closed at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq would provide written notification that the Company had regained compliance and the matter would be resolved. If the Company did not regain compliance during the compliance period ending July 14, 2025, Nasdaq could, in its discretion, grant the Company an additional 180-calendar-day period to regain compliance, provided that the Company met the continued listing requirement for market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market as of July 14, 2025 (except for the minimum bid price requirement) and provided Nasdaq with written notice of its intent to cure the deficiency during the second compliance period.

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On January 17, 2025, the Company received another notice (the “Annual Report Notice”) from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2024 with the SEC. The Annual Report Notice had no immediate effect on the listing of the Company’s Common Stock on Nasdaq and stated that the Company was required to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) within 60 calendar days from the date of the Annual Report Notice. If the plan was accepted by Nasdaq, Nasdaq could grant the Company up to 180 calendar days from the due date of the Form 10-K for the fiscal year ended September 30, 2024 to regain compliance. In determining whether to accept such plan, Nasdaq would consider factors such as the likelihood that the remedial filing, along with any subsequent periodic filings that became due, could be made within the 180-day period, the Company’s past compliance history, the reasons for the late filing, other corporate events that might occur during Nasdaq’s review period, the Company’s overall financial condition, and its public disclosures. Any subsequent periodic filing due within the 180-day exception period was required to be filed no later than the end of that period.

On February 19, 2025, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended December 31, 2024 with the SEC.

The Company submitted a compliance plan to Nasdaq on March 18, 2025, and Nasdaq granted the Company an extension to (i) file its Form 10-K for the fiscal year ended September 30, 2024 on or before June 13, 2025, and (ii) file its Form 10-Q for the quarter ended December 31, 2024 on or before July 14, 2025.

On May 19, 2025, the Company received a notice (the “Quarterly Report Notice”) from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 with the SEC. The Quarterly Report Notice had no immediate effect on the listing of the Company’s Common Stock on Nasdaq.

As a result of this additional delinquency relating to the Form 10-Q for the three months ended March 31, 2025, the Company submitted an update to its original compliance plan on June 3, 2025.

On June 13, 2025, the Company did not file its Form 10-K for the fiscal year ended September 30, 2024. On June 27, 2025, the Company received a delisting determination letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Delist Determination Letter”). According to the Nasdaq Delist Determination Letter, unless the Company requested an appeal of this determination by July 7, 2025, trading of the Company’s Common Stock would be suspended from The Nasdaq Capital Market at the opening of business on July 9, 2025, and Nasdaq would file a Form 25-NSE with the SEC to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On July 7, 2025, the Company appealed the Nasdaq delisting determination letter dated June 27, 2025, and the Nasdaq Hearings Panel scheduled a hearing for the appeal on August 14, 2025. Nasdaq also notified the Company that the Panel would consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. Pursuant to Listing Rule 5810(d), the Company intended to present its views with respect to this additional deficiency at the Panel hearing.

On July 17, 2025, the Company received an additional delisting determination letter from Nasdaq, which stated that the Company had not regained compliance with Nasdaq Listing Rule 5550(a)(2) by July 14, 2025 and was not eligible for a second 180-calendar-day compliance period, primarily because the Company did not comply with the initial listing requirements for The Nasdaq Capital Market under the Equity Standard or the alternative standards. According to the letter, this matter served as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

On July 21, 2025, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which was subsequently amended on July 30, 2025.

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Following a hearing held on August 14, 2025, the Nasdaq Hearings Panel issued a decision on September 2, 2025 granting the Company’s request to continue its listing on The Nasdaq Stock Market, subject to the Company’s timely satisfaction of specified conditions, including (i) filing all required periodic reports and (ii) demonstrating compliance with Nasdaq Listing Rule 5550(b)(1), to be affirmed in a report to be filed under the Exchange Act on or before September 30, 2025.

On August 20, 2025, the Company received a delinquency notification letter from the Listing Qualifications Staff of Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 with the SEC.

On August 26, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended December 31, 2024.

In its effort to regain compliance with the Nasdaq equity requirement, and subsequent to the quarter ended June 30, 2025 and through September 30, 2025, the Company completed certain unregistered issuances of equity securities, which increased stockholders’ equity.

On September 30, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

On October 8, 2025, the Company received a delinquency notification letter from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5620(a) and Nasdaq Listing Rule 5810(c)(2)(G) because the Company did not hold an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year. The Company subsequently held its Annual Meeting of Stockholders on October 28, 2025.

On November 3, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended June 30, 2025.

On December 4, 2025, Nasdaq notified the Company that it had regained compliance with Nasdaq Listing Rule 5250(c)(1), as well as Nasdaq Listing Rules 5550(b)(1) and 5620(a), following a hearing before the Nasdaq Hearings Panel. The Company remains subject to a bid price compliance deadline under Nasdaq Listing Rule 5550(a)(2) and a Mandatory Panel Monitor through November 14, 2026.

On March 4, 2026, we received written notice from Nasdaq that the Nasdaq Hearings Panel had determined to delist our common stock due to our failure to comply in prior periods with certain Nasdaq listing requirements, including Nasdaq Listing Rules 5550(a)(2), 5250(c)(1), 5550(b)(1), and 5620(a). Trading in our common stock on Nasdaq was suspended at the open of trading on March 6, 2026. The Company appealed the Panel’s determination to the Listing Council, which affirmed the delisting decision on May 26, 2026. The Listing Council’s decision remains subject to discretionary review by the Nasdaq Board pursuant to Nasdaq Rule 5825. There can be no assurance that our common stock will be relisted on Nasdaq.

Results of Operations

Results of Operations (Comparison of the three months ended March 31, 2026 and 2025)

Revenue

	Three months ended March 31,		Change
	2026	2025	Dollars	%
Revenue	$3,214,991	$-	$3,214,991	-%

For the three months ended March 31, 2026, the Homology of Medicine and Food Series, Computing Power Product Series, and Maca Product Series generated revenues of $428,786, $2,649,785, and $136,420 respectively, accounting for 13.34%, 82.42%, and 4.24% of the total revenue. Our total revenue was $3,214,991 for the three months ended March 31, 2026 and it was $nil for the three months ended March 31, 2025. The significant increase in revenue was mainly due to the sale of maca inventory and the additional revenue generated by the new medical and food homology product series as well as the computing power product series.

Cost of sales and gross margin

	Three months ended March 31,		Change
	2026	2025	Dollars	%
Cost of revenue	$3,201,338	$-	$3,201,338	-%
Gross profit	13,653	$-	$13,653	-%
Gross profit %	0.42%	-%	-	-

For the three months ended March 31, 2026, the total sales cost was $3,201,338. For the three months ended March 31, 2025, the total sales cost was $nil. The significant increase in the cost of revenue was mainly due to the corresponding cost growth of the Maca series products and the inclusion of the Homology of Medicine and Food Series and the Computing Power Product Series.

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For the three months ended March 31, 2026, the total gross profit reached $13,653, with a gross profit margin of 0.42%. In contrast, for the three months ended March 31, 2025, the gross profit was $nil, with a gross profit margin of Nil.

Operating Expenses

	Three months ended March 31,		Change
	2026	2025	Dollars	%
Operating Expenses	$1,337,791	$752,677	$585,114	77.74%

For the three months ended March 31, 2026, the total operating expenses amounted to $1,337,791. For the three months ended March 31, 2025, the total operating expenses amounted to $752,677. The figure increased by $585,114, representing a growth rate of 77.74%. This was mainly due to the rise in labor costs and professional expenses (including legal and consulting service fees).

Net Loss

	Three months ended March 31,		Change
	2026	2025	Dollars	%
Net Loss	$15,434,637	$385,556	$15,049,081	3903.22%

For the three months ended March 31, 2026, we incurred a net loss of $15,434,637, compared to a net loss of $385,556 for the same period of 2025. The increase in net loss was mainly attributed to the rise in labor costs and professional expenses (including legal and consulting service fees) as well as the fair value measurement of digital assets.

Results of Operations (Comparison of the six months ended March 31, 2026 and 2025)

Revenue

	Six months ended March 31,		Change
	2026	2025	Dollars	%
Revenue	$18,983,787	$22,853	$18,960,934	82,969.12%

For the six months ended March 31, 2026, the Homology of Medicine and Food Series, Computing Power Product Series, and Maca Product Series generated revenues of $1,855,618, $5,010,158, and $12,118,011 respectively, accounting for 9.78%, 26.39%, and 63.83% of the total revenue. Our total revenue was $18,983,787 for the six months ended March 31, 2026 and it was $22,853 for the six months ended March 31, 2025, representing a growth of 82,969.12%. The significant increase in revenue was mainly due to the sale of maca inventory and the additional revenue generated by the new medical and food homology product series as well as the computing power product series.

Cost of sales and gross margin

	Six months ended March 31,		Change
	2026	2025	Dollars	%
Cost of revenue	$18,882,718	$7,374	$18,875,344	255,971.58%
Gross profit	101,069	$15,479	$85,590	552.94%
Gross profit %	0.53%	67.73%	-	-

For the six months ended March 31, 2026, the total sales cost was $18,882,718. For the six months ended March 31, 2025, the total sales cost was $7,374. This figure increased by 255,971.58%. The significant increase in the cost of revenue was mainly due to the corresponding cost growth of the Maca series products and the inclusion of the Homology of Medicine and Food Series and the Computing Power Product Series.

For the six months ended March 31, 2026, the total gross profit reached $101,069, with a gross profit margin of 0.53%. In contrast, for the six months ended March 31, 2025, the gross profit was $15,479, with a gross profit margin of 67.73%. The decline in the gross profit margin was mainly due to the sale of the maca series at discounted prices and the increased proportion of revenue from the Homology of Medicine and Food Series and Computing Power Product Series.

Operating Expenses

	Six months ended March 31,		Change
	2026	2025	Dollars	%
Operating Expenses	$3,417,780	$2,270,435	$1,147,345	50.53%

For the six months ended March 31, 2026, the total operating expenses amounted to $3,417,780. For the six months ended March 31, 2025, the total operating expenses amounted to $2,270,435 The figure increased by $1,128,643, representing a growth rate of 50.53%. This was mainly due to the rise in labor costs and professional expenses (including legal and consulting service fees).

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Net Loss

	Six months ended March 31,		Change
	2026	2025	Dollars	%
Net Loss	$34,860,910	$1,921,805	$32,939,105	1713,97%

For the six months ended March 31, 2026, we incurred a net loss of $34,860,910, compared to a net loss of $1,921,805 for the same period of 2025. The increase in net loss was mainly attributed to the rise in labor costs and professional expenses (including legal and consulting service fees) as well as the fair value measurement of digital assets.

Results of Operations (Comparison of Years Ended September 30, 2025 and 2024)

	Fiscal Year ended September 30,		Change
	2025	2024	Dollars	%
Products revenues	$10,231,791	$1,930,291	$8,301,500	430.06%
Service revenues	65,987	-	65,987	100%
Total revenue	10,297,778	1,930,291	8,367,487	433.48%

For the fiscal year ended September 30, 2025, the Homology of Medicine and Food Series, Computing Power Product Series, and Maca Product Series generated revenues of $6,349,253, $3,804,691, and $144,726, respectively, accounting for 61.65%, 36.94% and 1.41% of the total revenue. Our total revenue was $10,297,778, compared with $1,930,291 for the fiscal year ended September 30, 2024, representing a growth of 433.48%. The significant increase in revenue was primarily attributable to the inclusion of revenues from the Homology of Medicine and Food Series and the Computing Power Product Series, which were generated by entities acquired during the fiscal year ended September 30, 2025. Accordingly, the year-over-year revenue growth was driven largely by acquisitions rather than organic expansion of the Company’s existing operations.

Cost of revenue and gross margin

	Fiscal Year ended September 30,		Change
	2025	2024	Dollars	%
Products cost	$10,108,590	$1,898,122	$8,206,667	432.36%
Service cost	63,347	-	63,347	100%
Total cost	10,171,937	1,898,122	8,273,815	435.89%
Gross profit	125,841	32,169	93,672	291.19%
Gross margin %	1.22%	1.67%

Cost of revenue

For the fiscal year ended September 30, 2025, total cost of revenue amounted to $10,171,937, compared to $1,898,122 for the fiscal year ended September 30, 2024, representing an increase of 435.89%.

The cost of revenue for the year ended fiscal year ended September 30, 2025 was primarily attributable to the Homology of Medicine and Food Series, the Computing Power Product Series, and the Maca Product Series. For the fiscal year ended September 30, 2025, product costs relating to these series were $6,278,927, $3,777,292, and $116,609, accounting for 61.72%, 37.13% and 1.15% of the total cost of revenue.

The significant increase in cost of revenue was mainly due to the inclusion of the Homology of Medicine and Food Series and the Computing Power Product Series, which were generated from entities acquired during the fiscal year and primarily relate to trading activities. Accordingly, the year-over-year increase in cost of revenue was driven largely by the consolidation of newly acquired entities rather than an increase in costs incurred by the Company’s existing operations.

Gross profit

For the fiscal year ended September 30, 2025, total gross profit amounted to $125,841, compared to $32,169 for the fiscal year ended September 30, 2024. The increase in gross profit was primarily attributable to higher revenue generated from the Homology of Medicine and Food Series and the Computing Power Product Series, which were contributed by entities acquired during the fiscal year.

For the fiscal year ended September 30, 2025, gross profit from the Homology of Medicine and Food Series, the Computing Power Product Series, and the Maca Product Series was $70,325, $27,399, and $28,117, accounting for 55.88%, 21.77% and 22.35% of the total gross profit.

Gross margin

For the fiscal year ended September 30, 2025, the Company’s gross profit margin was 1.22%, compared to 1.67% for the fiscal year ended September 30, 2024. The decrease in gross profit margin was mainly due to a higher proportion of revenue generated from the Homology of Medicine and Food Series and the Computing Power Product Series, which primarily operate as trading businesses and generally generate lower gross margins than the Company’s historical operations.

Operating Expenses

	Fiscal Year ended September 30,		Change
	2025	2024	Dollars	%
Operating Expenses	$4,419,331	$6,425,572	$(2,006,241)	(31.22)%

For the fiscal year ended September 30, 2025, operating expenses totaled $4,419,331, compared to $6,425,572 for the fiscal year ended September 30, 2024, representing a decrease of $2,006,241 or 31.22%. This is mainly due to the reduction in labor costs, professional fees (including legal and consulting services), and office expenses.

Net Loss

	Fiscal Year ended September 30,		Change
	2025	2024	Dollars	%
Net Loss	$4,890,555	$8,972,735	$(4,082,180)	(45.50)%

For the fiscal year ended September 30, 2025, the Company recorded a net loss of $4,890,555, compared to a net loss of $8,972,735 for the fiscal year ended September 30, 2024. The decrease in net loss was primarily attributable to lower operating expenses, which is mainly due to the decrease in labor costs, professional fees (including legal and consulting service fees), and office expenses.

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Liquidity and Capital Resources

As of the date of this prospectus, the Company has funded its operations primarily through proceeds from registered public offerings and private placements of its Common Stock. The Company’s principal uses of cash include funding operations, product commercialization and development activities, administrative support, and working capital requirements.

As of March 31, 2026, the Company had a cash balance of approximately $17,025 and has incurred recurring net losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date of this prospectus.

Management has evaluated the Company’s ability to continue as a going concern by considering its current cash resources, the value of its digital assets, and its expected operating expenses over the next twelve months. Management’s plans to alleviate the conditions giving rise to substantial doubt include seeking additional funding through public or private equity financings, equity-linked instruments, or other capital-raising activities. The timing and availability of such funding are subject to market conditions and other factors, including the potential exercise of outstanding warrants by warrant holders.

There can be no assurance that such financing will be available on acceptable terms, or at all. Accordingly, management has concluded that substantial doubt about the Company’s ability to continue as a going concern has not been alleviated.

Summary of Cash Flows

	Six Months Ended March 31,
	2026	2025
Cash used in operating activities	$(10,129,033)	$(10,294,334)
Cash provided by (used in) investing activities	(160)	12,767
Cash provided by financing activities	$10,053,075	$10,074,304
Effect of foreign exchange on cash	$(44,144)	$(254,555)
Net change in cash	$(120,262)	$(461,818)

	Fiscal Year Ended September 30,
	2025	2024
Cash used in operating activities	$(17,593,993)	$(9,970,680)
Cash provided by (used in) investing activities	$22,365	$(320,043)
Cash provided by financing activities	$17,247,540	$9,586,272
Effect of foreign exchange on cash	$(2,847)	$312,906
Cash flows generated from discontinued business operations	$-	$(127,102)
Net decrease in cash	$(326,935)	$(518,647)

Discontinued operations

On June 7, 2024, the Company’s Board of Directors passed a resolution to sell (1) NuZee KOREA Ltd, a company incorporated in Korea and a wholly-owned subsidiary of the Company; and (2) NuZee Investment Co., Ltd, a company incorporated in Japan and a wholly-owned subsidiary of the Company.

During the fiscal years ended September 30, 2025 and September 30, 2024, the cash outflows arising from the cessation of business operations were $Nil and $127,102 respectively.

Operating Activities

For the six months ended March 31, 2026, net cash used in operating activities was $10,129,033, compared to net cash used in operating activities of $10,294,334 for the six months ended March 31, 2025. The cash outflows for the six months ended March 31, 2026 were primarily related to purchases of digital assets and other professional expenses, including legal fees. The cash outflows for the six months ended March 31, 2025 were primarily related to purchases of raw materials and inventory, office rent, legal fees, and other professional expenses.

For the year ended September 30, 2025, net cash used in operating activities was $17,593,993, compared to net cash used in operating activities of $9,970,680 for the year ended September 30, 2024. The cash outflow for the year ended September 30, 2025 arose primarily from purchases of raw materials and finished products. The cash outflow for the year ended September 30, 2024 arose primarily from purchases of raw materials and finished products and the disposal of subsidiaries.

Investing Activities

Net cash used in investing activities totaled $160 for the six months ended March 31, 2026, compared with net cash provided by investing activities of $12,767 in the corresponding 2025 period. The current period’s cash outflows from investing activities were primarily attributable to the disposal of subsidiaries, whereas the prior-year period’s cash inflows stemmed mainly from subsidiary acquisitions and the sale of property and equipment.

In the fiscal year ended September 30, 2025, we received $22,365 in cash from investing activities, which was a cash inflow from the disposal of subsidiaries and equipment. In the fiscal year ended September 30, 2024, we used $320,043 in cash in investing activities, which was a cash outflow arising from the purchase of equipment.

Financing Activities

Historically, we have funded our operations through the issuance of our equity securities.

Net cash provided by financing activities was $10,053,075 for the six months ended March 31, 2026, primarily attributable to the gains from convertible notes and the issuance of warrants. For the six months ended March 31, 2025, net cash provided by financing activities was $10,074,304 primarily attributable to proceeds from private placement and issuance of Common Stock.

Cash provided from financing activities increased from $9,586,272 as of September 30, 2024 to $17,247,540 as of September 30, 2025. The main reason for the increase is the rise in private placement. During the fiscal year ended September 30, 2025, financing activities included the offerings and sales of the Company’s common stock and convertible notes.

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Bitcoin Acquisitions and Sources of Capital

The Company has acquired Bitcoin through a combination of equity financing transactions and purchases using working capital as part of its overall capital allocation and treasury management strategy. On August 25, 2025, the Company entered into a securities purchase agreement with certain non-U.S. investors providing for the issuance of 220,000,000 shares of common stock in exchange for Bitcoin valued at approximately $55.0 million, resulting in the initial acquisition of approximately 500 Bitcoin. This transaction represents a non-cash financing activity that increased the Company’s digital asset holdings without the use of cash resources. On October 20, 2025, the Company acquired an additional 230 Bitcoin for an aggregate purchase price of approximately $24.61 million. The purchase was funded through a combination of (i) approximately $14.45 million of working capital generated from the Company’s operating activities and (ii) approximately $10.0 million of proceeds from prior equity and equity-linked financing transactions. This purchase represents a direct use of the Company’s cash resources and reflects management’s decision to allocate a portion of its liquidity to digital assets. Accordingly, the Company’s historical Bitcoin acquisitions have been funded through a combination of non-cash equity issuances and the application of proceeds from prior financing transactions, together with a portion of its available working capital.

In addition, this registration statement relates to a primary offering pursuant to a Securities Purchase Agreement that permits investors to pay the purchase price for the Units in either U.S. dollars or Bitcoin. Based on an assumed Bitcoin price of $65,000 per Bitcoin, if investors were to elect to pay the purchase price entirely in Bitcoin across all closings, the Company would receive approximately 10,000 Bitcoin in the aggregate. The actual number of Bitcoin, if any, that the Company receives will depend on the extent to which investors elect to pay the purchase price in Bitcoin rather than U.S. dollars, the market price of Bitcoin at the time of each closing, and the completion of one or more subsequent closings, which are subject to conditions, including stockholder approval to increase the Company’s authorized shares of common stock. The Company currently expects to complete the Initial Closing promptly following the effectiveness of the registration statement of which this prospectus forms a part and the execution of the Securities Purchase Agreement with participating investors

The Company currently views its Bitcoin holdings as a long-term digital treasury reserve asset and does not expect to use Bitcoin as a funding source for its day-to-day operations or for acquisition activity. Except as described above and elsewhere in this prospectus, the Company does not currently expect to use the net cash proceeds from this offering to purchase additional Bitcoin, and its future acquisitions of Bitcoin, if any, will depend on market conditions, available liquidity, and capital allocation priorities.

Off-Balance Sheet Arrangements

As of March 31, 2026, we had no off-balance sheet arrangements that might have a current or future material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements that have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). As discussed in “Note 2—Basis of Presentation and Summary of Significant Accounting Policies” to the Consolidated Financial Statements, the preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. US GAAP provides the framework from which to make these estimates, assumptions and disclosures. We choose accounting policies within US GAAP that management believes are appropriate to accurately and fairly report our operating results and financial position in a consistent manner. Management regularly assesses these policies in light of current and forecasted economic conditions. See the “Note 2—Basis of Presentation and Summary of Significant Accounting Policies” to the Consolidated Financial Statements for a summary of our accounting policies.

Recent Accounting Pronouncements

Recent accounting pronouncements which may be applicable to us are described in “Note 2—Basis of Presentation and Summary of Significant Accounting Policies” to the Consolidated Financial Statements included as part of this prospectus.

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BUSINESS

Overview

CIMG is a company incorporated in Nevada and has been listed on Nasdaq since June 2020. On March 4, 2026, the Nasdaq Hearings Panel issued a determination to delist the Company’s Common Stock. The Company appealed the Panel’s determination to the Listing Council, which affirmed the delisting decision on May 26, 2026. The Listing Council’s decision remains subject to discretionary review by the Nasdaq Board pursuant to Nasdaq Rule 5825. There can be no assurance that our common stock will be relisted on Nasdaq. The Company’s Common Stock is currently quoted on the OTC Markets under the symbol “CIMG.” We were formerly known as “Nuzee, Inc.” with a previous ticker symbol “NUZE”, and we changed our corporate name and ticker symbol to “CIMG Inc.” and “IMG” in October 2024. We previously focused on specialty coffee and related technologies, but we are now expanding our sales and distribution channels in Asia to provide a wider variety of healthy foods to Asian customers. We also help our customers and distributors maximize user growth and product sales through AI computing technology. These AI services have supported our expansion in Asia.

On June 7, 2024, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Masateru Higashida, our former Chief Executive Officer and Director, pursuant to which we sold all issued and outstanding shares of our wholly-owned subsidiaries, NuZee KOREA Ltd. and NuZee Investment Co., Ltd., to Mr. Higashida. The sale was completed in June 2024.

Since July 2024, we have been undergoing a transformation in digital marketing, distribution, and sales. As part of this transformation, we have expanded our sales and distribution network to include Maca-enhanced food and beverages, reaffirming our commitment to reshaping the online marketing, sales, and distribution landscape for consumer products.

Maca, a plant in the Brassicaceae family that originated in South America, has oval leaves and a root that resembles a small round radish. It is edible and is widely regarded as a natural “superfood” Maca is rich in nutrients and is believed to nourish and strengthen the human body, and it is often referred to as “South American ginseng”. The primary cultivation regions for Maca include the Andes Mountains in South America and the Jade Dragon Snow Mountain area in Lijiang, Yunnan, China.

We have secured exclusive distribution and sales rights in Asia for a three-year term for “Kangduoyuan” brand Maca products. The product portfolio under this agreement includes Maca Peptide Coffee, Maca-Noni, Maca Wine, Maca Purified Powder, and other Maca-related offerings. We promote these products through a digital marketing strategy and online sales channels, which has supported our Maca series growth. See “—Recent Developments.”

Since July 2024, we launched the “Homology of Medicine and Food” series. including Huomao-branded products, exosome eye drops and other health and wellness products. The Homology of Medicine and Food Series is guided by traditional Chinese medicine theory, incorporates modern nutritional principles to identify the functional attributes of certain foods and food-derived ingredients. we are committed to providing healthier and more suitable health and wellness products for Asian customers. The launch of the new product effectively contributed to the growth of our sales.

We source, market, and distribute health and wellness products, including Maca-based dietary supplements, functional foods, and beauty products. We leverage technology and data-driven marketing tools to support product promotion and sales. We are committed to providing high-quality products with a focus on responsible and sustainable sourcing to consumers seeking to enhance their health and wellness. We sell our products through online channels and a network of retail partners, including grocery stores, convenience stores, and vending machines.

Since September 2025, we launched the “Computing Power Product” series. We provide customers with hardware devices, such as GPUs integrated with artificial intelligence data-processing modules. These modules are embedded in the GPUs and tailored to the characteristics and needs of each industry. The modules enable industry-specific data learning, helping applications develop more accurate data-processing patterns, and intelligently complete operational tasks. We primarily sell these products to business customers, who then integrate them into their own servers, core processors, and other computing infrastructure and deliver solutions to their end users. We continuously refine our artificial intelligence data-processing templates and enhance the learning capabilities of the modules to deliver more accurate intelligent services across a broad range of industries.

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The diagram below is our corporate structure as of the date of this prospectus.

Our sources of revenue

(i) The Maca Series

In the fourth quarter of the fiscal year ended September 30, 2024, we launched our health-focused product line in Asia, the Maca Series. Maca, a plant native to South America and a member of the Brassicaceae family, is known for its nutritional value and adaptogenic properties. Often referred to as “South American ginseng,” Maca is prized for its ability to support stamina, vitality, and overall wellness. It is primarily cultivated in the Andes Mountains in south America, and Jade Dragon Snow Mountain in Yunnan Province, China.

As of the date of this prospectus, our Maca Series product line includes Maca Peptide Coffee, Maca-Noni, Maca Purified Powder, and Maca Wine. Each product features green purification factors derived from the Maca plant, resulting in a natural and clean composition.

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Maca Peptide Coffee

Our Maca Peptide Coffee is characterized by a strong yet smooth, non-bitter taste with a subtle fruity aroma. It is medium-roasted and contains no added sugar, preserving its original flavor profile. The primary ingredients include Maca peptide, yellow essence, and Malaysian white coffee. In our formulation, coffee is added mainly to enhance flavor and provide a familiar coffee taste, while the functional attributes are derived primarily from Maca and yellow essence.

We use high-quality Maca grown at altitudes of no less than 3,200 meters, with an average yield of approximately 70 kilograms per mu. The Maca is cultivated without the use of pesticides, fertilizers, or growth enhancers. To maximize potency, harvesting occurs only after the leaves have turned brown, which is intended to ensure the effectiveness of the raw material.

Maca-Noni

Maca-Noni is a Maca-enhanced, plant-based energy drink that is intended for consumption scenarios similar to those of traditional energy drinks, such as Red Bull. It is positioned as a plant-based beverage alternative to traditional energy drinks and is marketed for general lifestyle consumption. Unlike traditional energy drinks, Maca-Noni is primarily made from Maca extracts and does not contain caffeine. As a result, it is positioned as a healthier alternative to conventional energy drinks, and long-term consumption may offer additional wellness benefits.

The initial batch of Maca-Noni plant-based energy drinks is offered in 250 ml cans, with packaging designed to appeal to younger consumers. The packaging adopts a “professional role” design concept, incorporating representations of 66 professions and 132 facial expressions drawn from target consumer groups, including drivers, workers, students, athletes, fitness enthusiasts, lawyers, doctors, live streamers, and e-commerce operators, adding emotional engagement and storytelling elements to the product.

We emphasize quality, sustainability, and transparency in the sourcing and production of our Maca. Our Maca is primarily sourced from Yunnan, China, where it is cultivated in high-altitude regions that are favorable for Maca growth. We work closely with Jiangsu Kangduoyuan Beverage Co., Ltd. to promote sustainable sourcing practices and fair-trade standards.

Maca Purified Powder

Maca Purified Powder is positioned as a nutritional supplement and contains protein, amino acids, polysaccharides, minerals, and certain bioactive compounds, such as Macamides and Macalenes. These components are commonly associated with general nutritional support. The product is formulated using natural ingredients and is marketed as part of a balanced diet and healthy lifestyle. In addition, antioxidant-related components are commonly associated with supporting overall wellness and skin condition. We do not make medical claims or offer medical products.

We currently distribute our Maca Series products primarily through wholesale channels, supplying grocery stores, convenience stores, and vending machine operators. Going forward, we plan to expand our retail operations and leverage digital technologies to enhance marketing effectiveness and diversify our sales models. Our distribution network spans both online platforms and offline points of sale.

Our commitment extends beyond product quality to brand presentation and packaging design. We focus on creating packaging that resonates with professionals across various industries, making our products more personalized, youthful, and distinctive. For example, Maca-Noni is a newer addition to our functional beverage offerings, combining health-focused branding with an updated and innovative design.

Maca Wine

Maca Wine is an alcoholic beverage formulated with Maca and is marketed as a specialty wellness-oriented product with a distinctive flavor profile. It is positioned for social and family dining occasions, where it is consumed as part of meals and gatherings. The product is promoted for its taste characteristics and its association with traditional wellness concepts.

Maca Wine is inspired by traditional dietary and wellness practices and is marketed as a daily wellness beverage when consumed in moderation. It is not intended to diagnose, treat, cure, or prevent any disease. Moderate consumption is promoted as part of a balanced lifestyle. We do not make medical claims with respect to Maca Wine or any of our products.

For the fiscal year ended September 30, 2025, the Maca Series products contributed $144,726, or 1.41% of our total revenue.

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(ii) The Homology of Medicine and Food Series

In the fourth quarter of the fiscal year ended September 30, 2025, we expanded our product offerings in Asia to include The Homology of Medicine and Food Series, including Huomao-branded products, exosome eye drops, and other health and wellness products. We expanded our sales channels and diversified our product portfolio through the acquisition of subsidiaries, enabling us to offer Asian customers a broader range of health and wellness products. For example, we acquired Shanghai Huomao, which provided us with Huomao-branded products such as Huomao liquor. The Homology of Medicine and Food Series is guided by traditional Chinese medicine theory, incorporates modern nutritional principles to identify the functional attributes of certain foods and food-derived ingredients. We do not offer medical products or provide medical advice; rather, we are committed to providing healthier and more suitable health and wellness products for Asian customers.

We currently distribute our Homology of Medicine and Food Series products through wholesale channels. Looking ahead, we plan to expand into retail services and leverage digital technologies to optimize marketing strategies and diversify our sales models. Our distribution network already spans both online platforms and offline points of sale.

The exosome eye drops contributed the largest share of revenue among all Homology of Medicine and Food series products. The exosome eye drops are a type of soothing eye drops. Their core technology is derived from living cells of exosomes, and they do not contain hormones or antibiotics. The exosome eye drops have the effects of relieving fatigue, improving pseudo-myopia and reducing eye dryness. For users, exosome eye drops will be helpful in alleviating eye discomfort when spending long periods in front of electronic devices such as computers and mobile phones, and will contribute to protecting eye health.

For the fiscal year ended September 30, 2025, the Homology of Medicine and Food Series products contributed $6,349,252, or 61.71% of our total revenue, in which 60.10 % contributed by Exosome eye drops. Although exosome eye drops revenue was from a one-time order, we plan to expand the Homology of Medicine and Food Series in the future, including exosome eye drops, to provide customers with healthier products and increase revenue.

(iii) Computing Power Product Series

For the fiscal year ended September 30, 2025, we generated revenue from our “Computing Power Product” series. We provide distributors and other business customers in Asia with hardware devices, such as GPUs integrated with artificial intelligence-enabled data-processing modules, together with data analytics and marketing support services. The data-processing modules are embedded in the GPUs and tailored to the characteristics of each industry. These modules provide industry-specific data learning capabilities, help applications develop more accurate data-processing patterns, and intelligently complete operational tasks.

For the fiscal year ended September 30, 2025, this revenue source contributed $3,804,691, or 36.94% of our total revenue.

Digital Asset Strategy

In addition to its operating activities, the Company has adopted a treasury management strategy that includes holding Bitcoin as a long-term reserve asset. The Company first began holding Bitcoin on August 25, 2025 and made its first Bitcoin purchase on October 20, 2025. The Company evaluated several digital assets, including Bitcoin, Ethereum and USDT, in connection with its treasury strategy and ultimately chose to emphasize Bitcoin because it is the most widely adopted and liquid digital asset and has deeper global trading markets than these alternatives, which management believes makes it comparatively more suitable as a long-term treasury reserve asset. In addition, management observed that the market price of Bitcoin has historically exhibited lower volatility than that of Ethereum over certain periods that it reviewed. The Company also has established working relationships with certain of its existing investors who hold Bitcoin, which it believes facilitates settlement of equity financing transactions in Bitcoin.

The Company may evaluate the role of digital assets in its broader financial strategy over time; however, any such activities would be complementary to, and not a replacement for, its existing operating business. The Company’s core business consists of three principal product lines: the Maca product series, the homology of medicine and food product series, and the computing power product series. These operating activities continue to be the primary drivers of the Company’s revenues and business strategy. The Company’s Bitcoin holdings are not part of its operating business and do not currently generate revenue. Rather, Bitcoin is held to diversify the Company’s cash holdings and as a potential long-term store of value. The Company does not currently intend to use its Bitcoin holdings to fund its operations or any potential acquisitions, and, as of the date of this prospectus, the Company does not rely on its Bitcoin holdings to support its working capital needs.

Sources of Capital

The Company has acquired Bitcoin through a combination of equity financing transactions and purchases using working capital. The Company initially acquired approximately 500 Bitcoin through a private placement and subsequently purchased an additional 230 Bitcoin using working capital and proceeds from equity and equity-linked financing transactions. The Company may also receive additional Bitcoin in connection with the offering described in this prospectus, depending on investor election and the completion of future closings. See “Management’s Discussion and Analysis—Liquidity and Capital Resources—Bitcoin Acquisitions and Sources of Capital” for a description of our Bitcoin acquisition strategy and sources of capital.

Policies and Hedging

The Company does not currently maintain formal policies governing the active trading or monetization of its Bitcoin holdings. Bitcoin is held as a long-term reserve asset, and decisions regarding the acquisition or disposition of Bitcoin are made by management and are subject to oversight by the Company’s board of directors. The Company does not presently intend to exchange cash for additional Bitcoin or to monetize its existing Bitcoin holdings in the near term and expects to consider sales of Bitcoin primarily to meet liquidity needs or respond to significant changes in market or regulatory conditions.

The Company has not implemented any hedging strategies with respect to its Bitcoin exposure and does not currently engage in derivatives or other instruments designed to mitigate Bitcoin price volatility. The Company may evaluate hedging or other risk management strategies in the future depending on market conditions, its level of Bitcoin holdings, and its overall capital structure.

Custody of Digital Assets

The Company utilizes Safe{Wallet}, a multi-signature digital wallet solution developed by Safe Labs GmbH, to administer its Bitcoin holdings. The Company accesses Safe{Wallet} on a self-managed basis and has not entered into any separate written services agreement, custodial agreement or other contractual arrangement with Safe Labs GmbH. Safe Labs GmbH does not act as a custodian of, and does not have access to, the Company’s private keys or Bitcoin, and the Company’s Bitcoin holdings remain under its sole control. The wallet in which the Company’s Bitcoin is held is owned and maintained by CIMG PTE. LTD., a wholly owned subsidiary of the Company. Access to the wallet is controlled through a multi-signature protocol. Three authorized users, consisting of Jianshuang Wang, the Company’s Chief Executive Officer, Feng Tian, the Chief Financial Officer and Yanli Hou, a member of its board of directors, each maintain separate private key credentials. Under the Company’s internal governance procedures, any transaction involving the transfer or use of its Bitcoin requires the approval and authorization of all authorized users, and no single individual has unilateral control over the Company’s Bitcoin holdings. The Company maintains control of its private keys and does not rely on a third-party custodian to hold its Bitcoin. Therefore as of the date of this prospectus, the Company has not entered into any custodian agreement with any entity with respect to holding its Bitcoin in custody. The Company’s Bitcoin is held in segregated wallet addresses used solely for the Company and is not commingled with the digital assets of other users. The Company’s private key materials are maintained through its self-managed wallet infrastructure, which is accessible online subject to internal access controls and authentication procedures. The Company does not currently store its private keys in any offline, or “cold,” storage environment. The Company does not currently maintain insurance coverage for its Bitcoin holdings and does not engage a third party to independently verify the existence of its Bitcoin. The Company periodically verifies its holdings through internal procedures.

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International operations

Hong Kong and the PRC

We acquired Beijing Xilin in March 2025, Shanghai Huomao in April 2025, Shenzhen Zhimeng in August 2025, and Braincon Limited and its subsidiaries in September 2025. On September 16, 2025, Henan Zhongyan established a wholly owned subsidiary, Nuanyou. On September 23, 2025, DZR Tech acquired Braincon Limited and its subsidiaries and now holds 100% of the shares of Braincon Limited. As a result of these acquisitions and organizational developments, we have expanded our operational footprint and distribution capabilities and currently distribute Maca products in Hong Kong, the PRC, and other Asian markets. Our strategy focuses on leveraging local relationships to establish long-term partnerships across these regions.

Our Customers

Our customers include wholesale distributors, such as grocery stores, convenience stores, and vending machine operators.

Maca Series: We sell the Maca Series products to wholesale distributors, such as grocery stores, convenience stores, and vending machine operators.

The Homology of Medicine and Food Series: We sell the Homology of Medicine and Food Series products to wholesale distributors.

The Computing Power Product series: We sell hardware devices, such as GPUs embedded with artificial intelligence data-processing modules, to enterprise customers such as China Merchants Bank.

For the fiscal years ended September 30, 2025, our significant customers (defined as those that contributed more than 10% of our total revenue) were Customer A and Customer B, contributed 60% and 36% of our total revenue, respectively. The loss of either of these customers, or a material reduction in business from them, would have a material adverse effect on our business, results of operations and financial condition.

Our Suppliers

Our suppliers include raw material providers, finished product providers, and research and development service providers.

Maca Series: We purchase maca raw materials from raw material suppliers and entrust a third party to process them into maca series products for sale.

The Homology of Medicine and Food Series: In addition to acquiring subsidiaries to independently produce the Homology of Medicine and Food products, we also screen high-quality finished product providers to provide healthy and suitable products for Asian customers.

The Computing Power Product Series: In addition to independently developing core technologies, technology providers provide us with application services for computing power technology.

For the fiscal years ended September 30, 2025, our significant suppliers (defined as those that contributed more than 10% of our total purchase) were Supplier YKYM, Supplier B and Supplier C, contributed 45.64%, 33.12% and 20.07% of our total purchase, respectively.

Market Opportunity

The global market for natural and plant-based dietary supplements has experienced significant growth in recent years, driven by increasing consumer awareness of health and wellness. As a result, demand for Maca products has grown substantially, particularly in the health, beauty, and fitness sectors. In addition, advances in artificial intelligence have led enterprise customers to place greater emphasis on using artificial intelligence technologies to improve product development and marketing and promotion.

According to a public report by market research firm Research Nester published on November 19, 2025, the global Maca market is projected to grow at a compound annual growth rate (“CAGR”) of more than 4.2% from 2026 to 2035 and to exceed approximately $100 million by 2035.

According to a public report released by market research and consulting firm QYResearch on March 2, 2025, the global Medicine and Food Homologous Products market is expected to grow from $1.07 billion in 2024 to $1.45 billion by 2031, representing a CAGR of 4.5% from 2025 to 2031.

According to a public report released by market research and management consulting firm Global Market Insights Inc. in July 2025, the global artificial intelligence hardware market is projected to grow from $66.8 billion in 2025 to $296.3 billion in 2034, representing a CAGR of 18%.

Operational capacity

We currently lease office space in Florida, United States, Hong Kong, and Beijing, China, to serve as offices for our daily operations. We believe our office space is sufficient to meet our current and anticipated operational requirements.

Our executive office and administrative operations are located in Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong.

Distribution

We sell our Maca products and Homology of Medicine and Food products through offline channels. In the future, we plan to develop both online and offline sales channels. Offline channels will involve traditional convenience stores, chain supermarkets, chain stores, gas stations, and vending machines. The online channel will be multi-platform matrix layout, including TikTok, Alibaba.com, Tencent, JD.com +AI artificial intelligence, enhance brand exposure, precise audience positioning, multi-channel communication, and improve content exposure and interaction. Through a comprehensive and systematic e-commerce operations service model, we help brands maximize resource utilization, accurately target consumers, enhance brand exposure and sales, and optimize the user experience. Based on product attributes, we identify and coordinate suitable celebrity or influencer collaborations to build brand identity, elevate brand image, increase awareness, and drive product sales.

We sell our “Computing Power Product” series to enterprise customers, such as China Merchants Bank, through an offline sales model. In the future, we plan to independently develop these products and offer them directly to individual users.

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Competition

Consumers in Asia are increasingly concerned about health, which has intensified the competition in the massive health industry. Not only local brands but also international brands are vying for consumers’ attention. This market has strong growth potential. There is strong growth potential, especially as consumer interest in natural, functional foods continues to rise. International brands, with their strong emphasis on quality, organic ingredients, and health benefits, are well-positioned to capture market share in countries like Southeast Asia. However, local competitors have an advantage in terms of distribution networks and understanding regional consumer preferences. A focus on premium product quality, sustainability, and effective marketing will be key to success in this evolving market.

The products of massive health industry are diverse, and the product market is relatively fragmented, covering numerous local and international brands. Many competitors emphasize organic or natural ingredients and wellness benefits, and local brands often benefit from established distribution networks and familiarity with regional consumer preferences. We compete primarily on product quality, brand positioning, sustainability and the effectiveness of our digital marketing and distribution capabilities.

With the continuous development of intelligent application technology, more and more traditional technology industries have entered the field of intelligent technology, which has intensified the competition in the industry. Both individual users and enterprise users are increasingly relying on the convenience brought by intelligent technology, which has also promoted the development of the intelligent technology industry. In the development boom of the intelligent technology industry, our Computing Power Product Series mainly focus on product quality, computing power technology capabilities, and stable supply.

Our Competitive Strengths

We believe that the following strengths contribute to our success:

●	Premium Product Quality: Our In the massive health industry, our maca products all come from top farms in Yunnan, China. The unique environmental conditions there enable the maximum efficacy and purity of the maca roots. Our Medicine and Food Homology Series is screened through strict testing and quality control processes to ensure the stability and reliability of the products. The strict pursuit of quality thus provides consumers with high-quality products they can trust. In the Computing Power Product Series, we specialize in studying the industry characteristics of each customer, embedding different emphasis data processing modules in the hardware, so that the products can more accurately form data processing habits in applications, and thus complete operation tasks intelligently. Our focus and dedication on quality and meeting customer needs have enabled us to stand out in the market and build long-term customer loyalty.

●	Sustainability and Fair Trade: We are deeply committed to sustainability and ethical sourcing practices. We work directly with local Maca suppliers in China to support responsible farming techniques that protect the environment and promote the long-term viability of Maca cultivation. In addition, whether it is the Maca Series or the Homology of Medicine and Food Series, we ensure to provide fair cooperation and reasonable compensation to all farmers and cooperatives in the supply chain. Our sustainable approach not only benefits the environment but also strengthens our reputation as a socially responsible brand. In the Computing Power Product Series, we have collaborated with China’s leading IT enterprises and obtained distribution authorization to ensure the long-term and sustainable provision of high-quality hardware products to customers.

●	Strong Brand Recognition: Our brand is built on the pillars of transparency, integrity, and customer satisfaction, which has resulted in consistently positive reviews, high repurchase rates, and a loyal customer base. Through strategic branding efforts and word-of-mouth marketing, we aim to establish ourselves as a leading enterprise in the Asian large-scale healthcare product sector equipped with intelligent technologies.

●	Innovative Product Offerings: Our diverse and innovative product portfolio is designed to meet the evolving needs and preferences of modern consumers. In addition to traditional Maca powders, we offer Maca-Noni, Maca Peptide Coffee, Maca Wine and Humao Wine that cater to various lifestyle choices and health goals. We continually invest in research and development to identify new applications for Maca and expand our product line to address emerging consumer trends, such as plant-based nutrition and natural wellness solutions. This adaptability allows us to stay ahead of competitors and reach a broad customer demographic.

●	Experienced Management Team: Our leadership team brings together a wealth of experience in retail, marketing, e-commerce, and business management. This diverse expertise enables us to effectively navigate complex markets, make informed decisions, and scale our operations efficiently. Our team has a proven track record of launching successful marketing campaigns, optimizing sales channels, and driving customer engagement, positioning us to achieve both short-term and long-term business objectives.

●	Effective Digital Marketing and Customer Engagement: One of our key strengths lies in our ability to leverage digital marketing strategies to reach a wide audience and drive brand awareness. Through targeted social media campaigns, sport champion partnerships, and content marketing, we create engaging and informative content that educates consumers about the benefits. Our e-commerce platforms are optimized for user experience, making it easy for customers to browse, purchase, and interact with our brand online. Additionally, our data-driven approach allows us to continuously refine our marketing strategies to maximize customer acquisition, retention, and lifetime value.

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Our Development Strategies

We intend to achieve our mission and further grow our business by pursuing the following strategies:

●	Expanding Product Offerings: As part of our ongoing commitment to innovation and meeting the constantly changing demands of consumers, we plan to continue developing a diverse range of Maca-based products. This includes introducing new product lines such as Maca Peptide Coffee, Maca-Noni, Maca Wine, and Maca Purified Powder in the Maca series, as well as additional products in the Homology of Medicine and Food series and other functional food and beverage items. By expanding our product range, we aim to reach various consumer groups, including those seeking energy-boosting products, plant-based nutrition, and health solutions. This extensive product portfolio will enable us to diversify our revenue sources and enhance our market penetration, positioning us as a leader in the Maca product category. In the future, we plan to also offer the “Computing Power Product Series” to individual users. We plan to gradually develop our own Computing Power Product Series products and provide them to individual users in the future.

●	Geographic Expansion: In line with our growth strategy, we aim to increase our global presence, particularly in international markets where the demand for natural health products is growing rapidly. Our focus will be on expanding within Asia, especially in countries like China and Southeast Asia, where there is a rising interest in plant-based, wellness-oriented foods and beverages. Additionally, we will explore opportunities in North America and Europe, leveraging the increasing consumer shift toward natural and functional ingredients. By strategically entering these markets, we will establish a strong global footprint, catering to consumers seeking alternative, natural solutions for their health and energy needs. Our geographic expansion will be supported by thorough market research, localized marketing efforts, and strategic partnerships with regional distributors and retailers.

●	Enhancing Brand Awareness: Building on our existing reputation, we will significantly increase our marketing efforts to boost brand recognition across all markets. Our strategy will focus heavily on digital marketing initiatives, including targeted online advertising, to engage potential customers at every touchpoint. We also partner with social media influencers and sport champions, to promote our products and showcase their benefits to a larger audience. We will also invest in content marketing, creating valuable educational materials that highlight the health benefits of Maca, thus driving consumer awareness and trust. Our overall marketing approach will aim to create a strong emotional connection with consumers, turning them into long-term loyal customers.

●	Strengthening Distribution Channels: To expand our reach and ensure product availability, we will continue to strengthen and diversify our distribution channels. We will focus on growing our e-commerce platform, optimizing the user experience. Additionally, we will increase partnerships with both large and small retailers, expanding our presence in grocery stores, convenience stores, and vending machines. We will also explore opportunities with international distributors and retailers to increase our product’s visibility in new markets. Through effective supply chain management and collaboration with logistics partners, we will ensure that our products are delivered efficiently and meet the growing demand in different regions. We aim to create a seamless, omnichannel shopping experience for consumers, enabling them to purchase our products both online and in-store.

Recent Developments

Since July 2024, we have been undergoing a transformation in digital marketing, distribution, and sales. As part of this transformation, we have expanded our sales and distribution network to include Maca-infused food and beverages, reaffirming our commitment to reshaping the online marketing, sales, and distribution landscape for consumer products.

We have secured exclusive distribution and sales rights for “Kangduoyuan” brand Maca products. On July 10, 2024, Beijing Zhongyan and Hangzhou Yikang Yimei Health Technology Co., Ltd. (“Yimei”) entered into a cooperation agreement for omni-channel exclusive sales. Under this agreement, Yimei is obligated to (i) produce, process and deliver its branded products and (ii) grant Beijing Zhongyan exclusive omni-channel sales rights for all of its products and the full product series authorized under the “Kangduoyuan” brand. Under this agreement, Yimei will supply products to Beijing Zhongyan at cost, and Beijing Zhongyan has the right to set unified sales pricing and plan sales activities based on market conditions. The agreement has a term from July 10, 2024 to July 1, 2027, and may be terminated by mutual agreement of the parties, with any extension to be agreed in a separately signed agreement. The agreement also contains certain customary clauses such as confidentiality .

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Our PRC subsidiary, Beijing Zhongyan, has signed contracts with multiple PRC-based distribution companies, including Guangdong Jixinsheng Trading Co., Ltd., Shanghai Qingshuteng Trading Co., Ltd., Sichuan Haohua Dinghui Trading Co., Ltd., and Shanghai Jinxianfang Trading Co., Ltd. We plan to gradually expand distribution of Maca-Noni through these distribution companies and target, over the next three years, sales and distribution to 25,000 uSmile PetroChina convenience stores, 400 Guangdong Petroleum Co., Ltd. convenience stores, and 129 convenience stores at Chengdu Energy gas stations in Sichuan Province, and no fewer than 300 self-service vending machines within the next 12 months.

Intellectual Property

Trademarks

We rely on certain intellectual property rights to protect our products and ensure our competitive position in the industry. We have six registered trademarks and four registered domain names as of the date of this prospectus.

We own the following trademark through our subsidiaries:

Trademark Number	File Date	Issue Date	Expiration Date	Trademark Name	Issue Country
53613382	2021/09/07	2021/09/07	2031/09/06	中烟商悦	China
53313376	2021/09/07	2021/09/07	2031/09/06	中烟商悦	China
53585197	2021/09/07	2021/09/07	2031/09/06	中烟商悦	China
53589114	2021/08/28	2021/08/28	2031/08/27		China
7813288	2024/08/19	2025/05/27	2035/05/26	coco mango	USA
7813227	2024/08/19	2025/05/27	2035/05/26	coco mango	USA

Domain Names

We have the right to use the following domain names registered in the PRC:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name

1	2021/1/4	2026/1/5	Alibaba Cloud Computing (Beijing) Co., Ltd.	Zhongyan.online
2	2021/1/4	2026/1/5	Alibaba Cloud Computing (Beijing) Co., Ltd.	Zhongyan.tech
3	2024/4/30	2026/4/30	Alibaba Cloud Computing (Beijing) Co., Ltd.	cocomango.cc
4	2024/4/30	2026/5/1	Alibaba Cloud Computing (Beijing) Co., Ltd.	ccmg.tech

Employees

As of September 30, 2025, we had a total of three employees in Hong Kong, and 10 employees in mainland China, all of whom are full-time. None of our employees are represented by a labor organization or under any collective bargaining arrangements. We believe our relationships with our employees are stable.

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Our operations are overseen directly by the management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, product development, marketing, and research. We may expand our current management to retain other skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships will provide the foundation through which we expect to grow our business in the future. We believe that the skills sets of our core management team will be a primary asset in the development of our brands and trademarks.

Governmental Regulation

To our knowledge, our operations are conducted in compliance with applicable regulations, including those governing food safety, product labeling, and consumer protection, in the jurisdictions where we operate. We ensure that our products meet or exceed all applicable quality standards, and we work with regulatory agencies to ensure that our products are appropriately registered and approved.

According to Article 35 of the Food Safety Law of the People’s Republic of China, the state implements a licensing system for food production and marketing. This means that any unit or individual engaged in food production, food sales and catering services should obtain the appropriate license in accordance with the law. Exemptions under specific circumstances: While licensing is required for most food production and business activities, licensing is not required for the sale of edible agricultural products and for the sale of pre-packaged foods only. Units and individuals that only sell prepackaged food shall be reported to the food safety supervision and administration department of the local people’s government at or above the county level for the record. As stated in the previous report under the section “Our customers and products”, all products sold by our company are pre-packaged products; moreover, our company obtained the Food Business License issued by the Chaoyang District Market Supervision Administration of Beijing on August 23, 2024. The license number is JY11105412762093, and the business scope includes pre-packaged food sales (and bulk food sales). All of our Maca Series products are approved for sale in China.

Corporate Information

We were incorporated in 2011 in Nevada as Havana Furnishings, Inc. NuZee Co. Ltd. was incorporated in 2011. NuZee Co. Ltd. merged into Havana Furnishings, Inc. in 2013, at which time we changed our name to NuZee, Inc. In June 2020, our Common Stock commenced trading on the Nasdaq Capital Market under the symbol “NUZE.” Prior to that, our Common Stock was quoted on the OTCQB Marketplace under the same symbol. We changed our name to CIMG Inc. and our ticker symbol from “NUZE” to “IMG” on October 31, 2024. Our principal executive and administrative offices are located at Room R2, FTY D, 16/F, Kin Ga Industrial Building, 9 San On Street, Tuen Mun, Hong Kong., and our telephone number is +85 270106695.

The Company received a notification letter from Nasdaq on January 23, 2024 (the “Nasdaq Notification Letter”), indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). The Nasdaq Notification Letter stated that the Company failed to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing, as required by the Stockholders’ Equity Requirement.

Subsequently, the Company completed a convertible note financing of $320,000 on April 27, 2024, an equity financing of $1,500,000 on June 4, 2024, and an equity financing of $3,000,000 on July 11, 2024. On July 23, 2024, the Company received a letter from Nasdaq stating that based on the Company’s Current Report on Form 8-K filed with the Commission on July 19, 2024, Nasdaq has determined that the Company has regained compliance with Listing Rule 5550(b)(1).

On January 14, 2025, the Company received a notification letter (the “Minimum Bid Price Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Minimum Bid Price Notice had no immediate effect on the listing of the Company’s Common Stock, which continued to trade on The Nasdaq Capital Market under the symbol “IMG.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days from the date of the Minimum Bid Price Notice, or until July 14, 2025, to regain compliance. If, at any time before July 14, 2025, the closing bid price of the Common Stock closed at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq would provide written notification that the Company had regained compliance and the matter would be resolved. If the Company did not regain compliance during the compliance period ending July 14, 2025, Nasdaq could, in its discretion, grant the Company an additional 180-calendar-day period to regain compliance, provided that the Company met the continued listing requirement for market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market as of July 14, 2025 (except for the minimum bid price requirement) and provided Nasdaq with written notice of its intent to cure the deficiency during the second compliance period.

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On January 17, 2025, the Company received another notice (the “Annual Report Notice”) from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2024 with the SEC. The Annual Report Notice had no immediate effect on the listing of the Company’s Common Stock on Nasdaq and stated that the Company was required to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) within 60 calendar days from the date of the Annual Report Notice. If the plan was accepted by Nasdaq, Nasdaq could grant the Company up to 180 calendar days from the due date of the Form 10-K for the fiscal year ended September 30, 2024 to regain compliance. In determining whether to accept such plan, Nasdaq would consider factors such as the likelihood that the remedial filing, along with any subsequent periodic filings that became due, could be made within the 180-day-period, the Company’s past compliance history, the reasons for the late filing, other corporate events that may occur during Nasdaq’s review period, the Company’s overall financial condition, and its public disclosures. Any subsequent periodic filing due within the 180-day exception period was required to be filed no later than the end of that period.

On February 19, 2025, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended December 31, 2024 with the SEC.

The Company submitted a compliance plan to Nasdaq on March 18, 2025, and Nasdaq granted the Company an extension to (i) file its Form 10-K for the fiscal year ended September 30, 2024 on or before June 13, 2025, and (ii) file its Form 10-Q for the quarter ended December 31, 2024 on or before July 14, 2025.

On May 19, 2025, the Company received a notice (the “Quarterly Report Notice”) from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 with the SEC. The Quarterly Report Notice had no immediate effect on the listing of the Company’s Common Stock on Nasdaq.

As a result of this additional delinquency relating to the Form 10-Q for the three months ended March 31, 2025, the Company submitted an update to its original compliance plan on June 3, 2025.

On June 13, 2025, the Company did not file its Form 10-K for the fiscal year ended September 30, 2024. On June 27, 2025, the Company received a delisting determination letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Delist Determination Letter”). On July 7, 2025, the Company appealed the Nasdaq delisting determination letter dated June 27, 2025, and the Nasdaq Hearings Panel scheduled a hearing for the appeal on August 14, 2025.

On July 17, 2025, the Company received an additional delisting determination letter from Nasdaq, which stated that the Company had not regained compliance with Nasdaq Listing Rule 5550(a)(2) by July 14, 2025 and was not eligible for a second 180-calendar-day compliance period, primarily because the Company did not satisfy the initial listing requirements for The Nasdaq Capital Market under the Equity Standard or the alternative standards. According to the letter, this matter served as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

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On July 21, 2025, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which was subsequently amended on July 30, 2025.

Following a hearing held on August 14, 2025, the Nasdaq Hearings Panel issued a decision on September 2, 2025 granting the Company’s request to continue its listing on The Nasdaq Stock Market, subject to the Company’s timely satisfaction of specified conditions, including (i) filing all required periodic reports and (ii) demonstrating compliance with Nasdaq Listing Rule 5550(b)(1), to be affirmed in a report to be filed under the Exchange Act on or before September 30, 2025.

On August 20, 2025, the Company received a delinquency notification letter from the Listing Qualifications Staff of Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 with the SEC.

On August 26, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended December 31, 2024.

In its effort to regain compliance with the Nasdaq equity requirement, and subsequent to the quarter ended June 30, 2025 and through September 30, 2025, the Company completed certain unregistered issuances of equity securities, which increased stockholders’ equity.

On September 30, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

On October 8, 2025, the Company received a delinquency notification letter from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5620(a) and Nasdaq Listing Rule 5810(c)(2)(G) because the Company did not hold an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year. The Company subsequently held its Annual Meeting of Stockholders on October 28, 2025.

On November 3, 2025, the Company filed with the SEC its Quarterly Report on Form 10-Q for the three months ended June 30, 2025.

On December 4, 2025, Nasdaq notified the Company that it had regained compliance with Nasdaq Listing Rule 5250(c)(1), as well as Nasdaq Listing Rules 5550(b)(1) and 5620(a), following a hearing before the Nasdaq Hearings Panel. The Company remains subject to a bid price compliance deadline under Nasdaq Listing Rule 5550(a)(2) and a Mandatory Panel Monitor through November 14, 2026.

On March 4, 2026, we received written notice from Nasdaq that the Nasdaq Hearings Panel had determined to delist our common stock due to our failure to comply in prior periods with certain Nasdaq listing requirements, including Nasdaq Listing Rules 5550(a)(2), 5250(c)(1), 5550(b)(1), and 5620(a). Trading in our common stock on Nasdaq was suspended at the open of trading on March 6, 2026. The Company appealed the Panel’s determination to the Listing Council, which affirmed the delisting decision on May 26, 2026. The Listing Council’s decision remains subject to discretionary review by the Nasdaq Board pursuant to Nasdaq Rule 5825. There can be no assurance that our common stock will be relisted on Nasdaq. Following the suspension of trading on Nasdaq, our common stock began trading in the over-the-counter market and is currently quoted on the OTC Markets Group under the symbol “CIMG.”

As of the date of this prospectus, the Company has 13 subsidiaries: Wewin, a Florida limited liability company; DZR Tech, a Hong Kong limited company; Braincon HK, a Hong Kong limited company; Singapore CIMG, a Singapore limited liability company; Beijing Xinmiao, a limited liability company organized under the laws of the PRC; Beijing Zhongyan, a limited liability company organized under the laws of the PRC; Henan Zhongyan, a limited liability company organized under the laws of the PRC; Nuanyou, a limited liability company organized under the laws of the PRC; Beijing Shangyue, a limited liability company organized under the laws of the PRC; Beijing Xilin, a limited liability company organized under the laws of the PRC; Shanghai Huomao, a limited liability company organized under the laws of the PRC; Zhimeng, a limited liability company organized under the laws of the PRC; and Zhutai, a limited liability company organized under the laws of the PRC.

Wewin, DZR Tech, and Singapore CIMG are wholly owned subsidiaries of the Company. Beijing Zhongyan and Braincon HK are wholly owned subsidiaries of DZR Tech. Henan Zhongyan and Beijing Shangyue are wholly owned subsidiaries of Beijing Zhongyan. Nuanyou is a wholly owned subsidiary of Henan Zhongyan. Beijing Xinmiao is a wholly owned subsidiary of Braincon HK. Beijing Xilin, Shanghai Huomao, and Zhimeng are 51%-owned by Beijing Zhongyan. Zhutai is 90% owned by Shanghai Huomao.

Available Information

Our annual and quarterly reports, along with all other reports and amendments filed with or furnished to the SEC, are publicly available free of charge on the Investor Relations section of our website at http://www.ccmg.tech as soon as reasonably practicable after these materials are filed with or furnished to the SEC. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. Our corporate governance policies, ethics code and board of directors’ committee charters are posted under the Investor Relations section of the website. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

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MANAGEMENT

Our Board of Directors is comprised of five directors. In addition to the information set forth below regarding our directors and the skills that led our Board of Directors to conclude that these individuals should serve as directors, we also believe that all of our directors have a reputation for integrity, honesty, and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and to their Board duties.

The following persons currently serve as our executive officers and directors. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position(s) Held
Executive Officers
Jianshuang Wang	46	Chief Executive Officer and Chairperson of the Board
Wenlong Tong	36	President
Feng Tian	38	Acting Chief Financial Officer
Xiaocheng Hao	46	Chief Operating Officer

Non- Executive Directors
Yanli Hou	42	Independent Director
Changzheng Ye	34	Independent Director
Zongmei Huang	53	Independent Director
Jinmei Guo Hellstroem	51	Independent Director

Ms. Wang Jianshuang has served as our Chief Executive Officer and Chairperson since June 6, 2024. Prior to joining us, from 2021 to May 2024, Ms. Wang served as Director of Human Resources of Yueshang Group. From March 2012 to July 2020, Ms. Wang served as the Human Resources Director at Zhongrong Minxin Capital Management Co., Ltd., Shuyun Puhui Technology Co., Ltd., and Beijing Meixin Technology Co., Ltd. Ms. Wang received a bachelor’s degree in Human Resource Management from Hebei University of Economics and Business in 2001.

Mr. Wenlong Tong has served as our President since October 5, 2025. Prior to joining us, from 2020 to September 2025, Mr. Tong served as Manager of the South China Major Client Team at Zhongshishun Technology (Beijing) Co., Ltd., where he led financial industry infrastructure integration projects serving major banks, including China Merchants Bank and Ping’An Bank, and was responsible for regional business development across Guangdong Province. Mr. Tong obtained his Master of Business Administration (MBA) degree from Shenzhen University in 2007. Mr. Tong obtained a bachelor’s degree in Computer Network and Application from Siyuan College, Xi’an Jiaotong University in 2009.

Ms. Feng Tian has served as our Acting Chief Financial Officer since August 1, 2025. She also served as our Head of Finance from November 2024 until her appointment as our Acting Chief Financial Officer. Prior to joining us, from 2019 to 2024, Ms. Tian served as Head of Finance at Daren International (HKEX: 01957), where she led post-listing compliance and financial management, including financial disclosures for prospectuses, annual audits, and ESG reporting, to ensure compliance with HKEX requirements, and supported financial system upgrades through the establishment of a shared service center and the implementation of rolling budget mechanisms. From 2014 to 2019, Ms. Tian served as Head of Finance at Henan Aishang International Education Group, where she built the finance function from inception, established key internal systems for fund approval, contract management, and campus accounting, and developed a campus profitability model to support expansion planning and operational decision-making. Ms. Tian obtained an Executive MBA degree from Zhengzhou University. Ms. Tian graduated from Henan Industry and Trade Vocational College in 2013.

Mr. Xiaocheng Hao has served as our Chief Operating Officer since April 30, 2025. From June 2021 to March 2025, Mr. Hao served as the Chief Executive Officer of Shanghai Huomao, where he was responsible for that company’s overall management and operations, including business development and brand and sales strategy. Mr. Hao obtained an MBA degree from Southwest Jiaotong University in 2011 and a bachelor’s degree in Business Administration from Zhongnan University of Economics and Law in 2003.

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Ms. Yanli Hou has served as our director since June 6, 2024. From August 2021 to May 2024, Ms. Hou served as the Chief Executive Officer of Daren International (HKEX: 01957), where she was responsible for the company’s overall management and business development in connection with its multi-channel store opening and digital transformation services. From March 2019 to July 2021, Ms. Hou served as President of the Live Streaming Business Group of Yueshang Group (Nasdaq: WETG), where she led the company’s live streaming business operations and management. Ms. Hou obtained a bachelor’s degree in Financial Management from Shandong University of Finance and Economics in 2006.

Mr. Changzheng Ye has served as our director since May 2, 2024. Prior to joining us, Mr. Ye has served as Technical Director at Lear Group Limited since March 2023. From 2021 to 2023, he served as Technical Director at Enron Investment Management. From 2018 to 2021, he served as a Project Manager at Shenzhen Baoyide Network Technology Co., Ltd. Mr. Ye graduated from Zhengzhou University in 2014 with a bachelor’s degree in Mold Design and Manufacture.

Ms. Zongmei Huang has served as our director since June 19, 2024. Since 2019, Ms. Huang has served as CEO of XinRui Technology Co., Limited, a Hong Kong-based firm focused on helping Chinese technology companies expand globally, as well as supporting growth-stage companies through venture capital and private equity, with investments spanning enterprise services, cloud computing, cybersecurity, fintech, cross-border supply chains, retail, e-commerce, logistics, and digital entertainment. Ms. Huang graduated from City University of Hong Kong in 1996, obtaining a Bachelor of Literature.

Ms. Jinmei Guo Hellstroem has served as our director since December 19, 2024. Since 2014, Ms. Hellstroem has been serving as the CEO of Trend Interior Trading Co., Ltd. in Sweden. Ms. Hellstroem graduated from Bohai University in Liaoning in 1997.

Family Relationships

There are no family relationships among any of CIMG’s executive officers or directors.

Composition of the CIMG Board of Directors

The Board of Directors manages the business and affairs of CIMG, as provided by Nevada law, and conducts its business through meetings of the Board of Directors and its standing committees. The Board of Directors consists of five members. The primary responsibilities of the CIMG’s Board of Directors are to provide risk oversight and strategic guidance to CIMG and to counsel and direct CIMG’s management. The Board of Directors will meet on a regular basis and will convene additional meetings, as required.

Board of Directors Meetings

During the fiscal year ended September 30, 2025, our Board of Directors met eight times, including video conference meetings. Our audit committee met four times while our compensation committee and our nominating and corporate governance committee did not meet. All directors attended 100% of the aggregate number of meetings of the Board of Directors and all of the audit committee members attended 100% of the audit committee meetings.

Director Independence

CIMG adheres to the rules of Nasdaq in determining whether a director is independent. The Board of Directors has consulted with its counsel to ensure that its determinations are consistent with those rules and relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards generally define an “independent director” as a person who is not an executive officer or employee, or who does not have a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The parties have determined that Jinmei Guo Hellstroem, Yanli Hou, Changzheng Ye, and Zongmei Huang are considered independent directors of CIMG. CIMG’s independent directors will have regularly scheduled meetings at which only independent directors are present.

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Committees of the Board of Directors

CIMG’s Board of Directors has an audit committee, a compensation committee, and a nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. Copies of each committee’s charter are posted on CIMG’s website. CIMG’s website and the information contained on, or that can be accessed through, such website is not deemed to be incorporated by reference in, and are not considered part of, this prospectus. The composition and responsibilities of each of the committees of the Board are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

Audit Committee

CIMG’s audit committee consists of Changzheng Ye, Yanli Hou, and Jinmei Guo Hellstroem. The Board of Directors has determined that each member of the audit committee satisfies the independence requirements under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Changzheng Ye. The Board of Directors has determined that Yanli Hou is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable listing standards. In arriving at these determinations, the parties have examined each audit committee member’s scope of experience and the nature of his or her employment. The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to corporate accounting and financial reporting processes, systems of internal control, and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:

●	helping the Board of Directors oversee the corporate accounting and financial reporting processes;

●	managing and/or assessing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit CIMG’s consolidated financial statements;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, CIMG’s interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing related party transactions;

●	reviewing CIMG’s policies on risk assessment and risk management;

●	reviewing, with the independent registered public accounting firm, CIMG’s internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues; and

●	pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

CIMG’s audit committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules.

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Compensation Committee

CIMG’s compensation committee consists of Jinmei Guo Hellstroem, Zongmei Huang, and Jianshuang Wang. The chair of the compensation committee is Zongmei Huang. The Board of Directors has determined that Jinmei Guo Hellstroem and Zongmei Huang satisfy the independence requirements under the Nasdaq Listing Rules, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary purpose of CIMG’s compensation committee is to discharge the responsibilities of the Board in overseeing CIMG’s compensation policies, plans, and programs and to review and determine the compensation to be paid to CIMG’s executive officers, directors, and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

●	reviewing and recommending to the Board the compensation of executive officers;

●	reviewing and recommending to the Board the compensation of directors;

●	administering CIMG’s equity incentive plans and other benefit programs;

●	reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for CIMG’s executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of CIMG’s employees, including CIMG’s overall compensation philosophy.

CIMG’s compensation committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules.

Nominating and Corporate Governance Committee

CIMG’s nominating and corporate governance committee consists of Zongmei Huang, Jinmei Guo Hellstroem, and Yanli Hou. The chair of the nominating and corporate governance committee is Jinmei Guo Hellstroem. The Board of Directors has determined that each member of the nominating and corporate governance committee satisfies the independence requirements under the Nasdaq Listing Rules.

Specific responsibilities of CIMG’s nominating and corporate governance committee include:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairpersonship of the CIMG Board and committees of the Board;

●	reviewing developments in corporate governance practices;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters; and

●	overseeing periodic evaluations of the Board performance, including committees of the CIMG Board.

CIMG’s nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules.

Code of Business Conduct and Ethics

CIMG adopted a code of business conduct and ethics, or the Code of Conduct, that applies to all directors, officers, and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct for CIMG applies to all directors, officers, and employees of CIMG and is available on CIMG’s website at www.ccmg.tech. In addition, CIMG intends to post on its website all disclosures that are required by law or the Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of the Code of Conduct. The reference to CIMG’s website address does not constitute incorporation by reference of the information contained at or available through the website, and you should not consider it to be a part of this prospectus.

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Compensation Committee Interlocks and Insider Participation

None of the members or intended members of the compensation committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last calendar year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chair of the board, principal executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

Insider Trading Policy

Our Board of Directors has adopted an insider trading policy that applies to all of its officers, directors and employees. Officers, directors and employees are prohibited from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short sales, (ii) purchases or sales of puts, calls, or other derivative securities, (iii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other similar transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of Company securities, (iv) holding Company securities in a margin account or pledge Company securities as collateral for a loan, and (v) selling Company securities of the same class less than six months after the purchase.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our officers, directors, and beneficial owners of more than 10% of our equity securities to timely file certain reports regarding ownership of and transactions in our securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to us. Section 16(a) compliance was required during the fiscal year ended September 30, 2025. To our knowledge, during the fiscal year ended September 30, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers Compensation for the fiscal years ended September 30, 2025 and 2024

Name	Position	Fiscal Year ended September 30	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jianshuang Wang(1)	Chief Executive Officer	2025	$24,000	$-	$-	$-	$24,000
		2024	8,000	$-	$-	$-	$8,000

Zhanzhan Shi(2)	Former Chief Financial Officer	2025	$10,000	$-	$-	$-	$10,000
		2024	1,000	$-	$-	$-	$1,000

Feng Tian(3)	Chief Financial Officer	2025	$2,000	$-	$-	$-	$2,000
		2024	-	$-	$-	$-	$-

Xiaocheng Hao(4)	Chief Operating Officer	2025	$16,778	$-	$-	$-	$16,778
		2024	-	-	-	-	-

Randell Weaver(5)	Former Chief Financial Officer	2025	$-	$-	$-	$-	$-
		2024	$245,689	$-	$-	$-	$245,689

Masa Higashida(6)	Former Chief Executive Officer	2025	$-	$-	$-	$-	$-
		2024	$243,997	$-	$-	$-	$243,997

Notes:

(1) Jianshuang Wang has been serving as our Chief Executive Officer and Chairperson since June 2024.

(2) Zhanzhan Shi served as our Acting Chief Financial Officer from September 2024 to August 2025.

(3) Feng Tian has been serving as our Chief Financial Officer since August 2025.

(4) Xiaocheng Hao has been serving as our Chief Operating Officer since April 2025.

(5) Randell Weaver served as our Chief Financial Officer from August 2023 to August 2024.

(6) Masa Higashida served as our Chief Executive Officer from October 2014 to June 2024.

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Director Compensation

CIMG’s non-employee directors are entitled to receive $60,000 in compensation per year for services rendered to CIMG. The following table presents the directors’ compensation during the fiscal years ended September 30, 2025 and 2024.

		Fees Earned
	Fiscal Year	or Paid in	Stock	Option	All Other
	ended	Cash(1)	Awards	Awards	Compensation	Total
Name	30-Sep	($)	($)	($)	($)	($)
Yanli Hou	2025	$12,000	$-	$-	$-	$12,000
	2024	$4,000	$-	$-	$-	$4,000
Jian Liu	2025	$2,581	$-	$-	$-	$2,581
	2024	$3,000	$-	$-	$-	$3,000
Changzheng Ye	2025	$12,000	$-	$-	$-	$12,000
	2024	$5,000	$-	$-	$-	$5,000
Zongmei Huang	2025	$12,000	$-	$-	$-	$12,000
	2024	$3,000	$-	$-	$-	$3,000
Jinmei Guo Hellstroem	2025	$9,419	$-	$-	$-	$9,419
	2024	$-	$-	$-	$-	$-

(1)	Pro-rated compensation for the fiscal year ended September 30, 2025, served as a director and chairperson of the Board.

●	On December 19, 2024, Mr. Jian Liu resigned from the Company’s board of directors.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are Jinmei Guo Hellstroem, Zongmei Huang, and Jianshuang Wang. The compensation committee is responsible for overseeing the Company’s compensation policies generally and making recommendations to the board of directors with respect to incentive compensation and equity-based plans of the Company that are subject to board of directors approval, evaluating executive officer performance and reviewing the Company’s management succession plan, overseeing and setting compensation for the Company’s directors and, as applicable, its executive officers and, as applicable, preparing the report on executive officer compensation that SEC rules require to be included in our Annual Report on Form 10-K. Currently, none of our executive officers are compensated by the Company and as such the compensation committee is not required to produce a report on executive officer compensation for inclusion in our Annual Report on Form 10-K.

During the fiscal year ended September 30, 2025 none of the Company’s executive officers served on the board of directors (or a compensation committee thereof or other board committee performing equivalent functions) of any entities that had one or more executive officers serve on the compensation committee or on the board of directors. No current or past executive officers or employees of the Company or its affiliates serve on the compensation committee.

Clawback Policy

On January 20, 2023, our Board of Directors adopted Incentive-Based Compensation Clawback Policy (“Clawback Policy”), which provides for the clawback of certain compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements. The Clawback Policy is a supplement to any other clawback policies in effect now or in the future at the Company. The Incentive-Based Compensation subject to clawback is the Incentive-Based Compensation Received during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership by persons, other than our directors and executive officers, known to us to beneficially own more than 5% of our outstanding Common Stock, based on 89,971,443 shares of Common Stock outstanding as of March 17, 2026.

As of the date of this prospectus, our directors and executive officers do not hold any equity interests in our Company.

	Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power			Percent of
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Class
Dundas Technology Limited (1)	37,243,948	-	-	-	-	41.40%
Kellyview Investment Limited (2)	37,243,948	-	-	-	-	41.40%

(1)	As reported on the Registrant’s stockholder list, as provided by its transfer agent, VStock Transfer, LLC, on March 17, 2026, Dundas Technology Limited’s control person is Yubin Wang, a Chinese individual.

(2)	As reported on the Registrant’s stockholder list, as provided by its transfer agent, VStock Transfer, LLC, on March 17, 2026. Kellyview Investment Limited’s control person is Jian Lu, a Chinese individual.

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RELATED PARTY TRANSACTIONS

Except as set forth below, other than the director and executive officer compensation, there has not been any transaction or series of transactions since October 1, 2020, nor is there any currently proposed transaction, in which:

●	we have been or are to be a participant;
●	the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and
●	any of our directors, executive officers or, to our knowledge, beneficial owners of 5% or more of our capital stock, or any immediate family member of or person sharing the household with any of these individuals or entities, had or will have a direct or indirect material interest.

For the fiscal year ended September 30, 2024, the related party transactions were as follows:

Name of related parties	Relationship with Company	Related party transactions	Year Ended September 30, 2024
Wenwen Yu	Director of Wewin Technology LLC	Loan advanced to Wewin technology LLC.	7,500
Metaverse Intelligence Tech Ltd.	An entity whose owner is a director of Wewin Technology LLC	Convertible notes with CIMG INC	300,000

For the fiscal year ended September 30, 2025, the related party transactions were as follows:

Name of related parties	Relationship with Company	Related party transactions	Year Ended September 30, 2025
Wanhai Liu	Stockholder of Xilin Online (Beijing) E-commerce Co., Ltd	Loan advanced to Xilin Online (Beijing) E-commerce Co., Ltd	$12,262
Tianyong Lv	Manager of Xilin Online (Beijing) E-commerce Co., Ltd	Loan advanced to Xilin Online (Beijing) E-commerce Co., Ltd	12,754
Shengqing Li	Manager of Shenzhen Zhimeng Qiyang Technology Co., Ltd.	Loan advanced to Shenzhen Zhimeng Qiyang Technology Co., Ltd.	185,765
Hongfang Xie	Stockholder of Shanghai Huomao Cultural Development Co., Ltd.	Loan advanced to Shanghai Huomao Cultural Development Co., Ltd. and Guizhou Zhutai Huomao Liquor Industry Co., Ltd.	693
Wenlong Tong	President of CIMG Inc.	Loan advanced from Zhongyan Shangyue Technology Co., Ltd	(18,662)
Wenwen Yu	Director of Wewin Technology LLC	Loan advanced from Wewin technology LLC.	(73,795)
Metaverse Intelligence Tech Ltd.	An entity whose owner is a director of Wewin Technology LLC	Convertible notes with CIMG INC	3,693,041

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DESCRIPTION OF SECURITIES TO BE REGISTERED

This section summarizes our authorized and outstanding securities and certain of the provisions of our articles of incorporation and our third amended and restated bylaws.

General

The Company’s authorized capital stock consists of 2,000,000,000 shares of Common Stock, par value $0.00001 per share. On December 2, 2025, the Company filed a Certificate of Change to its Articles of Incorporation to effect a 1-for-20 reverse stock split of its issued and outstanding common stock, which became effective on December 5, 2025. All share and per-share data included in the Company’s financial statements have been retroactively adjusted to reflect the reverse stock split. As of April 27, 2026, the Company had 89,971,443 shares of common stock outstanding. As of September 30, 2025, there were approximately 299 holders of record of the Company’s Common Stock. The Company has no preferred stock outstanding.

Common Stock

The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company’s Articles of Incorporation, our third amended and restated bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

The Company has authorized 100,000,000 shares of preferred stock. There is no preferred stock outstanding. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Non-cumulative Voting

Holders of shares of our Common Stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Effects of Nevada Law and Third Amended and Restated Bylaws

Nevada law and our third amended and restated bylaws contain certain provisions that have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Undesignated Preferred Stock. The ability of our Board, without action by the stockholders, to issue up to 100,000,000 shares of preferred stock, which was previously authorized but remains undesignated, with voting or other rights or preferences as designated by our Board could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our third amended and restated bylaws provide that a special meeting of stockholders may be called only by stockholders holding at least twenty-five percent (25%) of the voting shares of the Company, or by our president or a majority of the Board.

Stockholder Action by Written Consent. Nevada law provides that any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting if a consent thereto in writing is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our third amended and restated bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Amendment of Articles and Bylaw Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law and our third amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Warrants and Options

As part of the Units and in connection with the Primary Offering, we are offering to sell Warrants to purchase up to 900,000,000 shares of Common Stock in a direct offering to the Purchasers, pursuant to this prospectus and the Securities Purchase Agreement. The Warrants will be exercisable at a price of $0.015 per share payable in U.S. dollars or Bitcoin, which is valued at $65,000 per Bitcoin, for a period of two years from the date of issuance, subject to certain customary capitalization adjustments as provided therein.

As of the date of this prospectus, we the following warrants are issued and outstanding: (i) warrants to purchase 16,000,000 shares of Common Stock with an exercise price of $0.10 and an expiration date of February 13, 2029, as described in the Resale Prospectus; and (ii) warrants to purchase 6,979 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants. As of the date of this prospectus, none of these warrants has been exercised.

As of the date of this prospectus, we have no outstanding options.

Stock Market Listing

Our common stock is quoted on the OTC Markets Group under the ticker symbol “CIMG.”

Transfer Agent

The transfer agent of our Common Stock is VStock Transfer LLC. Its address is 18 Lafayette Pl, Woodmere, NY 11598.

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SHARES ELIGIBLE FOR FUTURE SALE

Our common stock is quoted on the OTC Markets under the ticker symbol “CIMG.” The sale of a substantial number of shares of our Common Stock in this offering, and future sales or issuances of shares of our Common Stock (including the Warrant Shares covered by this prospectus), or the perception that such sales or issuances may occur, could adversely affect the prevailing market price of our Common Stock and could impair our ability to raise additional equity capital.

Upon completion of this offering, we will have 900,000,000 shares of Common Stock issued and outstanding (assuming the sale of all Units in this offering but no exercise of the Warrants). The Primary Shares sold in this offering will be freely transferable by persons other than our “affiliates,” as such term is defined under the Securities Act, without restriction or further registration under the Securities Act, except as otherwise provided by applicable securities laws.

Rule 144

All of the shares of our Common Stock outstanding prior to the closing of this offering may not be freely resold in the United States unless such shares are registered under the Securities Act or qualify for an exemption from registration. Shares held by our “affiliates” (as defined in Rule 144 under the Securities Act) and shares that constitute “restricted securities” (as defined in Rule 144) may be resold only in compliance with Rule 144 or another available exemption from registration. In addition, shares issued pursuant to equity compensation arrangements may be eligible for resale pursuant to Rule 701, subject to the conditions and limitations thereof.

In general, under Rule 144 as currently in effect, a person who is not, and has not been, our “affiliate” (as defined in Rule 144) during the three months preceding a sale and who has beneficially owned “restricted securities” (as defined in Rule 144) of ours for at least six months may be entitled to resell such securities in the United States without being subject to the volume limitations, manner-of-sale requirements or notice requirements of Rule 144, provided that we have been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for at least 90 days and are current in our reporting obligations under the Exchange Act (the “current public information” requirement). A non-affiliate who has beneficially owned such restricted securities for at least one year may be entitled to resell such securities without regard to the current public information requirement.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares of common stock that is not more than the greater of:

●	1% of the number of shares of Common Stock then outstanding, which will equal approximately 9,899,714 shares of Common Stock immediately after this offering, and

●	the average weekly trading volume of our Common Stock on the Nasdaq Capital Market or other relevant national securities exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates, or persons selling shares on behalf of our affiliates, are also subject to the current public information requirement, certain manner-of-sale provisions and notice filing requirements (including, where applicable, the filing of Form 144).

Rule 701

Rule 701 provides an exemption from the registration requirements of the Securities Act for issuances of securities by an issuer pursuant to certain compensatory benefit plans or written compensation contracts. Securities issued in reliance on Rule 701 are generally deemed “restricted securities” for purposes of Rule 144. Accordingly, unless such securities are registered, holders generally may resell such securities only pursuant to an available exemption from registration, including (where applicable) Rule 144, and any contractual transfer restrictions (such as lock-up agreements) may further limit resales.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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PLAN OF DISTRIBUTION

We are offering up to 900,000,000 Units, each consisting of (i) one share of our Common Stock, par value $0.00001 per share, and (ii) one Warrant to purchase one share of our Common Stock, in this offering. Such securities are being offered and sold by us directly to the Purchasers pursuant to the Securities Purchase Agreement dated [  ], 2026.

Registered Direct Offering; No Underwriter or Placement Agent

This is a self-directed registered direct offering. We are not engaging any underwriter, placement agent, broker-dealer or other financial intermediary in connection with the offer and sale of the Securities, and we will not pay any underwriting discounts, commissions, or similar selling compensation in connection with this offering. The Purchasers were identified and will purchase the Securities pursuant to the Securities Purchase Agreement. If we engage an underwriter, placement agent, broker-dealer or other intermediary in connection with this offering, we will disclose the material terms of such arrangement in a prospectus supplement or, if required, a post-effective amendment to the registration statement of which this prospectus forms a part.

Securities Purchase Agreement; Closing; Stockholder Approval and Authorized Share Increase

The sale of the Units will be completed pursuant to the terms and conditions set forth in the Securities Purchase Agreement, including the satisfaction of the closing conditions set forth therein.

Under the Securities Purchase Agreement, the issuance of the Primary Shares (and the shares of Common Stock underlying the Warrants) is subject to, among other things, our having obtained the requisite stockholder approval as required by applicable law and Nasdaq Listing Rule 5635(d) and any other applicable Nasdaq stockholder approval requirements (which approval was obtained on December 24, 2025), and the effectiveness of an amendment to our articles of incorporation to increase the number of authorized shares of Common Stock to a number sufficient to issue all such securities.

The closing of the transactions contemplated by the Securities Purchase Agreement is expected to occur on or before [  ], 2026 (or such other date as the parties may mutually agree in writing). As of the date of this prospectus, we do not have sufficient authorized but unissued and unreserved shares to issue all of the Primary Shares to be purchased by the Purchasers. Accordingly, at the closing, we expect to issue only such number of Primary Shares as set forth in the Securities Purchase Agreement and to issue the remaining Primary Shares promptly after we obtain the requisite stockholder approval and effect the authorized share increase, in each case as contemplated by the Securities Purchase Agreement.

The purchase price per Unit will be $0.015, as set forth in the Securities Purchase Agreement.

Purchasers may pay the aggregate purchase price for the Securities by (i) wire transfer in U.S. dollars to a bank account designated by us or (ii) Bitcoin transferred to a wallet address designated by us, in each case in accordance with the Securities Purchase Agreement. If any portion of the purchase price is paid in Bitcoin (or any other currency or property), the U.S. dollar value of such payment will be determined in the manner specified in the Securities Purchase Agreement, including, at our election, based on (x) the U.S. dollar equivalent of such currency or property as of the date and time the Securities Purchase Agreement is executed by us as published on such exchange or exchanges as determined by us, or (y) the U.S. dollar value, net of any exchange fees or costs, actually received by us upon exchange of such currency or property into U.S. dollars, in each case as set forth in the Securities Purchase Agreement. For purposes of the Securities Purchase Agreement, the Purchase Price to be paid in Bitcoin is based on the seven-day average Bitcoin price of $65,000 per Bitcoin.

Warrants

At the closing of this offering, we will issue to each Purchaser a Warrant to purchase a number of shares of Common Stock equal to 100% of the number of Primary Shares issued to such Purchaser, as set forth in the Securities Purchase Agreement. The Warrants will be issued to the Purchasers in substantially the form set forth in Exhibit 4.9 hereto.

The Warrants will be exercisable at a price of $0.015 per share payable in U.S. dollars or Bitcoin, which is valued at $65,000 per Bitcoin, for a period of two years from the date of issuance, subject to customary adjustments as set forth in the Warrant.

Delivery and Settlement

We expect to deliver the Primary Shares in DRS book-entry form through our transfer agent, VStock Transfer, LLC. We expect to deliver the Warrants to the Purchasers in accordance with the Securities Purchase Agreement. We have agreed to deliver, or cause to be delivered, customary closing deliverables, including irrevocable instructions to the transfer agent relating to the issuance of the Primary Shares and evidence of such issuance, as set forth in the Securities Purchase Agreement.

Listing;

Our common stock is quoted on the OTC Markets under the ticker symbol “CIMG.”

Regulation M and Other Matters

We are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M. These rules and regulations may affect the marketability of our Common Stock during the distribution period and thereafter.

Expenses

We will bear all expenses in connection with the registration statement and the Primary Offering, including, without limitation, legal, accounting, printing and filing fees and expenses, and other costs incurred by us in connection with the offer and sale of the Securities.

79

LEGAL MATTERS

Certain U.S. federal securities legal matters in connection with this Offering will be passed upon for us by McCarter & English, LLP, of New York, New York. The validity of our Common Stock offered hereby will be passed upon for us by McDonald Carano LLP, Reno, Nevada.

EXPERTS

Our consolidated financial statements for the fiscal years ended September 30, 2025 and 2024, included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and incorporated by reference into this prospectus, have been audited by Assentsure PAC, our independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon Assentsure PAC’s report (which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty), given upon its authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is http://www.ccmg.tech/. The information contained on, or accessible through, our website is not part of this prospectus and is not incorporated by reference into this prospectus. You should not consider any information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information included in the registration statement. The full registration statement may be obtained from the SEC or from us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus regarding these documents are summaries, and each statement is qualified in its entirety by reference to the applicable document. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain the registration statement and the exhibits to the registration statement from the SEC’s website, as provided above.

80

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on February 13, 2026;

our Quarterly Reports on Form 10-Q for the period ended December 31, 2025, filed with the SEC on March 5, 2026, as amended by Form 10-Q/A filed with the SEC on March 19, 2026 and Quarterly Report for the period ended March 31, 2026, filed with the SEC on May 11, 2026;

●	our Current Reports on Form 8-K filed with the SEC on February 17, 2026, February 18, 2026, February 19, 2026, February 27, 2026, March 5, 2026, March 9, 2026, March 12, 2026, March 25, 2026 and May 13, 2026;

●	our Form 8-A, filed with the SEC on June 17, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded to the extent that a statement contained in this prospectus, or in any subsequently filed document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Jianshuang Wang

Chief Executive Officer

CIMG Inc.

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

+ 852 70106695

You may also access these filings on our website at www.ccmg.tech. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

81

CIMG Inc. (f.k.a. NUZEE, INC.)

Index to Consolidated Financial Statements

F-1

CIMG Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	September 30,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalent	$17,025	$137,287
Accounts receivable, net	1,387,947	55,258
Inventories, net	-	11,893,318
Prepaid expenses and other current assets	1,735,921	4,948,022
Other Receivables - Related Parties	175,536	92,457
Total current assets	3,316,429	17,126,342

Non-current assets:
Property and equipment, net	1,150	2,200
Right-of-use asset - operating lease	17,801	20,340
Intangible assets, net	-	2,201
Digital assets	49,847,670	57,024,465
Total non-current assets	49,866,621	57,049,206

Total assets	$53,183,050	$74,175,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,911,873	$1,464,144
Short term loan	-	447,164
Current portion of lease liability - operating lease	7,122	13,346
Convertible note-related party	1,614,729	1,838,041
Other payables-related party	1,968,668	211,475
Advance Received	51,458	105,653
Other current liabilities	3,108,336	22,250,590
Tax payable	2,432,118	1,314,686
Total current liabilities	12,094,304	27,645,099

Total liabilities	$12,094,304	$27,645,099

Stockholders’ equity:
89,971,288 and 9,825,704 shares of Common Stock issued and outstanding as of March 31, 2026 and September 30, 2025, respectively*	901	99
Additional paid-in capital	161,960,943	132,531,653
Accumulated deficit	(122,095,236)	(87,228,118)
Accumulated other comprehensive income	403,981	431,598
Total shareholders’ equity of the Company	40,270,589	45,735,232

Non-controlling interests	818,157	795,217
Total stockholders’ equity	41,088,746	46,530,449

Total liabilities and stockholders’ equity	$53,183,050	$74,175,548

*	On December 5, 2025, the Company effected a 1-for-20 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.00001 per share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock was reduced from 196,514,084 shares to approximately 9,825,704 shares, retroactively adjusted for all periods presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-2

CIMG Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Six Months Ended March 31, 2026	Six Months Ended March 31, 2025
Revenues, net	$3,214,991	$-	$18,983,787	$22,853
Cost of sales	(3,201,338)	-	(18,882,718)	(7,374)
Gross profit	13,653	-	101,069	15,479

Operating expenses	(1,337,791)	(752,677)	(3,417,780)	(2,270,435)
Loss from operations	(1,324,138)	(752,677)	(3,316,711)	(2,254,956)

Fair value variation	(14,131,150)	-	(31,633,746)	-
Other income	944	394,588	77,046	403,635
Loss from equity method investment		-		-
Other expense	(117)	(7,303)	(7,323)	(50,320)
Gain on disposal of subsidiary	19,824	-	19,824	-
Loss on acquisition	-	(20,164)	-	(20,164)
Interest expense, net	-	-	-	-
Net loss from continuing operations	(15,434,637)	(385,556)	(34,860,910)	(1,921,805)
Income Tax	-	-	-	-
Net loss	$(15,434,637)	$(385,556)	$(34,860,910)	$(1,921,805)

Non-controlling interest	(11,211)	-	6,208	-

Net loss attributable to CIMG Inc.	(15,423,426)	(385,556)	(34,867,118)	(1,921,805)

Basic and diluted loss per common share	(0.49)	(0.57)	(1.56)	(3.42)

Basic and diluted weighted average number of Common Stock outstanding	31,385,302	677,517	22,356,669	562,071

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CIMG Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Net loss attributable to CIMG Inc.	$(15,423,426)	$(385,556)

Foreign currency translation to CIMG Inc.	(13,181)	(62,517)
Total other comprehensive income net of tax to CIMG Inc.	(13,181)	(62,517)
Comprehensive loss to CIMG Inc.	$(15,436,607)	$(448,073)

	Six Months Ended	Six Months Ended
	March 31, 2026	March 31, 2025
Net loss attributable to CIMG Inc.	$(34,867,118)	$(1,921,805)

Foreign currency translation to CIMG Inc.	(28,703)	(254,555)
Total other comprehensive income net of tax to CIMG Inc.	(28,703)	(254,555)
Comprehensive loss to CIMG Inc.	$(34,895,821)	$(2,176,360)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CIMG Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Common Stock		Additional paid-in	Accumulated	Accumulated Other Comprehensive	Non-controlling
	Shares*	Amount	capital	deficit	income	interests	Total

Balance September 30, 2025	9,825,704	$99	$132,531,653	$(87,228,118)	$431,598	$795,217	$46,530,449
Common Stock issued for cash	416,667	4	1,999,996	-	-	-	2,000,000
Common Stock compensation	363,970	4	1,163,972	-	-	-	1,163,976
Issued private placement	3,595,000	36	16,177,464	-	-	-	16,177,500
Issued warrants	1,282,051	13	10,088,603	-	-	-	10,088,616
Other comprehensive income	-	-	-	-	(15,522)	(1,566)	(17,088)
Net loss	-	-	-	(19,443,692)	-	17,419	(19,426,273)
Balance December 31, 2025	15,483,392	$156	$161,961,688	$(106,671,810)	$416,076	$811,070	$56,517,180

Restricted stock award	74,487,896	745	(745)	-	-	-	-
Disposal of subsidiary	-	-	-	-	1,086	20,123	21,209
Other comprehensive income	-	-	-	-	(13,181)	(1,825)	(15,006)
Net loss	-	-	-	(15,423,426)		(11,211)	(15,434,637)
Balance March 31, 2026	89,971,288	$901	$161,960,943	$(122,095,236)	$403,981	$818,157	$41,088,746

	Common Stock		Additional paid-in	Subscription	Accumulated	Accumulated Other Comprehensive	Non-controlling
	Shares	Amount	capital	receivable	deficit	income	interests	Total

Balance September 30, 2024	248,912	$2	$81,260,653	-	$(82,344,722)	$433,399	-	$(650,668)
Common Stock issued for cash	69,841	1	1,382,843	-	-	-	-	1,382,844
Common stock compensation	40,000	0	523,680	-	-	-	-	523,680
Issued private placement	175,438	2	1,999,998	-	-	-	-	2,000,000
Issued warrants	2,799	-	1	-	-	-	-	1
Other comprehensive loss	-	-	-	-	-	(192,038)	-	(192,038)
Net loss	-	-	-	-	(1,536,249)	-	-	(1,536,249)

Balance December 31, 2024	536,990	$5	$85,167,175	-	$(83,880,971)	$241,361	-	$1,527,570

Common Stock issued for cash	972,881	10	9,999,990	(438,701)	-	-	-	9,561,299
Other comprehensive loss	-	-	-	-	-	(62,517)	-	(62,517)
Net loss	-	-	-	-	(385,556)	-	-	(385,556)
Non-controlling interests	-	-	-	-	-	-	(19,374)	(19,374)
Balance March 31, 2025	1,509,871	15	95,167,165	(438,701)	(84,266,527)	178,844	(19,374)	10,621,422

*	Retroactively adjusted to reflect the Reverse Stock Split.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CIMG Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended	Six Months Ended
	March 31, 2026	March 31, 2025
Operating activities:
Net loss	$(34,860,910)	$(1,921,805)
Adjustments to reconcile net loss to net cash used in operating activities:
Fair value variation	31,633,746	-
Gain on disposal of subsidiary	(19,824)	-
Depreciation and amortization	3,346	15,444
Noncash lease expense	22,266	83,300
Common Stock compensation	1,163,976	523,680
Loss on acquisition	-	20,164
Bad debt losses	1,891	-
Change in operating assets and liabilities:
Accounts receivable	(1,334,580)	(71,034)
Inventories	11,893,318	(8,147,696)
Prepaid expenses and other current assets	3,212,101	206,027
Other receivables - related party	(83,079)	-
Digital assets	(24,456,951)	-
Accounts payable	1,447,730	(783,038)
Other payables-related party	1,757,193	-
Accrued Interest	25,929	-
Lease liability - operating lease	27,196	(86,388)
Accrued expenses and other current liabilities	(562,381)	(132,988)
Net cash used in operating activities	(10,129,033)	(10,294,334)

Investing activities:
Proceeds from disposal of equipment	-	10,736
Cash received from the acquisition of subsidiaries	-	2,031
Cash decrease from disposal of subsidiary	(160)	-
Net cash used in investing activities	(160)	12,767

Financing activities:
Repayment from loans	-	(1,486,995)
Proceeds from issuance of convertible notes	1,600,000	-
Proceeds from private placement	-	2,000,000
Proceeds from issuance of Common Stock, exercise of stock options	8,453,075	9,561,299
Net cash provided by financing activities	10,053,075	10,074,304

Effect of foreign exchange on cash	(44,144)	(254,555)

Net change in cash	(120,262)	(461,818)

Cash, beginning of period	137,287	464,222
Cash, end of period	$17,025	2,404

Supplemental disclosure of cash flow information:
Cash paid for interest	-	$-
Cash paid for taxes	-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CIMG Inc.

Notes to Consolidated Financial Statements (unaudited)

March 31, 2026

1. ORGANIZATION

CIMG Inc. (the “Company”) is incorporated in the State of Nevada. The Company’s Common Stock commenced trading on the Nasdaq Capital Market in June 2020 under the symbol “NUZE.” The Company was formerly known as NuZee, Inc., with the ticker symbol “NUZE”, and changed its corporate name to “CIMG Inc.” and its ticker symbol to “IMG” in October 2024. Following Nasdaq’s delisting determination in March 2026, trading of the Company’s Common Stock on Nasdaq was suspended, and the Company’s Common Stock is currently quoted on the OTC Markets under the ticker symbol “CIMG.”

The Company previously focused on specialty coffee products and related technologies. It is currently expanding its sales and distribution channels in Asia to encompass a broader range of consumer food and beverage products, supported by its online sales platform that incorporates a natural language search function.

CIMG Inc., its Hong Kong subsidiary DZR Tech Limited (“DZR Tech”), and its U.S. subsidiary Wewin Technology LLC (“Wewin”) may transfer cash to the Company’s PRC subsidiaries through capital contributions and intercompany loans, subject to applicable regulatory requirements.

On January 13, 2025, the Company established a wholly owned subsidiary in Singapore, CIMG PTE. LTD. (“Singapore CIMG”).

On March 10, 2025, Zhongyan Shangyue Technology Co., Ltd. (“Beijing Zhongyan”), a wholly owned subsidiary of the Company, acquired 51% of the equity interests in Shanghai Huomao Cultural Development Co., Ltd. (“Shanghai Huomao”). Shanghai Huomao holds 90% of the equity interests in Guizhou Zhutai Huomao Liquor Industry Co., Ltd. (“Zhutai”).

On March 21, 2025, Beijing Zhongyan established a wholly owned subsidiary, Henan Zhongyan Shangyue Technology Co., Ltd. (“Henan Zhongyan”).

On March 27, 2025, Beijing Zhongyan entered into a Business Cooperation Intent Agreement (the “Agreement”) with Xilin Online (Beijing) E-commerce Co., Ltd (“Beijing Xilin”). Pursuant to the Agreement, certain shareholders of Beijing Xilin intend to transfer an aggregate of 51% of their equity interest in Beijing Xilin to Beijing Zhongyan. On March 31, 2025, the Company completed its acquisition of Beijing Xilin, along with the necessary business registration updates in China. On March 11, 2026, the Company entered into a termination agreement with the original shareholders of Beijing Xilin, pursuant to which the Company’s 51% equity interest in Beijing Xilin was transferred back to the original shareholders at no consideration, effective upon the termination of the original investment agreement.

On April 22, 2025, the Company completed the acquisition of Shanghai Huomao, together with the related business registration updates.

On August 1, 2025, Beijing Zhongyan entered into a business cooperation intent agreement with Shenzhen Zhimeng Qiyang Technology Co., Ltd. (“Zhimeng”), pursuant to which certain shareholders of Zhimeng agreed to transfer an aggregate of 51% of their equity interests to Beijing Zhongyan. The transfer was completed on August 1, 2025, and the related business registration change was approved on September 29, 2025.

On September 3, 2025, Beijing Zhongyan established a wholly owned subsidiary, Beijing Zhongyan Shangyue Holdings Co., Ltd. (“Beijing Shangyue”).

On September 16, 2025, Henan Zhongyan established a wholly owned subsidiary, Henan Nuanyou Agricultural Science and Technology Co., Ltd (“Nuanyou”).

On September 23, 2025, DZR Tech Limited acquired Braincon Limited (“Braincon HK”) and its subsidiary, Beijing Xin Miao Shi Dai Technology Development Co., Ltd. (“Beijing Xinmiao”). DZR Tech Limited holds 100% of the equity interests in Braincon Limited.

On December 8, 2025, Beijing Zhongyan established a wholly owned subsidiary, Shenzhen Zhixi Yunjie Technology Co., Ltd. (“Zhixi Yunjie”).

On February 4, 2026, Beijing Xinmiao established a wholly-owned subsidiary, Foshan Dingyue Technology Co., Ltd (“Dingyue”).

On February 5, 2026, Beijing Zhongyan established a wholly-owned subsidiary, Foshan Lintai Technology Co., Ltd (“Lintai”).

On March 12, 2026, the Company, through DZR Tech, completed its acquisition of 100% of the equity interests in Daren Business Technology Limited (“Daren”). As a result, Daren became a wholly owned subsidiary of DZR Tech and an indirect wholly owned subsidiary of the Company.

F-7

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 BASIS OF PREPARATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

2.2 PRINCIPLES OF CONSOLIDATION

The Company’s consolidated financial statements include the financial statements of the Company and entities controlled by the Company and its subsidiaries.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting powers; or has the power to appoint or remove the majority of the members of the board of directors; or to cast a majority of votes at the meeting of directors; or has the power to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

2.3 NON-CONTROLLING INTERESTS

For the Company’s non-whole-owned subsidiaries, a non-controlling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company. Non-controlling interests are classified as a separate line item in the equity section of the Company’s consolidated balance sheets and have been separately disclosed in the Company’s consolidated statements of operations and comprehensive (loss)/income to distinguish the interests from that of the Company.

2.4 EARNINGS PER SHARE

Basic earnings per common share are calculated by dividing net income or loss attributable to common shareholders by the weighted-average number of shares of Common Stock outstanding during the period.

Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue Common Stock, such as stock options, warrants, or equity awards, were exercised or vested and resulted in the issuance of Common Stock that would share in the earnings of the Company. Potentially dilutive securities are excluded from the calculation of diluted earnings per share when their effect would be anti-dilutive.

On December 5, 2025, the Company effected a 1-for-20 reverse stock split of its issued and outstanding shares of Common Stock, par value $0.00001 per share. All share and per-share amounts presented in the consolidated financial statements and accompanying notes have been retrospectively adjusted to reflect the Reverse Stock Split.

2.5 GOING CONCERN AND CAPITAL CONSIDERATIONS

The Company has incurred recurring losses and negative cash flows from operations since inception. As of March 31, 2026, the Company had cash of $17,025 and negative working capital of $8,777,875. The Company expects that it will need to raise additional capital immediately to continue funding its operations. There can be no assurance that such financing will be available on acceptable terms, or at all.

As of March 31, 2026, the Company held 730 Bitcoin with a carrying amount of $49,847,670. While these digital assets may be monetized, their value is subject to significant market volatility, and they do not represent committed or assured sources of financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are issued.

Management’s plans to address these conditions include raising additional equity or debt financing and executing its revised business strategy. However, as of the issuance date of these consolidated financial statements, management’s plans have not alleviated the substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

F-8

2.6 USE OF ESTIMATES

In preparing these consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Areas where management uses subjective judgment include, but are not limited to valuation of inventories and inventory impairment, fair value measurements of digital assets, assessment of goodwill impairment, allowance for credit losses, recoverability of deferred tax assets, and the recognition and measurement of revenue. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2.7 FAIR VALUE MEASUREMENTS

The Company applies the fair value measurement guidance in ASC 820, Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques and requires disclosures of fair value measurements by hierarchy level.

The fair value hierarchy prioritizes quoted prices in active markets for identical assets or liabilities (Level 1) as the highest priority and unobservable inputs (Level 3) as the lowest priority. Valuation techniques used to measure fair value include the market approach, the income approach, and the cost approach.

The classification of an asset or liability within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 — Unobservable inputs that reflect the Company’s own assumptions.

The Company measures certain assets and liabilities at fair value on both a recurring and non-recurring basis, including digital assets and financial instruments with embedded features, when applicable. The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses, other payables, convertible notes and other current liabilities approximate their fair values due to the short-term maturities of these instruments.

2.8 CASH AND CASH EQUIVALENTS

The Company considers cash on hand and demand deposits to be cash. Highly liquid investments with original maturities of three months or less at the date of purchase are considered cash equivalents, provided such investments are readily convertible to known amounts of cash and are subject to insignificant risk of changes in value. The Company did not hold any cash equivalents as of March 31,2026 and September 30,2025.

2.9 ACCOUNTS RECEIVABLES, NET

Accounts receivables are recorded at invoiced amounts and are evaluated periodically for collectability. The Company estimates an allowance for credit losses based on historical loss experience, the creditworthiness of customers, known and inherent risks in the receivable portfolio, and current economic conditions. Accounts receivables are written off against the allowance for credit losses when they are deemed uncollectible.

F-9

2.10 INVENTORIES, NET

Inventories, consisting primarily of raw materials and finished goods held for production and sale, are stated at the lower of cost or net realizable value. Inventory cost is determined using the weighted-average cost method. The Company reviews inventory levels on a quarterly basis and records inventory valuation allowances or write-downs, as necessary, to reflect net realizable value based on factors such as inventory aging, historical and forecasted demand, and market conditions.

2.11 FOREIGN CURRENCY TRANSLATION

The financial position and results of operations of each of the Company’s foreign subsidiaries are measured using the foreign subsidiary’s local currency as the functional currency. Revenues and expenses of each such subsidiary have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of stockholders’ equity, unless there is a sale or complete liquidation of the underlying foreign investment.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

2.12 REVENUE RECOGNITION

The Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration expected to be received in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations it must deliver and which of these performance obligations are distinct. The Company recognizes as revenue the amount of the transaction price that is allocated to each performance obligation when that performance obligation is satisfied or as it is satisfied.

The Company primarily generates revenue from the trading and sale of goods. Revenue from product revenue is recognized when the Company satisfies its performance obligation by transferring control of the goods to the customer, which generally occurs upon delivery, when title and risk of loss pass to the customer.

For its product trading activities, the Company acts as the principal, as it controls the goods prior to transfer to the customer, bears inventory risk, and has discretion in establishing pricing. Accordingly, product revenue is recognized on a gross basis.

For service arrangements, the Company evaluates whether it controls the services prior to transfer to the customer. When the Company is determined to be the principal, service revenue is also recognized on a gross basis.

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2.13 RETURN AND EXCHANGE POLICY

All products are inspected and securely packaged prior to shipment to help ensure that customers receive products in satisfactory condition. Customers may return products if they are not satisfied, in which case the Company will provide an exchange or refund of the purchase price, net of shipping charges. Return policies for wholesale customers vary in accordance with the terms of their respective agreements.

Under certain customer agreements, the Company provides chargebacks, pursuant to which the Company reimburses customers for a portion of the costs incurred to advertise and promote the Company’s products. The Company estimates and accrues such chargebacks based on contractual terms and historical experience. Chargebacks and returns, when applicable, are recorded as reductions of revenue and reflected in net sales.

For the six months ended March 31, 2026 and 2025, the Company did not record any material sales allowances related to estimated product returns or chargebacks.

2.14 COST RECOGNITION

The Company is engaged in the trading of goods and the provision of related services, with its cost of revenue covering products under the Maca Product Series, the Homology of Medicine and Food Series, and the Computing Power Product Series.

For the Maca Product Series, which consists of plant-based products, the Company operates a trading model whereby it procures Maca raw materials and engages third-party processors for production. Costs recognized for this product series primarily include the purchase cost of Maca raw materials, packaging costs, freight and logistics costs, and other directly attributable processing-related expenses.

For the Homology of Medicine and Food Series, the Company operates as a trading intermediary, and the cost of revenue primarily comprises the procurement cost of finished goods purchased from third-party suppliers.

For the Computing Power Product Series, the Company provides technical services supported by the procurement of equipment and development services. The cost of revenue mainly consists of technical development service fees and equipment purchase costs incurred in connection with the delivery of such services.

2.15 PROPERTY AND EQUIPMENT, NET

Property and equipment are stated at cost and depreciated over their estimated useful lives, with accumulated depreciation and impairment losses recorded as reductions of carrying amounts. Depreciation is computed using the straight-line method over the following estimated useful lives:

-	Office equipment: 3 years
-	Machinery and other equipment: 5 years

2.16 LONG LIVED ASSETS

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicated that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.

F-11

2.17 INTANGIBLE ASSETS

Intangible assets with finite useful lives that are acquired are carried at cost less accumulated amortization and accumulated impairment losses. Amortization expense is recognized on a straight-line basis over the estimated useful lives of the intangible assets. The estimated useful lives and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimates being accounted for on a prospective basis. The Company has finite useful life intangible assets related to acquired tradename and software.

2.18 DIGITAL ASSETS

The Company’s digital assets consist solely of Bitcoin. Digital assets are initially recorded at cost and subsequently remeasured at fair value in accordance with ASU 2023-08. Changes in fair value are recognized in earnings each reporting period.

The fair value of Bitcoin is determined using quoted prices in active markets on Binance, which the Company has determined to be its principal market. Fair value measurements of digital assets are classified within Level 1 of the fair value hierarchy. Changes in fair value are recognized in the consolidated statements of operations within “Fair value variation”

The Company applies the first-in, first-out (FIFO) method to determine the cost basis of digital assets disposed of, if any.

2.19 INCOME TAXES

In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

2.20 RELATED PARTIES

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

2.21 STOCK BASED COMPENSATION

We account for share-based awards issued to employees in accordance with Accounting Standards Codification (ASC) 718, “Compensation-Stock Compensation.” Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period, which is normally the vesting period. Share-based compensation to directors is treated in the same manner as share-based compensation to employees, regardless of whether the directors are also employees. In June 2018, the FASB issued ASU 2018-07 which simplifies several aspects of the accounting for non-employee transactions by stipulating that the existing accounting guidance for share-based payments to employees (accounted for under ASC Topic 718, “Compensation-Stock Compensation”) will also apply to non-employee share-based transactions (accounted for under ASC Topic 505, “Equity”). The Company implemented ASU 2018-07 on October 1, 2019 and the impact of the implementation was not material to the financial statements.

During the six months ended March 31, 2026, the Company issued an aggregate of 363,970 shares of Common Stock under the 2025 Equity Incentive Plan.

F-12

2.22 COMPREHENSIVE INCOME/LOSS

Comprehensive income/loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income/loss are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income/loss pertains to foreign currency translation adjustments.

3. CONCENTRATION AND RISKS

3.1 FOREIGN CURRENCY EXCHANGE RATE RISK

The Company’s operating transactions are mainly denominated in RMB. RMB is not freely convertible into foreign currencies. The value of the RMB is subject to changes by the central government policies and to international economic and political developments. In the PRC, certain foreign exchange transactions are required by law to be transacted only through authorized financial institutions at exchange rates set by the People’s Bank of China (the “PBOC”). Remittances in currencies other than RMB by the Company in the PRC must be processed through PBOC or other PRC foreign exchange regulatory bodies which require certain supporting documents in order to effect the remittances. As of March 31, 2026 and September 30, 2025, the Company’s cash and cash equivalents denominated in RMB were RMB 74,120 (approximately $10,722), and RMB 576,318 (approximately $80,950), respectively, accounting for 62.98% and 58.96% of the Company’s total cash and cash equivalents.

3.2 CONCENTRATION OF CREDIT RISK

The Company’s credit risk arises primarily from cash and cash equivalents, accounts receivable, other receivables from related parties, and other receivables included in prepaid expenses and other current assets. The carrying amounts of these financial instruments represent the Company’s maximum exposure to credit risk.

As of March 31, 2026, 78% of the Company’s cash and cash equivalents were held by major financial institutions located in China and Hong Kong; the remaining 22% was held by financial institutions located in the United States. The Company believes that these financial institutions located in China, Hong Kong, and the United States are of high credit quality. Accounts at each institution in the United States are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $250,000. As of March 31, 2026, the Company had no cash balances at financial institutions in the United States in excess of the Federal Deposit Insurance Corporation limit.

Accounts receivable and other receivables are generally unsecured and arise in the ordinary course of business. Credit risk associated with these balances is mitigated through customer credit evaluations, ongoing monitoring of outstanding receivable balances, and the recognition of an allowance for expected credit losses based on historical experience, current conditions, and reasonable and supportable forecasts.

F-13

3.3 CONCENTRATION OF CUSTOMERS AND SUPPLIERS

For the six months ended March 31, 2026 and 2025, revenue was primarily derived from major customers disclosed below.

Six months ended March 31, 2026:

Customer Name	Sales Amount	% of Total Revenue	Accounts Receivable Amount	% of Total Accounts Receivable
Customer ZNF	$12,118,011	63.83%	-	-

Six months ended March 31, 2025:

Customer Name	Sales Amount	% of Total Revenue	Accounts Receivable Amount	% of Total Accounts Receivable
Customer LXM	$13,524	59%	$-	-

For the six months ended March 31, 2026 and 2025, inventory purchases, including purchases related to the Company’s trading of goods, were primarily made from the major suppliers disclosed below.

Six months ended March 31, 2026:

Supplier Name	Purchases Amount	% of Total Purchases
Supplier YKZS	$1,169,649	17.30%
Supplier ACJN	1,145,888	16.94%
Supplier TTY	1,092,646	16.16%

Six months ended March 31, 2025:

Supplier Name	Purchases Amount	% of Total Purchases
Supplier YKYM	$8,311,593	100%

4. NOTES TO THE CONSOLIDATED IN FINANCIAL STATEMENTS

4.1 ACCOUNTS RECEIVABLE, NET

As of March 31,2026, the Company had gross accounts receivable of $1,387,947 ,net of an allowance for credit losses of $82.

As of September 30,2025, the Company’s accounts receivable totaled $55,258, net of an allowance for credit losses of $2,107.

	March 31, 2026	September 30, 2025
Accounts receivable	$1,388,029	$57,365
Less: allowance for credit losses	(82)	(2,107)
Accounts receivable, net	1,387,947	55,258

The movements in the allowance for credit losses are as follows:

	March 31, 2026	September 30, 2025
Balance at beginning of the year	$(2,107)	$(3,450,141)
Additions	(82)	(2,098)
Foreign currency translation	306	(9)
Write-offs	1,801	3,450,141
Balance at end of the year	(82)	(2,107)

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4.2 INVENTORIES, NET

Inventories, net consisted of the following:

	March 31, 2026	September 30, 2025
Raw materials	$-	$12,799,608
Finished goods	-	154
Total inventories, gross	-	12,799,762
Less: inventory write-down	-	(906,444)
Inventories, net	-	11,893,318

The movements in the inventories write-down were as follows:

	March 31, 2026	September 30, 2025
Balance at beginning of the year	$(906,444)	$(815,498)
Additions	-	(902,776)
Foreign currency translation	203,695	(3,668)
Write-offs	702,749	815,498
Balance at end of the year	-	(906,444)

4.3 PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets as of March 31,2026 and September 30, 2025 were comprised of the following:

	March 31, 2026	September 30, 2025
Prepaid expenses	$286,585	$291,445
VAT input tax to be deducted	76,766	-
Prepaid tax(1)	1,304,747	1,286,205
Advances to suppliers(2)	49,184	1,458,569
Deferred equity issuance cost	-	1,797,500
Other current assets	18,639	114,303
Total	1,735,921	4,948,022

(1)	Prepaid tax represents input value-added tax (“VAT”) paid in advance for which the related VAT invoices had not yet been received as of the reporting date. Subsequent to period end, the Company received a portion of the outstanding invoices, and management expects to obtain the remaining invoices within six months. Accordingly, management believes the prepaid tax balance is fully recoverable.

(2)	As of March 31, 2026, the total amount paid to suppliers was $335,769, of which $286,064 represented advances to Beijing Yingtian Huyu Technology Co., Ltd. The Company is currently evaluating the SaaS live-streaming system of Beijing Yingtian Huyu Technology Co., Ltd., and the implementation plan for any subsequent advances is expected to be determined in 2026.

F-15

4.4 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of March 31, 2026 and September 30, 2025:

	March 31, 2026	September 30, 2025
Machinery & Equipment	$18,300	$30,910
Vehicles	-	-
Gross property and equipment	18,300	30,910
Less: accumulated depreciation	(17,150)	(28,710)
Less: reclassification to assets held for sale	-	-
Less: disposal of property and equipment	-	-
Net property and equipment	1,150	2,200

4.5 LEASES

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities for most lease arrangements. The Company adopted ASC 842 effective October 1, 2019.

The Company evaluates lease arrangements on a quarterly basis to determine whether such arrangements meet the definition of a lease and whether recognition of ROU assets and lease liabilities is required. The Company elected the short-term lease practical expedient for leases with a term of 12 months or less and no purchase option.

4.5.1 LEASES WITH RECOGNIZED ROU ASSETS AND LEASE LIABILITIES

Tuen Mun, Hong Kong – Office Space

The Company leases office space on San On Street, Tuen Mun, Hong Kong, under a lease term from December 18, 2024 to December 17, 2026, at a monthly rent of RMB 4,167 (approximately $603). As this lease represents a continuation and renewal of an existing lease and the combined non-cancellable term exceeds 12 months, the Company recognized right-of-use asset and lease liabilities for the lease as a single arrangement.

Wuxi, China – Office Space

Effective March 19, 2025, the Company entered into a lease for office space located at 83-102 and 83-103, Xishuidongcheng, Liangxi District, Wuxi, China. The lease requires annual rental payments of RMB 100,000 (approximately $14,466) and expires on March 18, 2027. Because the lease term exceeds 12 months, the Company recognized a right-of-use asset and corresponding lease liabilities related to this lease as of March 31, 2026.

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4.5.2 SHORT TERM LEASES AND LOW VALUE LEASES

Boca Raton, Florida – Office Space

Effective October 10, 2025, the Company entered into a lease for office space located at 9127 Long Lake Palm Drive, Boca Raton, Florida 33496, with monthly rental payments of $2,500 through October 11, 2026. Because the lease term is 12 months or less, the Company elected the short-term lease practical expedient and, accordingly, did not recognize a right-of-use asset or lease liability related to this lease.

Henan, China – Office Space

The Company leases office space in Henan, China, with annual lease payments of approximately RMB 98,280 (approximately $14,217), payable in monthly installments of RMB 8,190 (approximately $1,185). The lease expires on August 14, 2026. Because the remaining lease term as of March 31, 2026 was less than 12 months, the Company elected the short-term lease practical expedient and did not recognize a right-of-use asset or lease liability related to this lease.

Henan, China – Warehouse Space

The Company leases warehouse space in Henan, China, with annual lease payments of approximately RMB 24,000 (approximately $3,472), payable in quarterly installments of RMB 6,000 (approximately $868). The lease expires on February 9, 2027.

Foshan, China – Office Space

The Company leases office space located at Room 904 (No.946), Building 3, No. 17 Jihua 6th Road, Zumiao Street, Chancheng District, Foshan, with a contractual lease term from January 20, 2026 to March 31, 2028, which includes a rent-free period from January 20, 2026 to January 31, 2026. The monthly rent is RMB 500 (approximately $72.33). As of June 30, 2026, the Company will not renew the lease upon expiration. Due to the low value of the underlying asset, the Company elected the low-value asset lease practical expedient and did not recognize a right-of-use asset or lease liability related to this lease. For six months ended March 31, 2026, the operating expenses recognized for the period amount to RMB 1,500 (approximately $217).

The Company leases office space located at Room 904 (No.947), Building 3, No. 17 Jihua 6th Road, Zumiao Street, Chancheng District, Foshan, with a contractual lease term from January 20, 2026 to March 31, 2028, which includes a rent-free period from January 20, 2026 to January 31, 2026. The monthly rent is RMB 500 (approximately $72.33). As of June 30, 2026, the Company will not renew the lease upon expiration. Due to the low value of the underlying asset, the Company elected the low-value asset lease practical expedient and did not recognize a right-of-use asset or lease liability related to this lease. For six months ended March 31, 2026, the operating expenses recognized for the period amount to RMB 1,500 (approximately $217).

As of March 31,2026, the Company’s operating leases had a weighted-average remaining lease term of one year and a weighted-average discount rate of 3%. Other information related to the Company’s operating leases is as follows:

Right-of-Use Assets	Amount
ROU asset – September 30, 2025	$20,340
ROU assets added during the year	28,272
Amortization during the period	(30,811)
ROU asset – March 31,2026	$17,801

Lease Liabilities	Amount
Lease liability – September 30, 2025	$13,346
Lease liability added during the year	7,122
Reduction during the period	(13,346)
Lease liability – March 31,2026	$7,122

Lease Liabilities by Maturity	Amount
Lease Liability – Short-Term	$7,122
Lease Liability – Long-Term
Lease Liability – Total	$7,122

The following table summarizes the Company’s operating lease cost, short-term lease cost, and related cash flow information for the six months ended March 31,2026:

Operating lease expenses	$30,811
Short-term lease expenses	7,976
Cash paid for amounts included in the measurement of lease liabilities	26,525
Lease amortization	30,811
Interest portion	654

4.6 INTANGIBLE ASSETS, NET

The following table summarizes the Company’s intangible assets as of March 31, 2026:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks	$140,000	$(140,000)	$-
Software	34,003	(34,003)	-
Total	174,003	(174,003)	-

F-17

The following table summarizes the Company’s intangible assets as of September 30, 2025:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Trademarks	$140,000	$(140,000)	$-
Software	33,016	(30,815)	2,201
Total	173,016	(170,815)	2,201

The trademarks have been fully amortized using the accelerated amortization method as of September 30, 2025. Amortization expense for intangible assets with finite useful lives was $2,267 and $15,000 for the six months ended March 31, 2026 and 2025, respectively.

4.7 DIGITAL ASSETS

The Company’s digital assets consist solely of Bitcoin. Digital assets are measured at fair value, with changes in fair value recognized in earnings for each reporting period. As of March 31, 2026, the Company held 730 bitcoins, with a total value of $49,847,670.

The following table is a summary of the Company’s Bitcoin activities as of March 31, 2026:

Amount
Beginning balance as of September 30, 2025	$57,024,465
Increase in digital assets - Bitcoin	24,456,951
Decrease in digital assets - Bitcoin	-
Net change in fair value	(31,633,746)
Ending balance as of March 31,2026	$49,847,670

4.8 ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of March 31, 2026 and September 30, 2025 were as follows:

	March 31, 2026	September 30, 2025
Accounts payable	$1,770,730	$429,322
Accrued expenses	1,141,143	1,034,822
Total	2,911,873	1,464,144

Accounts payable

As of March 31, 2026, accounts payable totaled $1,770,730, comprising $353,256 of legacy payables incurred under previous management and $1,417,474 of payables arising from procurement activities.

Accrued expenses

As of March 31, 2026, accrued expenses totaled $1,141,143, primarily comprising accrued expenses related to Nuzee single-serving coffee and DRIPKIT products of $756,620 and employee compensation payable of $384,523.

The accrued expenses related to Nuzee single-serving coffee and DRIPKIT products primarily represent legacy expenses incurred under previous management and are treated in a manner consistent with other legacy accounts payable balances. These amounts continue to be recognized as accrued expenses as management is in the process of reviewing and resolving the related obligations in the ordinary course of business, and such balances remained payable as of March 31, 2026.

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4.9 CONVERTIBLE NOTES

As of March 31, 2026 and September 30, 2025, the Company had outstanding unconverted convertible notes of approximately $1,614,729 and $1,838,041, respectively.

For the six months ended March 31,2026, $1,838,041 worth of convertible notes were converted into share of the Company’s Common Stock.

(a) Non-related party convertible notes

	March 31, 2026	September 30, 2025
Beginning balance	$-	$1,063,624
Issuance of convertible notes	-	10,144,186
Fair value adjustment	-	-
Conversion to Common Stock	-	(11,207,810)
Ending balance	-	-

All non-related party convertible notes outstanding as of March 31,2026 were fully converted into shares of the Company’s Common Stock on October 31, 2025.

(b) Related party convertible notes

	March 31, 2026	September 30, 2025
Beginning balance	$1,838,041	$319,220
Issuance of convertible notes	1,614,729	3,693,041
Fair value adjustment	-	-
Conversion to Common Stock	(1,838,041)	(2,174,220)
Ending balance	1,614,729	1,838,041

Key issuance and conversion events

August 20, 2024: The Company issued convertible notes with an aggregate principal amount of $1,300,000, of which $1,000,000 was subscribed by non-related parties and $300,000 by a related party. As of September 30, 2024, the Company recorded a fair value adjustment of $82,844 related to these notes.

October 31, 2024: All holders of the August 2024 convertible notes elected to convert their notes into an aggregate of 1,396,813 shares of Common Stock. The shares were registered pursuant to the Company’s Form S-1 filed on November 29, 2024.

December 12, 2024: The Company issued convertible notes with an aggregate principal amount of $10,000,000, of which $8,145,000 was subscribed by non-related parties and $1,855,000 by a related party.

February 11, 2025: The Company obtained shareholder approval for the issuance of shares underlying the notes and warrants.

March 18, 2025: the investors submitted their respective conversion notices, upon which the Company issued 19,457,618 shares of Common Stock to the investors.

August 21, 2025: The Company entered into a convertible bond purchase agreement with certain non-U.S. investors to issue convertible notes with an aggregate principal amount of $4,000,000, at a conversion price of $0.24 per share, subject to adjustment in accordance with the Notes.

During the year ended September 30, 2025, the non-related parties notes with a carrying value of $1,999,962 were converted into 8,333,333 shares of Common Stock.

October 30, 2025: The remaining related party notes of 8,333,333 shares were issued on October 31, 2025.

February 11, 2026: The Company entered into a convertible note and warrant purchase agreement with certain non-U.S. investors providing for the private placement of convertible promissory notes in the aggregate principal amount of $5,000,000 and warrants to purchase the Company’s shares of Common Stock in reliance on the registration exemptions of Regulation S. The Notes were issuable in two tranches, consisting of (i) an initial tranche in the aggregate principal amount of $1,600,000 and (ii) a second tranche in the aggregate principal amount of $3,400,000. The Notes bear interest at an annual rate of 7% and have a maturity date of August 12, 2027. On February 13, 2026, the Company completed the initial closing and issued Notes in the aggregate principal amount of $1,600,000 to these investors.

On March 21, 2026, in light of the Company’s delisting from The Nasdaq Stock Market LLC on March 6, 2026 and its current quotation on the OTC market, the Company entered into an Amended and Restated Convertible Note and Warrant Purchase Agreement with the investors, which amended and restated the February 11, 2026 purchase agreement. The parties acknowledged that only one closing occurred under the original agreement, namely the initial closing on February 13, 2026, and that no other closings shall occur. In connection with the amendment, the Company issued amendments to the original notes and amended and restated warrants to the investors. The amended notes provide that they are not convertible prior to stockholder approval and that the conversion price is subject to a floor price of $0.10 per share. The amended and restated warrants become exercisable only upon stockholder approval and may be exercised for cash only at an exercise price of $0.015 per share. The Company also agreed to file a registration statement on Form S-1 covering the resale of the shares issuable upon conversion of the amended notes and exercise of the amended and restated warrants.

The convertible notes were measured at fair value, with changes in fair value recognized in fair value variation in the consolidated statements of operations.

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4.10 OTHER CURRENT LIABILITIES

As of March 31, 2026 and September 30, 2025, other current liabilities amounted to $3,108,336 and $22,250,590, respectively.

Other current liabilities consisted of the following:

	March 31, 2026	September 30, 2025
Advances received for equity subscriptions(1)	$159,657	$18,134,657
Provision for liabilities related to directors’ litigation(2)	222,062	222,062
Professional service fees payable – Bitcoin transaction(3)	2,089,798	3,663,269
Others	636,819	230,602
Total	3,108,336	22,250,590

(1)	Advances received for equity subscriptions

Advance receipts for equity subscriptions are as follows: $129,662.80 for a share subscription by Mr. Sooncha Kim, $29,994.20 for a share subscription by Mr. Kenji Hashimoto.

(2)	Provision for liabilities related to directors’ litigation

The provision for liabilities related to directors’ litigation of $222,062 represents management’s estimate of costs associated with ongoing legal proceedings involving certain directors as of March 31, 2026.

(3)	Professional service fees payable – Bitcoin transaction

The professional service fees payable of $2,089,798 relate to a financial advisory services agreement executed on July 1, 2025, between the Company and Sunflower Tech Limited, in connection with a Bitcoin-related asset transaction with a total transaction value of $55.0 million. Under the agreement, the advisory fee is calculated at 10% of the transaction value, amounting to $5.5 million. As of March 31, 2026 and September 30, 2025, the remaining payable balances of the Company were $2,089,798 and $3,663,269 respectively.

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4.11 TAX PAYABLE

As of March 31, 2026 and September 30, 2025, taxes payable amounted to $2,432,118 and $1,314,686, respectively.

	March 31, 2026	September 30, 2025
Accrued sales taxes payable	$2,430,633	$1,311,578
Other tax payable	1,485	3,108
Total	2,432,118	1,314,686

4.12 OPERATING EXPENSES

For the six months ended March 31, 2026, the operating expenses were $3,417,780. This mainly included personnel costs of $1,347,033, sales and marketing expenses of $88,303, depreciation and amortization of $22,920, professional fees (including legal, audit, and consulting services) of $1,766,863, travel expenses of $85,586, office expenses of $71,794, bad debt loss of 1,891 and other operating expenses of $33,390.

For the six months ended March 31, 2025, the operating expenses were $2,270,435. This mainly includes personnel costs of $712,008, sales and marketing expenses of $46,152, depreciation and amortization of $100,924, professional services such as lawyers, auditors and consultants of $1,248,215, travel expenses of $72,947, office expenses of $52,480 and other expenses of $37,710.

4.13 OTHER INCOME

For the six months ended March 31, 2026, other income was $77,046, mainly derived from other business revenues.

For the six months ended March 31, 2025, the other income was $403,635. It is mainly because of the settlement and forgiveness of account payable.

4.14 OTHER EXPENSES

For the six months ended March 31, 2026, other expense was $7,323, primarily attributable to the cost expenditures corresponding to other income and other factors.

For the six months ended March 31, 2025, other expense totaled $50,320, primarily included financing expense and other factors.

4.15 INCOME TAX

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. No asset or liability for unrecognized tax benefits was recorded as of March 31, 2026 or September 30, 2025.

United States

CIMG Inc. and Wewin are incorporated in the United States and are subject to U.S. federal corporate income tax at a statutory rate of 21%. For the six months ended March 31, 2026, these entities did not generate taxable income; accordingly, no provision for U.S. federal income tax was recorded.

Hong Kong

DZR Tech Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax under the two-tiered profits tax rates regime, whereby the first HK$2 million of assessable profits are taxed at 8.25%, and profits in excess of HK$2 million are taxed at 16.5%. DZR Tech Limited did not generate taxable income for the six months ended March 31,2026, and therefore no provision for Hong Kong profits tax was recorded.

F-21

People’s Republic of China

Beijing Zhongyan, Henan Zhongyan, Nuanyou, Beijing Xinmiao, Zhimeng, Zhutai, Shanghai Huomao, Beijing Xilin, Foshan Lintai and Foshan Dingyue are incorporated in the People’s Republic of China and are subject to enterprise income tax at a statutory rate of 25%. For small and low-profit enterprises, taxable income is calculated at a reduced rate of 25%, and the corporate income tax policy is paid at a rate of 20%. All entities did not generate taxable income for the six months ended March 31, 2026, accordingly, no provision for PRC enterprise income tax was recognized.

Schedule of Income Tax Expense (Benefit)

Six months ended March 31, 2026
Current income tax expense	$-
Deferred income tax expense	-
Total income tax expense	-

Reconciliation of Statutory Tax Benefit to Income Tax Expense	(34,880,734)
Tax benefit at statutory U.S. federal rate (21%)	$(7,326,257)
Effect of different tax rates applicable to subsidiaries	28,831
Effect of unrecognized deductible temporary differences	(6,643,087)
Effect of tax loss carryforwards	13,940,513
Income tax expense	$-

5. GEOGRAPHIC CONCENTRATIONS

The Company is organized based on fundamentally three business segments although it does sell its products on a world-wide basis. The Company is organized in two geographical segments. The Company jointly produces and sells its products in North America and China. Information about the Company’s geographic operations for the six months ended March 31, 2026 and 2025 are as follows:

Geographic Concentration:

Net Revenue:	Six months ended March 31, 2026	Six months ended March 31, 2025
P.R.C.	$18,983,787	$22,853

Property and equipment, net:	March 31, 2026	September 30, 2025
P.R.C.	$1,150	$2,200

6. SEGMENT INFORMATION

FASB ASC Topic 280, “Segment Reporting” (“ASC 280”) establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, Management derived reportable segments based on business lines.

As of March 31, 2026, the Company currently has the following reportable segments: Homology of Medicine and Food Series, Computing Power Product Series, Maca Product Series and others.

	Six months ended March 31, 2026
	Business Line			Others
	Homology of Medicine and Food	Computing Power Product	Maca Product	Unallocated Headquarter
	Series	Series	Series	Costs	Total
Revenues, net	$1,855,618	$5,010,158	$12,118,011	$-	$18,983,787
Cost of revenue	(1,830,086)	(4,933,945)	(12,118,589)	(98)	(18,882,718)
Gross profit	25,532	76,213	(578)	(98)	101,069

Operating expenses	(47,537)	(86,256)	(270,238)	(3,013,749)	(3,417,780)
Loss from operations	(22,005)	(10,043)	(270,816)	(3,013,847)	(3,316,711)

Fair value variation	-	-	-	(31,633,746)	(31,633,746)
Gain on disposal of subsidiary	-	-	-	19,824	19,824
Other income	155	178	1,654	75,059	77,046
Other expense	(8)	(13)	(90)	(7,212)	(7,323)
Segment Loss	$(21,858)	(9,878)	(269,252)	(34,559,922)	(34,860,910)

F-22

7. RELATED PARTY BALANCES AND TRANSACTIONS

As of March 31, 2026, the Company had the following major related party transactions:

Name of related parties	Relationship with Company
Wanhai Liu	Shareholder of Xilin Online (Beijing) E-commerce Co., Ltd
Tianyong Lv	Manager of Xilin Online (Beijing) E-commerce Co., Ltd
Shengqing Li	Manager of Shenzhen Zhimeng Qiyang Technology Co., Ltd.
Hongfang Xie	Shareholder of Shanghai Huomao Cultural Development Co., Ltd.
Wenlong Tong	President of CIMG Inc.
Wenwen Yu	Director of Wewin Technology LLC
Yujie Liu	The shareholders of CIMG
Yanli Hou	Director of CIMG Inc.

(a) Significant transactions with related parties

Name of related parties	Related party transactions	Six months ended March 31, 2026
Shengqing Li	Loan advanced to Shenzhen Zhimeng Qiyang Technology Co., Ltd.	$9,890
Hongfang Xie	Loan advanced to Shanghai Huomao Cultural Development Co., Ltd.	9,043
Hongfang Xie	Loan advanced to Guizhou Zhutai Huomao Liquor Industry Co., Ltd.	4,593
Wenwen Yu	Loan advanced to CIMG Inc.	15,000
Wenlong Tong	Loan advanced from Zhongyan Shangyue Technology Co., Ltd	18,661
Wenwen Yu	Loan advanced from Wewin Technology LLC.	(66,207)

Nature of Related Party Transactions

As of March 31, 2026, the Company and its subsidiaries entered into certain transactions with related parties in the ordinary course of business. These transactions primarily consisted of advances made by related parties to settle operating and administrative expenses on behalf of the Company’s subsidiaries, as well as financing arrangements entered into with related parties.

Except as otherwise disclosed, all advances from or to related parties were unsecured, non-interest bearing, and had no fixed repayment terms. Management believes that the terms of these transactions are not materially different from those that could have been obtained from independent third parties under similar circumstances.

F-23

(b) Balances with related parties

March 31, 2026
Wenwen Yu	$140,001
Yanli Hou	35,535
Total amounts due from related parties	175,536

Shengqing Li	$195,656
Hongfang Xie	14,329
Wenwen Yu	15,000
Yujie Liu	99,385
Dada Business Trading Co., Limited	651,103
YY Tech Inc.	217,018
Wenlong Tong	149
Yanli Hou	591
Xujia Liu	60,000
VMADE CO.,LIMITED	225,000
DYT INFO PTE. LTD.	220,000
RR Digital Tech Ltd.	37,000
Joyer investment Limited	233,437
Total amounts due to related parties	1,968,668

The amounts due from and due to related parties primarily arose from payments made on behalf of the Company or its subsidiaries for operating, administrative, and legal expenses, as well as advances and settlements in the ordinary course of business. Such balances are recorded at their original amounts, which approximate fair value due to their short-term nature.

As of the date of issuance of these financial statements, management does not expect any material credit losses in respect of amounts due from related parties.

8. ISSUANCE OF EQUITY SECURITIES

On December 5, 2025, the Company effected a 1-for-20 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of Common Stock, par value $0.00001 per share. This reverse stock split has reduced the number of shares of Common Stock as of September 30, 2025 from 196,514,084 shares to 9,825,704 shares, and corresponding retroactive adjustments have been made to all the data for the listed period.

(1) For the six months ended March 31, 2026, the Common Stock issued for cash was as follows:

Date	Transaction type	Description	Shares issued	Cash/consideration ($)

August 21, 2025	Convertible Note Purchase Agreement (From 8-K filed August 26, 2025, Form 8-K filed on November 12, 2025)	On August 21, 2025, the Company entered into a $4,000,000 convertible bond purchase agreement with certain non-U.S. investors. The notes are convertible into shares of the Company’s Common Stock at a conversion price of $0.24 per share. On September 9, 2025, the Company issued 8,333,333 shares to these investors. On October 30, 2025, the Company issued the remaining 8,333,333 shares to these investors.	8,333,333	$2,000,000
		Total (Pre-Reverse Stock Split)	8,333,333	2,000,000
		Total (Post-Reverse Stock Split)	416,667	2,000,000

F-24

(2) For the six months ended March 31, 2026, the issuance of Common Stock due to the Common Stock compensation was as follows:

Date	Transaction type	Description	Shares issued	Cash/consideration ($)

November 21, 2025.	2025 Equity Incentive Plan (From S-8 filed November 21, 2025)	Issued under the Company’s Registration Statement on Form S-8, which registers (i) 7,279,400 shares of the Company’s Common Stock issuable under the Company’s 2025 Equity Incentive Plan (the “2025 Plan”), and (ii) 38,000,000 shares of Common Stock issuable under the Company’s 2026 Equity Incentive Plan (the “2026 Plan”).	7,279,400	1,163,976
		Total (Pre-Reverse Stock Split)	7,279,400	1,163,976
		Total (Post-Reverse Stock Split)	363,970	1,163,976

(3) For the six months ended March 31, 2026, the issuance of Common Stock due to the private placement was as follows:

Date	Transaction type	Description	Shares issued	Cash/consideration ($)

August 25, 2025*	Securities Purchase Agreement (Form 8-K filed on August 27, 2025, Form 8-K/A filed on September 2, 2025)

On August 25, 2025, the Company entered into a securities purchase agreement with certain non-U.S. investors for total consideration of $55,000,000, payable in Bitcoin, at a purchase price of $0.25 per share. The agreement provides for the issuance of up to 220,000,000 shares of Common Stock through a private placement, of which 148,100,000 shares, representing $37,025,000 of consideration, were issued during the period.

On September 2, 2025, the Company issued 148,100,000 shares of Common Stock to certain non-U.S. investors.

On October 29, 2025, the Company issued the remaining 71,900,000 shares.

			71,900,000	16,177,500
		Total (Pre-Reverse Stock Split)	71,900,000	16,177,500
		Total (Post-Reverse Stock Split)	3,595,000	16,177,500

F-25

Restricted Stock Awards

On February 27, 2026, the Company entered into an Amended and Restated Equity Transfer Agreement (the “A&R Equity Transfer Agreement”) with DZR Tech Limited, a Hong Kong company and a wholly owned subsidiary of the Company (the “Purchaser”), Shelei Jiang, a Chinese individual (the “Seller”), and Daren Business Technology Limited, a company incorporated under the laws of the British Virgin Islands (the “Target”). The A&R Equity Transfer Agreement amended and restated in its entirety that certain Equity Transfer Agreement, dated February 11, 2026, by and between the Seller and the Purchaser. Pursuant to the A&R Equity Transfer Agreement, the Seller will sell to the Purchaser 100 ordinary shares of the Target, representing 100% of the issued and outstanding ordinary shares of the Target, for a purchase price of zero cash consideration (the “Acquisition”). On March 10, 2026, the Company and each of Dundas Technology Limited and Kellyview Investment Limited, each a Hong Kong company and a designee of the Seller pursuant to the terms of the A&R Equity Transfer Agreement, entered into a separate performance share issuance agreement, pursuant to which the Company shall issue to Dundas Technology Limited and Kellyview Investment Limited, on or before April 10, 2026, in the aggregate up to 74,487,896 shares of the Company’s Common Stock, par value $0.00001 per share (the “Award Shares”), with one-half of the Award Shares to be issued to Dundas Technology Limited and one-half to Kellyview Investment Limited, as a post-closing, performance-based equity award with respect to the Target. On March 12, 2026, the Company issued 37,243,948 shares of Common Stock to Dundas Technology Limited and 37,243,948 shares of Common Stock to Kellyview Investment Limited. Such shares will be subject to transfer restrictions and will be eligible for leak-out in installments only upon the achievement of specified audited revenue targets of the Target during performance periods beginning on April 1, 2026 and ending on September 30, 2029. The revenue targets are denominated in Renminbi and increase over successive performance periods. Any such shares that are not eligible to leak out on or prior to the applicable deadline set forth in the performance share issuance agreements shall be forfeited and cancelled for no consideration.

Grants to Independent Directors

No restricted stock awards were granted to the Company’s independent board members during the six months ended March 31, 2026.

Forfeiture of Restricted Shares

For the six months ended March 31, 2026, no restricted stock awards were forfeited.

Common Stock Issued for Services

The Company did not issue any shares of Common Stock in exchange for services during the six months ended March 31, 2026.

Exercise of Stock Options

No stock options were exercised during the six months ended March 31, 2026.

9. STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

During the six months ended March 31, 2026 and 2025, the Company granted no new stock options.

During the same period, 1,022 stock options were forfeited or expired as a result of employee terminations, expiration of option terms, or performance conditions not being met.

WARRANTS

The Company has issued warrants to purchase shares of Common Stock in connection with equity financings and convertible note transactions. The following disclosures summarize warrant issuances, exercises, and outstanding balances for the periods presented.

All share and per-share amounts, including exercise prices and number of warrants, have been retroactively adjusted to reflect the Reverse Stock Split on December 5, 2025.

Significant warrant transactions

On April 27, 2024, the Company entered into a convertible note and warrant purchase agreement with certain investors, pursuant to which the Company issued warrants to purchase shares of Common Stock. On October 18, 2024, holders of such warrants exercised a portion of the warrants on a cashless basis, resulting in the issuance of 55,973 shares of Common Stock. No cash proceeds were received in connection with the cashless exercise.

F-26

On January 16, 2025 and January 17, 2025, the Company issued an aggregate of 1,282,051 warrants to purchase Common Stock at an exercise price of $7.80 per share. These warrants had a contractual term of two years and were fully exercised on October 29, 2025.

The following table summarizes warrant activity for the six months ended March 31, 2026:

(Retroactively adjusted for Reverse Stock Split)

	Number of Shares Issuable	Weighted Average Exercise Price	Weighted Average Remaining Life (years)	Aggregate Intrinsic Value
Outstanding as of September 30, 2025	1,289,937	$26.19	1.29	$-
Issued	-	-	-	-
Exercised	1,282,051	7.80	-	-
Expired	6,298	-	-	-
Outstanding as of March 31,2026	1,588	$1,125.15	1.37	-
Exercisable as of March 31,2026	1,588	$1,125.15	1.37	$-

Reverse Stock Split

On December 2, 2025, the Company filed a Certificate of Change to its Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1-for-20 Reverse Stock Split of its issued and outstanding Common Stock, which became effective on December 5, 2025. All share and per-share data included in these financial statements have been retroactively adjusted to reflect the Reverse Stock Split.

10. CONTINGENCIES

The Kim Litigation

On October 3, 2024, Mr. Sooncha Kim filed a complaint against the Company in the Southern District of New York, (Case No. 1:24-cv-7485) (the “Kim Complaint”). The Kim Complaint alleges that the Company breached a Convertible Note and Warrant Purchase Agreement, dated June 6, 2024, between the Company and Mr. Kim, by, among other things, failing to deliver the registration rights agreement, excluding Mr. Kim from the S-1 registration statement, delaying conversion of Mr. Kim’s notes, undertaking steps to dilute Mr. Kim’s shares, failing to honor Mr. Kim’s 50% participation right in any subsequent financing and failing to appoint a designated director, as set forth in the parties’ agreement. Mr. Kim seeks specific performance of the Convertible Note and Warrant Purchase Agreement, and monetary damages in the amount of $1,041,216, plus applicable interest. The Company filed its answer to the Complaint on December 3, 2024. On January 7, 2025, Mr. Kim filed a motion seeking a preliminary injunction against the Company (the “Motion”). The Company opposed the Motion on January 22, 2025, and on February 13, 2025, the Court denied Mr. Kim’s Motion. As of March 31, 2026, discovery in the case is ongoing, and no trial date has been set.

The Ex-Directors Lawsuit

On March 10, 2025, the following former directors of the Company, Kevin J. Connor, Chris J. Jones, Nobuki Kurita, and David Robson (collectively, the “Ex-Directors”), filed a complaint against the Company in the Superior Court of California, County of San Diego (Case No. 25CU012922N) (the “Ex-Directors Complaint”). The Ex-Directors Complaint alleges the Company failed to pay directors’ fees and expenses from the last quarter the fiscal year ended September 30, 2023 through the first two quarters of the fiscal year ended September 30, 2024, and is claiming breach of contract, quantum meruit, unjust enrichment, promissory estoppel, breach of the implied covenant of good faith and fair dealing, and unfair business practices. On August 22, 2025, a judgment by default was entered against the Company in the amount of $58,920.34. Counsel for Plaintiffs/Judgment Creditors, Kevin J. Connor, J. Chris Jones, Nobuki Kurita, and David Robson (collectively, “Plaintiffs”) subsequently filed a motion with the court to amend the total amount of the judgment. On November 21, 2025, the Court entered an order amending the judgment nunc pro tunc, increasing the aggregate awards to all Plaintiffs to $222,062.28, including the prejudgment interest and costs. As the underlying condition existed as of the reporting date, this event represents an adjusting subsequent event, and the related liability has been recognized in Note 4.10 to the financial statements.

11. SUBSEQUENT EVENTS

Approval of the securities purchase agreement by and between the Company and High West Partners LLC

On April 10, 2026, the Company’s board of directors approved, and on April 14, 2026, the Company’s majority stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the entry into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and between the Company and High West Partners LLC (the “Investor”), pursuant to which, upon execution, the Company may, from time to time and in its sole discretion, direct the Investor to purchase shares of the Company’s Common Stock, in an aggregate amount of up to $3,400,000 (the “Purchase Shares”), at a purchase price equal to (i) 90% of the lowest traded price of the common stock on the applicable purchase date or (ii) 85% of the lowest volume weighted average price (VWAP) of the Common Stock during the applicable pricing period, subject to a minimum price of $0.01 per share, and including the issuance of commitment shares having an aggregate value of $200,000, with a maximum of 340,000,000 shares of common stock issuable thereunder, and with such shares being issuable at a discount to the market price of the Common Stock.

Primary offering and resale prospectus

The Company filed a registration statement on Form S-1 (File No. 333-294624), as amended, with the SEC on April 28, 2026, which contains disclosure that will be circulated as two separate prospectuses: (i) Primary Offering Prospectus: A prospectus to be used in connection with the offering by the Company of up to 900,000,000 units (the “Units”), each consisting of one share of the Company’s Common Stock, par value $0.00001 per share, and one warrant to purchase one share of Common Stock, and (ii) Resale Prospectus: A prospectus to be used in connection with the offer and sale, from time to time, by certain stockholders named in the Resale Prospectus of up to 43,000,000 shares of Common Stock, at prevailing market prices, prices related to prevailing market prices, or privately negotiated prices.

F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of CIMG Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CIMG Inc. and its subsidiaries (collectively, the “Company”) as of September 30, 2025 and 2024 and the related consolidated statements of operation and comprehensive loss, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for each of the years in the two-year period ended September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of September 30, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying consolidated financial statements have been prepared assuming that CIMG Inc. will continue as a going concern. As discussed in Note 2.5 to the consolidated financial statements, the Company has experienced recurring losses from operations and negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2.5. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Emphasis of Matter - Adoption of New Accounting Standards

As discussed in Note 2.20 to the consolidated financial statements, the Company early adopted Accounting Standards Update No. 2023-08, Accounting for and Disclosure of Crypto Assets (ASC 350-60), effective October 1, 2024. The standard requires retrospective application to all periods presented; however, the adoption did not have an impact on the prior period financial statements as the Company did not hold any digital assets in the comparative period. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Assentsure PAC

Singapore

February 13, 2026

We have served as the Company’s auditor since 2025.

PCAOB ID Number 6783

F-28

Item 1. Financial Statements

CIMG Inc.

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	September 30,	September 30,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalent	$137,287	$464,222
Accounts receivable, net	55,258	-
Inventories, net	11,893,318	4,548,035
Assets held of sale - current	-	10,736
Prepaid expenses and other current assets	4,948,022	382,648
Amount due from related parties	92,457	-
Total current assets	17,126,342	5,405,641

Non-current assets:
Property and equipment, net	2,200	2,268
Right-of-use asset - operating lease	20,340	99,746
Intangible assets, net	2,201	80,000
Digital assets	57,024,465	-
Goodwill	-	-
Total non-current assets	57,049,206	182,014

Total assets	$74,175,548	$5,587,655

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,464,144	$2,240,337
Short term loan	447,164	1,920,507
Current portion of lease liability - operating lease	13,346	100,962
Convertible notes	-	1,063,624
Convertible note-related party	1,838,041	319,220
Amount due to related parties	211,475	7,500
Contract liabilities	105,653	-
Other current liabilities	22,250,590	586,173
Tax payable	1,314,686	-
Total current liabilities	27,645,099	6,238,323

Total liabilities	$27,645,099	$6,238,323

Stockholders’ equity:
9,825,704 and 248,912 common shares issued and outstanding as of September 30, 2025 and 2024, respectively*	99	2
Additional paid-in capital	132,531,653	81,260,653
Accumulated deficit	(87,228,118)	(82,344,722)
Accumulated other comprehensive income	431,598	433,399
Total stockholders’ equity of the Company	45,735,232	(650,668)

Non-controlling interests	795,217	-
Total stockholders’ equity	46,530,449	(650,668)

Total liabilities and stockholders’ equity	$74,175,548	$5,587,655

*	On December 5, 2025, the Company effected a 1-for-20 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.00001 per share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of common stock was reduced from 196,514,084 shares to approximately 9,825,704 shares, retroactively adjusted for all periods presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-29

CIMG Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	Year Ended	Year Ended
	September 30, 2025	September 30, 2024
Products revenues	$10,231,791	1,930,291
Service revenues	65,987	-
Total revenues, net	10,297,778	1,930,291

Products cost	(10,108,590)	(1,898,122)
Service cost	(63,347)	-

Total cost of revenue	(10,171,937)	(1,898,122)

Gross profit	125,841	32,169

Operating expenses	(4,419,331)	(6,425,572)
Allowance for credit loss	(2,098)	(3,450,141)
Inventory write-down	(902,776)	(815,498)
Impairment loss on assets held for sale	-	(203,973)
Loss from operations	(5,198,364)	(10,863,015)

Fair value variation	2,024,465	(82,844)
Loss from investment	-	(1,092,169)
Other income	474,954	532,593
Other expense	(309,121)	(665,795)
Loss on acquisition	(20,210)	-
Goodwill impairment	(1,859,184)	-
Interest expense, net	-	(7,583)
Net loss from continuing operations	(4,887,460)	(12,178,813)
Gain from discontinued operations**	-	3,206,078
Net loss before tax	$(4,887,460)	(8,972,735)
Income tax	(3,095)	-
Net loss	$(4,890,555)	(8,972,735)

Non-controlling interest	(7,159)	-

Net loss attributable to CIMG Inc.	(4,883,396)	(8,972,735)

Basic and diluted loss per common share*	(2.80)	(83.46)

Basic and diluted weighted average number of common stock outstanding*	1,744,688	107,515

*	On December 5, 2025, the Company effected a 1-for-20 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.00001 per share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of common stock was reduced from 196,514,084 shares to approximately 9,825,704 shares, retroactively adjusted for all periods presented.

**

On June 7, 2024, the Company sold (i) NuZee Korea Ltd., a company incorporated in Korea, and (ii) NuZee Investment Co., Ltd., a company incorporated in Japan, each of which was a wholly owned subsidiary of the Company.

The accompanying notes are an integral part of these consolidated financial statements.

F-30

CIMG Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	Year Ended September 30, 2025	Year Ended September 30, 2024
Net loss attributable to CIMG Inc.	$(4,883,396)	$(8,972,735)

Foreign currency translation to CIMG Inc.	(1,801)	312,906
Total other comprehensive income net of tax to CIMG Inc.	(1,801)	312,906
Comprehensive loss to CIMG Inc.	$(4,885,197)	$(8,659,829)

The accompanying notes are an integral part of these consolidated financial statements.

F-31

CIMG Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In U.S. dollars, except for share and per share data, or otherwise noted)

	Common Stock		Additional paid-in	Accumulated	Accumulated Other Comprehensive	Non-controlling
	Shares*	Amount	capital	deficit	income	interests	Total

Balance September 30, 2024	248,912	$2	$81,260,653	$(82,344,722)	$433,399	$-	$(650,668)
Common stock issued for cash	1,459,388	15	13,382,015	-	-	-	13,382,030
Common stock compensation	50,000	1	641,878	-	-	-	641,879
Issued private placement	7,880,438	79	36,390,364	-	-	-	36,390,443
Issued warrants	2,799	-	-	-	-	-	-
Other comprehensive income	-	-	-	-	(1,801)	(1,343)	(3,144)
Acquisition of subsidiary	184,167	2	856,743	-	-	803,719	1,660,464
Net loss	-	-	-	(4,883,396)	-	(7,159)	(4,890,555)
Balance September 30, 2025	9,825,704	$99	$132,531,653	$(87,228,118)	$431,598	$795,217	$46,530,449

	Common Stock		Additional paid-in	Accumulated	Accumulated Other Comprehensive
	Shares*	Amount	capital	deficit	income	Total

Balance September 30, 2023	37,432	$-	$74,925,851	$(73,371,987)	$120,493	$1,674,357
Common stock issued for cash	64,432	1	1,897,112	-	-	1,897,113
Reversal of stock option expense	-	-	(62,308)	-	-	(62,308)
Issued private placement	145,343	1	4,499,998	-	-	4,499,999
Treasury stock	1,705	-	-	-	-	-
Other comprehensive income	-	-	-	-	312,906	312,906
Net loss	-	-	-	(8,972,735)	-	(8,972,735)

Balance September 30, 2024	248,912	$2	$81,260,653	$(82,344,722)	$433,399	$(650,668)

*	On December 5, 2025, the Company effected a 1-for-20 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.00001 per share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of common stock was reduced from 196,514,084 shares to approximately 9,825,704 shares, retroactively adjusted for all periods presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-32

CIMG Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars, except for share and per share data, or otherwise noted)

	Year Ended	Year Ended
	September 30, 2025	September 30, 2024
Operating activities:
Net loss	$(4,890,555)	$(8,972,735)
Gain from discontinued operations	-	(3,206,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Fair value variation	(2,024,465)	82,844
Loss on acquisition	20,210	-
Depreciation and amortization	81,456	190,548
Noncash lease expense	117,593	481,752
Stock option expense	-	(62,308)
Stock compensation expenses	641,879	-
Allowance for credit loss	2,098	3,450,141
Loss from investment	-	1,092,169
Property and equipment asset impairment	-	203,973
Goodwill impairment	1,859,184	-
Inventory write-down	902,776	815,498
Interest income, net	-	7,583
Forgiveness of loan payable and other payables	(404,669)	(1,847)
Accrued interest	22,400	-
Change in operating assets and liabilities:
Accounts receivable	(40,758)	499,582
Inventories	(8,248,213)	(3,775,210)
Prepaid expenses and other current assets	(4,501,022)	23,041
Other receivables - related party	(92,457)	-
Other assets	-	7,060
Accounts payable	(451,403)	426,302
Other payables-related party	203,975	7,500
Deferred income	-	(379,795)
Lease liability – operating lease	(126,146)	(277,467)
Accrued expenses and other current liabilities	(665,876)	(583,233)
Net cash used in operating activities	(17,593,993)	(9,970,680)

Discontinued Operations*:
Losses caused by the termination of business	-	(433,566)
Interest income	-	25,495
Depreciation from discontinued operations	-	3,728
Changes in operating assets and liabilities	-	277,241
Net cash used in discontinued business operations	-	(127,102)

Investing activities:
Purchase of equipment	-	(319,843)
Proceeds from disposal of equipment	10,736	-
Cash received from the acquisition of subsidiaries	11,629	-
Acquisition of subsidiary	-	(200)
Net cash provided by/(used in) investing activities	22,365	(320,043)

Financing activities:
Proceed of loans	-	1,919,961
Repayment of loans	(95,671)	(4,753)
Repayment of finance lease	-	(26,048)
Proceeds from issuance of convertible note	10,144,186	1,620,000
Proceeds from issuance of convertible notes-related party	3,693,041	300,000
Proceeds from issuance of common stock, ATM offering	-	1,277,113
Proceeds from private placement	3,505,984	4,499,999
Net cash provided by financing activities	17,247,540	9,586,272

Effect of foreign exchange on cash	(2,847)	312,906

Net change in cash	(326,935)	(518,647)

Cash, beginning of period	464,222	982,869
Cash, end of period	$137,287	$464,222

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$1,961
Cash paid for taxes	-	-
Share issuance for Bitcoin	$37,025,000	-

*

On June 7, 2024, the Company sold (i) NuZee Korea Ltd., a company incorporated in Korea, and (ii) NuZee Investment Co., Ltd., a company incorporated in Japan, each of which was a wholly owned subsidiary of the Company.

The accompanying notes are an integral part of these consolidated financial statements.

F-33

CIMG Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, except for share and per share data, or otherwise noted)

 September 30, 2025

1. ORGANIZATION

CIMG Inc. (the “Company”) is incorporated in the State of Nevada and has been listed on the Nasdaq Stock Market since June 2020. The Company was formerly known as Nuzee, Inc., with the ticker symbol “NUZE”, and changed its corporate name and ticker symbol to “CIMG Inc.” and “IMG”, respectively, in October 2024.

The Company previously focused on specialty coffee products and related technologies. It is currently expanding its sales and distribution channels in Asia to encompass a broader range of consumer food and beverage products, supported by its online sales platform that incorporates a natural language search function.

CIMG Inc., its Hong Kong subsidiary DZR Tech Limited, and its U.S. subsidiary Wewin Technology LLC may transfer cash to the Company’s PRC subsidiaries through capital contributions and intercompany loans, subject to applicable regulatory requirements.

On January 13, 2025, the Company established a wholly owned subsidiary in Singapore, CIMG PTE. LTD. (“Singapore CIMG”).

On March 10, 2025, Zhongyan Shangyue Technology Co., Ltd. (“Beijing Zhongyan”), a wholly owned subsidiary of the Company, acquired 51% of the equity interests in Shanghai Huomao Cultural Development Co., Ltd. (“Shanghai Huomao”). Shanghai Huomao holds 90% of the equity interests in Guizhou Zhutai Huomao Liquor Industry Co., Ltd. (“Zhutai”).

On March 21, 2025, Beijing Zhongyan established a wholly owned subsidiary, Henan Zhongyan Shangyue Technology Co., Ltd. (“Henan Zhongyan”).

On March 27, 2025, Beijing Zhongyan entered into a business cooperation intent agreement with Xilin Online (Beijing) E-commerce Co., Ltd. (“Beijing Xilin”), pursuant to which certain stockholders of Beijing Xilin intended to transfer an aggregate of 51% of their equity interests to Beijing Zhongyan. The Company completed the acquisition of Beijing Xilin on March 31, 2025, following completion of the required business registration procedures in China.

On April 22, 2025, the Company completed the acquisition of Shanghai Huomao, together with the related business registration updates.

On August 1, 2025, Beijing Zhongyan entered into a business cooperation intent agreement with Shenzhen Zhimeng Qiyang Technology Co., Ltd. (“Zhimeng”), pursuant to which certain stockholders of Zhimeng agreed to transfer an aggregate of 51% of their equity interests to Beijing Zhongyan. The transfer was completed on August 1, 2025, and the related business registration change was approved on September 29, 2025.

On September 3, 2025, Beijing Zhongyan established a wholly owned subsidiary, Beijing Zhongyan Shangyue Holdings Co., Ltd. (“Beijing Shangyue”).

On September 16, 2025, Henan Zhongyan established a wholly owned subsidiary, Henan Nuanyou Agricultural Science and Technology Co., Ltd..

On September 23, 2025, DZR Tech Limited acquired Braincon Limited (“Braincon HK”) and its subsidiary, Beijing Xin Miao Shi Dai Technology Development Co., Ltd. (“Beijing Xinmiao”). DZR Tech Limited holds 100% of the equity interests in Braincon Limited.

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2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 BASIS OF PREPARATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

2.2 PRINCIPLES OF CONSOLIDATION

The Company’s consolidated financial statements include the financial statements of the Company and entities controlled by the Company and its subsidiaries.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting powers; or has the power to appoint or remove the majority of the members of the board of directors; or to cast a majority of votes at the meeting of directors; or has the power to govern the financial and operating policies of the investee under a statute or agreement among the stockholders or equity holders.

All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

2.3 NON-CONTROLLING INTERESTS

For the Company’s non-whole-owned subsidiaries, a non-controlling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company. Non-controlling interests are classified as a separate line item in the equity section of the Company’s consolidated balance sheets and have been separately disclosed in the Company’s consolidated statements of operations and comprehensive (loss)/income to distinguish the interests from that of the Company.

2.4 EARNINGS PER SHARE

Basic earnings per common share are calculated by dividing net income or loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period.

Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, warrants, or equity awards, were exercised or vested and resulted in the issuance of common stock that would share in the earnings of the Company. Potentially dilutive securities are excluded from the calculation of diluted earnings per share when their effect would be anti-dilutive.

On December 5, 2025, the Company effected a 1-for-20 reverse stock split of its issued and outstanding shares of common stock, par value $0.00001 per share. All share and per-share amounts presented in the consolidated financial statements and accompanying notes have been retrospectively adjusted to reflect the reverse stock split.

As of September 30, 2025 and 2024, the Company had 1,289,937 and 11,765 common stock equivalents outstanding, respectively, consisting of stock options and warrants. For the periods presented, the Company incurred a net loss; accordingly, all common stock equivalents were anti-dilutive and excluded from the calculation of diluted net loss per common share.

2.5 GOING CONCERN AND CAPITAL CONSIDERATIONS

The Company has incurred recurring losses and negative cash flows from operations since inception. As of September 30, 2025, the Company had cash of $137,287 and negative working capital of $10,518,757. The Company expects that it will need to raise additional capital immediately to continue funding its operations. There can be no assurance that such financing will be available on acceptable terms, or at all.

As of September 30, 2025, the Company held 500 Bitcoin with a carrying amount of $57,024,465. Subsequent to quarter end, the Company obtained additional liquidity through the sale of maca inventory and the exercise of warrants and subsequently purchased an additional 230 Bitcoin. While these digital assets may be monetized, their value is subject to significant market volatility, and they do not represent committed or assured sources of financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are issued.

Management’s plans to address these conditions include raising additional equity or debt financing and executing its revised business strategy. However, as of the issuance date of these consolidated financial statements, management’s plans have not alleviated the substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

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2.6 USE OF ESTIMATES

In preparing these consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Areas where management uses subjective judgment include, but are not limited to valuation of inventories and inventory impairment, fair value measurements of digital assets, assessment of goodwill impairment, allowance for credit losses, recoverability of deferred tax assets, and the recognition and measurement of revenue. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

2.7 FAIR VALUE MEASUREMENTS

The Company applies the fair value measurement guidance in ASC 820, Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques and requires disclosures of fair value measurements by hierarchy level.

The fair value hierarchy prioritizes quoted prices in active markets for identical assets or liabilities (Level 1) as the highest priority and unobservable inputs (Level 3) as the lowest priority. Valuation techniques used to measure fair value include the market approach, the income approach, and the cost approach.

The classification of an asset or liability within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 — Unobservable inputs that reflect the Company’s own assumptions.

The Company measures certain assets and liabilities at fair value on both a recurring and non-recurring basis, including digital assets and financial instruments with embedded features, when applicable. The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses, other payables, convertible notes and other current liabilities approximate their fair values due to the short-term maturities of these instruments.

2.8 CASH AND CASH EQUIVALENTS

The Company considers cash on hand and demand deposits to be cash. Highly liquid investments with original maturities of three months or less at the date of purchase are considered cash equivalents, provided such investments are readily convertible to known amounts of cash and are subject to insignificant risk of changes in value. The Company did not hold any cash equivalents as of September 30, 2025 and 2024.

F-36

2.9 ACCOUNTS RECEIVABLES, NET

Accounts receivables are recorded at invoiced amounts and are evaluated periodically for collectability. The Company estimates an allowance for credit losses based on historical loss experience, the creditworthiness of customers, known and inherent risks in the receivable portfolio, and current economic conditions. Accounts receivables are written off against the allowance for credit losses when they are deemed uncollectible.

2.10 EXPECTED CREDIT LOSS

In 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”), which requires entities to measure expected credit losses for financial assets measured at amortized cost, including accounts receivable and other receivables, using a current expected credit loss (“CECL”) model. The CECL model is based on historical experience, adjusted for management’s judgment regarding the effects of current conditions and reasonable and supportable forecasts of future economic conditions.

The Company’s accounts receivable and other receivables included in prepayments and other current assets are within the scope of ASC 326. The Company evaluates credit losses by identifying relevant risk characteristics of its customers and related receivables, including the size of the customer, the nature of the products or services provided, or a combination of these factors. Receivables with similar risk characteristics are grouped into pools.

For each pool, the Company considers historical credit loss experience, current economic conditions, reasonable and supportable forecasts of future economic conditions, and recoveries in estimating lifetime expected credit losses. Additional factors considered include customer demographics, payment terms, industry-specific risks, and relevant external and macroeconomic data.

The Company recorded allowance for credit losses of $2,107 and $3,450,141, respectively, related to accounts receivable for the years ended September 30, 2025 and 2024, which are presented as a separate line item in the consolidated statements of operations.

2.11 INVENTORIES, NET

Inventories, consisting primarily of raw materials and finished goods held for production and sale, are stated at the lower of cost or net realizable value. Inventory cost is determined using the weighted-average cost method. The Company reviews inventory levels on a quarterly basis and records inventory valuation allowances or write-downs, as necessary, to reflect net realizable value based on factors such as inventory aging, historical and forecasted demand, and market conditions.

2.12 BUSINESS COMBINATIONS

Business combinations are recorded using the acquisition method of accounting, and the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued as well as the contingent considerations as of the acquisition date. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of the (i) the total of consideration paid, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the subsidiary acquired over (ii) the fair value of the identifiable net assets of the subsidiary acquired is recorded as goodwill. If the consideration of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized as loss on acquisition directly in the consolidated statements of operations and comprehensive (loss)/income.

F-37

2.13 FOREIGN CURRENCY TRANSLATION

The financial position and results of operations of each of the Company’s foreign subsidiaries are measured using the foreign subsidiary’s local currency as the functional currency. Revenues and expenses of each such subsidiary have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of stockholders’ equity, unless there is a sale or complete liquidation of the underlying foreign investment.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

2.14 REVENUE RECOGNITION

The Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration expected to be received in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration to which it is entitled in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations it must deliver and which of these performance obligations are distinct. The Company recognizes as revenue the amount of the transaction price that is allocated to each performance obligation when that performance obligation is satisfied or as it is satisfied.

The Company primarily generates revenue from the trading and sale of goods. Revenue from product revenue is recognized when the Company satisfies its performance obligation by transferring control of the goods to the customer, which generally occurs upon delivery, when title and risk of loss pass to the customer.

For its product trading activities, the Company acts as the principal, as it controls the goods prior to transfer to the customer, bears inventory risk, and has discretion in establishing pricing. Accordingly, product revenue is recognized on a gross basis.

For service arrangements, the Company evaluates whether it controls the services prior to transfer to the customer. When the Company is determined to be the principal, service revenue is also recognized on a gross basis.

For the year ended September 30, 2025, the Company entered into a single contract to provide specialized technology development services related to the Computing Power Product Series. The contract involved custom software development services tailored to the customer’s specifications. The Company concluded that the performance obligation was satisfied at a point in time, and revenue was recognized when control of the delivery was transferred to the customer.

F-38

2.15 RETURN AND EXCHANGE POLICY

All products are inspected and securely packaged prior to shipment to help ensure that customers receive products in satisfactory condition. Customers may return products if they are not satisfied, in which case the Company will provide an exchange or refund of the purchase price, net of shipping charges. Return policies for wholesale customers vary in accordance with the terms of their respective agreements.

Under certain customer agreements, the Company provides chargebacks, pursuant to which the Company reimburses customers for a portion of the costs incurred to advertise and promote the Company’s products. The Company estimates and accrues such chargebacks based on contractual terms and historical experience. Chargebacks and returns, when applicable, are recorded as reductions of revenue and reflected in net sales.

For the years ended September 30, 2025 and 2024, the Company did not record any material sales allowances related to estimated product returns or chargebacks.

2.16 COST RECOGNITION

The Company is engaged in the trading of goods and the provision of related services, with its cost of revenue covering products under the Maca Product Series, the Homology of Medicine and Food Series, and the Computing Power Product Series.

For the Maca Product Series, which consists of plant-based products, the Company operates a trading model whereby it procures Maca raw materials and engages third-party processors for production. Costs recognized for this product series primarily include the purchase cost of Maca raw materials, packaging costs, freight and logistics costs, and other directly attributable processing-related expenses.

For the Homology of Medicine and Food Series, the Company operates as a trading intermediary, and the cost of revenue primarily comprises the procurement cost of finished goods purchased from third-party suppliers.

For the Computing Power Product Series, the Company provides technical services supported by the procurement of equipment and development services. The cost of revenue mainly consists of technical development service fees and equipment purchase costs incurred in connection with the delivery of such services.

2.17 PROPERTY AND EQUIPMENT, NET

Property and equipment are stated at cost and depreciated over their estimated useful lives, with accumulated depreciation and impairment losses recorded as reductions of carrying amounts. Depreciation is computed using the straight-line method over the following estimated useful lives:

-	Office equipment: 3 years
-	Machinery and other equipment: 5 years

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2.18 LONG LIVED ASSETS

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicated that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.

2.19 INTANGIBLE ASSETS

Intangible assets with finite useful lives that are acquired are carried at cost less accumulated amortization and accumulated impairment losses. Amortization expense is recognized on a straight-line basis over the estimated useful lives of the intangible assets. The estimated useful lives and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimates being accounted for on a prospective basis. The Company have finite useful life intangible assets related to acquired tradename and software.

2.20 DIGITAL ASSETS

The Company’s digital assets consist solely of Bitcoin. Digital assets are initially recorded at cost and subsequently remeasured at fair value in accordance with ASU 2023-08. Changes in fair value are recognized in earnings each reporting period.

The fair value of Bitcoin is determined using quoted prices in active markets on Binance, which the Company has determined to be its principal market. Fair value measurements of digital assets are classified within Level 1 of the fair value hierarchy. Changes in fair value are recognized in the consolidated statements of operations within “Fair value variation”

The Company applies the first-in, first-out (FIFO) method to determine the cost basis of digital assets disposed of, if any.

2.21 GOODWILL

Goodwill represents the excess of the purchase price of an acquired business over the amount assigned to the assets acquired and liabilities assumed. Goodwill is not amortized but are subject to impairment testing on an annual basis or more frequently if events or circumstances indicate a potential impairment. These events or circumstances could include a significant change in the business climate, regulatory environment, established business plans, operating performance indicators or competition. Potential impairment indicators may also include, but are not limited to, (i) significant changes to estimates and assumptions used in the most recent annual or interim impairment testing, (ii) downward revisions to internal forecasts, and the magnitude thereof, (iii) declines in our market capitalization below our book value, and the magnitude and duration of those declines, (iv) a reorganization resulting in a change to our operating segments, and (v) other macroeconomic factors, such as increases in interest rates that may affect the weighted average cost of capital, volatility in the equity and debt markets, or fluctuations in foreign currency exchange rates that may negatively impact our reported results of operations.

F-40

2.22 INCOME TAXES

In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

2.23 RELATED PARTIES

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

2.24 STOCK BASED COMPENSATION

We account for share-based awards issued to employees in accordance with Accounting Standards Codification (ASC) 718, “Compensation-Stock Compensation”. Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period, which is normally the vesting period. Share-based compensation to directors is treated in the same manner as share-based compensation to employees, regardless of whether the directors are also employees. In June 2018, the FASB issued ASU 2018-07 which simplifies several aspects of the accounting for non-employee transactions by stipulating that the existing accounting guidance for share-based payments to employees (accounted for under ASC Topic 718, “Compensation-Stock Compensation”) will also apply to non-employee share-based transactions (accounted for under ASC Topic 505, “Equity”). The Company implemented ASU 2018-07 on October 1, 2019 and the impact of the implementation was not material to the financial statements.

During the year, the Company issued an aggregate of 50,000 shares of common stock under the 2024 Equity Incentive Plan, consisting of 40,000 shares issued on December 24, 2024 and 10,000 shares issued on April 22, 2025. These amounts reflect the impact of the 1-for-20 reverse stock split, under which 1,000,000 shares issued prior to the stock split were retroactively adjusted to 50,000 shares.

2.25 COMPREHENSIVE INCOME/LOSS

Comprehensive income/loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income/loss are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income/loss pertains to foreign currency translation adjustments.

F-41

3. CONCENTRATION AND RISKS

3.1 FOREIGN CURRENCY EXCHANGE RATE RISK

The Company’s operating transactions are mainly denominated in RMB. RMB is not freely convertible into foreign currencies. The value of the RMB is subject to changes by the central government policies and to international economic and political developments. In the PRC, certain foreign exchange transactions are required by law to be transacted only through authorized financial institutions at exchange rates set by the People’s Bank of China (the “PBOC”). Remittances in currencies other than RMB by the Company in the PRC must be processed through PBOC or other PRC foreign exchange regulatory bodies which require certain supporting documents in order to effect the remittances. As of September 30, 2025 and 2024, the Company’s cash and cash equivalents denominated in RMB were RMB 576,318 (approximately $80,950) and RMB 24,443 (approximately $3,487) , respectively, accounting for 58.96% and 0.75% of the Company’s total cash and cash equivalents.

3.2 CONCENTRATION OF CREDIT RISK

The Company’s credit risk arises primarily from cash and cash equivalents, accounts receivable, other receivables from related parties, and other receivables included in prepaid expenses and other current assets. The carrying amounts of these financial instruments represent the Company’s maximum exposure to credit risk.

As of September 30, 2025, 86% of the Company’s cash and cash equivalents were held by major financial institutions located in China and Hongkong, the remaining 14% was held by financial institutions located in the United States. The Company believes that these financial institutions located in China, Hongkong and the United States of high credit quality. Accounts at each institution in the United States are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $250,000. As of September 30, 2025, the Company had no cash balances at financial institutions in the United States in excess of the Federal Deposit Insurance Corporation limit.

Accounts receivable and other receivables are generally unsecured and arise in the ordinary course of business. Credit risk associated with these balances is mitigated through customer credit evaluations, ongoing monitoring of outstanding receivable balances, and the recognition of an allowance for expected credit losses based on historical experience, current conditions, and reasonable and supportable forecasts.

3.3 CONCENTRATION OF CUSTOMERS AND SUPPLIERS

In the years ended September 30, 2025 and 2024, revenue was primarily derived from major customers disclosed below.

Year ended September 30, 2025:

Customer Name	Sales Amount	% of Total Revenue	Accounts Receivable Amount	% of Total Accounts Receivable
Customer A	$6,189,907	60%	-	-
Customer B	$3,738,704	36%	-	-

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Year ended September 30, 2024:

Customer Name	Sales Amount	% of Total Revenue	Accounts Receivable Amount	% of Total Accounts Receivable
Customer CN	$1,149,585	59.55%	-	-
Customer WP	$196,793	10.19%	-	-

For the years ended September 30, 2025 and 2024, inventory purchases, including purchases related to the Company’s trading of goods, were primarily made from the major suppliers disclosed below.

Year ended September 30, 2025:

Supplier Name	Purchases Amount	% of Total Purchases
Supplier YKYM	$8,479,775	45.64%
Supplier B	6,152,915	33.12%
Supplier C	3,729,039	20.07%

Year ended September 30, 2024:

Supplier Name	Purchases Amount	% of Total Purchases
Supplier YKYM	$4,548,035	100%

4. NOTES TO THE CONSOLIDATED IN FINANCIAL STATEMENTS

4.1 ACCOUNTS RECEIVABLE, NET

As of September 30, 2024, the Company had gross accounts receivable of $3,450,141, which were fully reserved through an allowance for credit losses of $3,450,141 based on management’s assessment of collectability at that time.

During the year ended September 30, 2025, management concluded that these accounts receivable was uncollectible and wrote off the entire outstanding balance against the allowance for credit losses. Accordingly, no accounts receivable related to these balances remained outstanding as of September 30, 2025.

As of September 30, 2025, the Company’s accounts receivable totaled $55,258, net of an allowance for credit losses of $2,107.

	September 30, 2025	September 30, 2024
Accounts receivable	$57,365	$3,450,141
Less: allowance for credit losses	(2,107)	(3,450,141)
Accounts receivable, net	55,258	-

The movements in the allowance for credit losses are as follows:

	September 30, 2025	September 30, 2024
Balance at beginning of the year	$(3,450,141)	$-
Additions	(2,098)	(3,450,141)
Foreign currency translation	(9)	-
Write-offs	3,450,141	-
Balance at end of the year	(2,107)	(3,450,141)

4.2 INVENTORIES, NET

Inventories, net consist of the following:

	September 30, 2025	September 30, 2024
Raw materials	$12,799,608	$5,289,238
Finished goods	154	74,295
Total inventories, gross	12,799,762	5,363,533
Less: inventory write-down	(906,444)	(815,498)
Inventories, net	11,893,318	4,548,035

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The movements in the inventories write-down are as follows:

	September 30, 2025	September 30, 2024
Balance at beginning of the year	$(815,498)	$-
Additions	(902,776)	(815,498)
Foreign currency translation	(3,668)	-
Write-offs	815,498	-
Balance at end of the year	(906,444)	(815,498)

4.3 ASSET HELD FOR SALE - CURRENT

As of September 30, 2025, the Company had no assets classified as held for sale.

As of September 30, 2024, assets held for sale consisted of certain property and equipment with a gross carrying amount of $214,709, which had been written down by an impairment charge of $203,973 to its estimated fair value less costs to sell.

During the year ended September 30, 2025, the Company completed the sale of these assets and received cash proceeds of $10,736, representing the net carrying amount of the assets at the time of sale. Accordingly, no assets were classified as held for sale as of September 30, 2025.

	September 30, 2025	September 30, 2024
Gross carrying amount	$-	$214,709
less: impairment charge	-	(203,973)
Net carrying amount	-	10,736

4.4 PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at September 30, 2025 and 2024 were comprised of the following:

	September 30, 2025	September 30, 2024
Prepaid expenses	$291,445	$197,217
Prepaid tax(1)	1,286,205	-
Advances to suppliers(2)	1,458,569	-
Deferred equity issuance cost(3)	1,797,500	-
Other current assets	114,303	185,431
Total	4,948,022	382,648

(1)	Prepaid tax represents input value-added tax (“VAT”) paid in advance for which the related VAT invoices had not yet been received as of the reporting date. Subsequent to period end, the Company received a portion of the outstanding invoices, and management expects to obtain the remaining invoices within six months. Accordingly, management believes the prepaid tax balance is fully recoverable.

(2)	Advances to suppliers totaled $1,458,569, of which $1,404,745 related to a prepayment made to Daren (Beijing) Biomedical Technology Co., Ltd. for the procurement of inventory pursuant to a purchase agreement entered into during the year. Subsequent to September 30, 2025, the purchase agreement was mutually terminated, and the supplier refunded the full prepayment amount of $1,404,745 to the Company in November 2025. As of the date of these financial statements, no amounts remained outstanding related to this advance.

(3)	On July 1, 2025, the Company entered into a consulting agreement providing for total professional fees of $5.5 million in connection with the Company’s August 25, 2025 private placement financing of 500 bitcoins (aggregate consideration of $55,000,000). The consulting fee was payable in up to 220,000,000 shares of common stock. At the transaction date, the Company did not have sufficient authorized shares to issue the full 220,000,000 shares. Accordingly, 148,100,000 shares were issued on a pro-rata basis using the Company’s available authorized shares. The remaining 71,900,000 shares were subject to stockholder approval and an amendment to the Company’s Articles of Incorporation to increase the authorized share capital. As of September 30, 2025, $1,797,500 of the total $5.5 million consulting fee, representing the portion attributable to the 71,900,000 shares not yet issued and therefore had not been settled in equity. Accordingly, this amount was recorded as Other current assets – deferred equity issuance costs.

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4.5 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024
Machinery & Equipment	$30,910	$1,465,566
Vehicles	-	57,431
Gross property and equipment	30,910	1,522,997
Less: accumulated depreciation	(28,710)	(1,127,820)
Less: reclassification to assets held for sale	-	(214,709)
Less: disposal of property and equipment	-	(178,200)
Net property and equipment	2,200	2,268

During the year ended September 30, 2024, the Company recorded an impairment charge of $203,973 related to certain property and equipment. During the same period, the Company disposed of property and equipment with a carrying amount of $178,200.

4.6 LEASES

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities for most lease arrangements. The Company adopted ASC 842 effective October 1, 2019.

The Company evaluates lease arrangements on a quarterly basis to determine whether such arrangements meet the definition of a lease and whether recognition of ROU assets and lease liabilities is required. The Company elected the short-term lease practical expedient for leases with a term of 12 months or less and no purchase option.

4.6.1 LEASES WITH RECOGNISED ROU ASSETS AND LEASE LIABILITIES

Vista, California – Office and Manufacturing Space

In May 2022, the Company renewed its office and manufacturing space lease in Vista, California, extending the lease term through September 30, 2025 (the prior lease was scheduled to expire on January 31, 2023). The lease provides for a monthly base rent of $8,451, plus common area maintenance charges. In connection with the renewal, the Company also leased an additional 1,796 square feet at a monthly base rent of $2,514 through March 31, 2025.

Tuen Mun, Hong Kong – Office Space

The Company leases office space on San On Street, Tuen Mun, Hong Kong, under a lease term from December 18, 2024 to December 17, 2026, at a monthly rent of RMB 4,167 (approximately $594). As this lease represents a continuation and renewal of an existing lease and the combined non-cancellable term exceeds 12 months, the Company recognized right-of-use asset and lease liabilities for the lease as a single arrangement.

Beijing, China – Office Space

Effective February 28, 2025, the Company entered into a lease for office space located at Room 303, 3rd Floor, Hongsheng Building, Beijing, China. The lease requires monthly rental payments of RMB 16,425 (approximately $2,301) and expires on March 31, 2026. As the lease term exceeds 12 months, the Company recognized right-of-use asset and lease liabilities related to this lease as of September 30, 2025.

Delray Beach, Florida – Principal Office

Effective September 1, 2024, the Company entered into a lease for its principal office space located at 16097 Poppyseed Circle, Unit 1904, Delray Beach, Florida 33484, for a monthly rent of $3,500. The lease term extended through August 31, 2025, and the lease was not renewed upon expiration.

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4.6.2 SHORT TERM LEASES

Boca Raton, Florida – Office Space

Effective October 10, 2025, the Company entered into a lease for office space located at 9127 Long Lake Palm Drive, Boca Raton, Florida 33496, with monthly rental payments of $2,500 through October 11, 2026. Because the lease term is 12 months or less, the Company elected the short-term lease practical expedient and, accordingly, did not recognize a right-of-use asset or lease liability related to this lease.

Henan, China – Office Space

The Company leases office space in Henan, China, with annual lease payments of approximately RMB 98,280 (approximately $13,804), payable in monthly installments of RMB 8,190 (approximately $1,150). The lease expires on August 14, 2026. Because the remaining lease term as of September 30, 2025 was less than 12 months, the Company elected the short-term lease practical expedient and did not recognize a right-of-use asset or lease liability related to this lease.

As of September 30, 2025, the Company’s operating leases had a weighted-average remaining lease term of one year and a weighted-average discount rate of 3%. Other information related to the Company’s operating leases is as follows:

Right-of-Use Assets	Amount
ROU asset – October 1, 2024	$99,746
ROU assets added during the year	38,750
Amortization during the year	(118,156)
ROU asset – September 30, 2025	$20,340

Lease Liabilities	Amount
Lease liability – October 1, 2024	$100,962
Lease liability added during the year	38,750
Reduction during the year	(126,366)
Lease liability – September 30, 2025	$13,346

Lease Liabilities by Maturity	Amount
Lease Liability – Short-Term	$13,346
Lease Liability – Long-Term	-
Lease Liability – Total	$13,346

The following table summarizes the Company’s operating lease cost, short-term lease cost, and related cash flow information for the year ended September 30, 2025:

Operating lease expenses	$117,593
Short-term lease expenses	3,451
Cash paid for amounts included in the measurement of lease liabilities	85,797
Right-of-use assets obtained in exchange for new operating lease liabilities	38,750
Lease amortization	117,593
Interest portion	2,920

4.7 INTANGIBLE ASSETS, NET

The following table summarizes the Company’s intangible assets as of September 30, 2025:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks	$140,000	$(140,000)	$-
Software	33,016	(30,815)	2,201
Total	173,016	(170,815)	2,201

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The following table summarizes the Company’s intangible assets as of September 30, 2024:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks	$140,000	$(60,000)	$80,000
Total	140,000	(60,000)	80,000

The software intangible asset was recognized as a result of the acquisition of Shenzhen Zhimeng. Amortization expense for intangible assets with finite useful lives was $80,550 and $30,000 for the years ended September 30, 2025 and 2024, respectively.

As of September 30, 2025, management determined that the tradename no longer had future economic benefits. Accordingly, the Company accelerated the amortization of the tradename, resulting in the full write-off of its remaining carrying value as of September 30, 2025. The accelerated amortization was included in operating expenses for the year ended September 30, 2025.

4.8 DIGITAL ASSETS

The Company’s digital assets consist solely of Bitcoin. Digital assets are measured at fair value, with changes in fair value recognized in earnings for each reporting period.

As of September 30, 2025, the Company held 500 Bitcoin with an aggregate cost basis of $55,000,000 and a fair value of $57,024,465, which was presented as digital assets on the consolidated balance sheets.

The following table is a summary of Bitcoin activity during the year ended September 30, 2025:

Amount
Beginning balance at September 30, 2024	$-
Receipts from issuance of common stock (Bitcoin contribution)	55,000,000
Net change in fair value	2,024,465
Ending balance at September 30, 2025	$57,024,465

On August 25, 2025, the Company entered into a securities purchase agreement with nine non-U.S. investors pursuant to Regulation S for the issuance of an aggregate of 220,000,000 shares of common stock at a purchase price of $0.25 per share, for total consideration of $55,000,000, which was settled in 500 Bitcoin. The Bitcoin received was recorded at fair value on the transaction date as an equity issuance.

At the transaction date, the Company did not have sufficient authorized shares to issue the full 220,000,000 shares. Accordingly, 148,100,000 shares were issued on a pro rata basis using available authorized shares. The remaining 71,900,000 shares were subject to stockholder approval and an amendment to the Company’s Articles of Incorporation to increase the authorized share capital.

On September 25, 2025, the Company’s Board of Directors approved an increase in authorized common stock from 200,000,000 shares to 600,000,000 shares. In October 2025, the Company amended its Articles of Incorporation to effect the increase in authorized shares. Following the amendment, the remaining 71,900,000 shares were issued and are reflected as outstanding in the Company’s stockholder register.

Because the authorization and issuance of the remaining shares occurred after September 30, 2025, these actions represent non-recognized subsequent events. Accordingly, no adjustment was made to the consolidated financial statements as of September 30, 2025.

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4.9 BUSINESS COMBINATION

During the year ended September 30, 2025, the Company completed several business combinations. Each transaction was accounted for as a business combination, as the acquired sets of activities and assets met the definition of a business. The results of operations of the acquired entities have been included in the consolidated financial statements from their respective acquisition dates. The following summarizes the significant business combinations completed during the period.

Xilin Online (Beijing) E-commerce Co., Ltd Acquisition

On March 31, 2025, the Company acquired a 51% controlling equity interest in Xilin Online (Beijing) E-commerce Co., Ltd. (“Beijing Xilin”) for no cash consideration. The transaction was accounted for as a business combination, as the acquired set of activities and assets met the definition of a business.

As of the acquisition date, the fair value of the identifiable net assets acquired was a net liability position of $39,538.

The Company recognized a non-controlling interest (“NCI”) representing the remaining 49% ownership interest, measured at its proportionate share of the identifiable net liabilities, resulting in a negative NCI balance of $19,374, which is presented within equity in the consolidated balance sheet.

The Company also recognized a loss on acquisition of $20,164, representing its proportionate share (51%) of the net liabilities assumed. The loss on acquisition was recorded in the consolidated statements of operations under “Loss on acquisition.”

No goodwill or bargain purchase gain was recognized, as no consideration was transferred and the fair value of the identifiable net assets acquired was negative.

The identifiable assets acquired and liabilities assumed in the business combination were recorded at their fair values on the acquisition date and consisted of the following major items.

Reconciliation of Net Liabilities Acquired	Amount
Cash consideration	$-
Non-controlling interests	(19,374)
Loss on acquisition	(20,164)
Net liabilities acquired	(39,538)

Identifiable Assets Acquired and Liabilities Assumed (at Fair Value)
Cash and cash equivalents	$2,031
Account receivable	8,908
Other current assets	63,701
Property and equipment, net	644
Accounts payable and accrued expenses	(77,789)
Contract liabilities	(12,810)
Other current liabilities	(24,223)
Net liabilities acquired	(39,538)

F-48

Shanghai Huomao Cultural Development Co., Ltd. Acquisition

On April 22, 2025, the Company acquired a 51% controlling equity interest in Shanghai Huomao Cultural Development Co., Ltd. (“Huomao”) for no cash consideration. The transaction was accounted for as a business combination, as the acquired set of activities and assets met the definition of a business.

As of the acquisition date, the fair value of the identifiable net assets acquired was a net liability position of $98.

The Company recognized a non-controlling interest (“NCI”) representing the remaining 49% ownership interest, measured at its proportionate share of the identifiable net liabilities, resulting in a negative NCI balance of $53, which is presented within equity in the consolidated balance sheet.

The Company also recognized a loss on acquisition of $45, representing its proportionate share (51%) of the net liabilities assumed. The loss on acquisition was recorded in the consolidated statements of operations under “Loss on acquisition.”

No goodwill or bargain purchase gain was recognized, as no consideration was transferred and the fair value of the identifiable net assets acquired was negative.

The identifiable assets acquired and liabilities assumed in the business combination were recorded at their fair values on the acquisition date and consisted of the following major items.

Reconciliation of Net Liabilities Acquired	Amount
Cash consideration	$-
Non-controlling interests	(53)
Loss on acquisition	(45)
Net liabilities acquired	(98)

Identifiable Assets Acquired and Liabilities Assumed (at Fair Value)
Cash and cash equivalents	$6,925
Account receivable	2,270
Accounts payable and accrued expenses	(2,091)
Other current liabilities	(7,202)
Net liabilities acquired	(98)

Shenzhen Zhimeng Qiyang Technology Co., Ltd. Acquisition

On August 1, 2025, Beijing Zhongyan, a wholly owned subsidiary of CIMG Inc. (the “Company”), entered into a Business Cooperation Intent Agreement with Shenzhen Zhimeng Qiyang Technology Co., Ltd. (“Zhimeng”). Pursuant to the agreement, certain stockholders of Zhimeng transferred an aggregate 51% equity interest in Zhimeng to Beijing Zhongyan. As a result of the transaction, the Company obtained control of Zhimeng, and Zhimeng has been consolidated from the acquisition date.

The consideration transferred consisted of 3,683,333 shares of the Company’s common stock, valued at $0.23 per share based on the Company’s quoted market price on August 1, 2025. The aggregate fair value of the equity consideration was $856,743, which was recorded within stockholders’ equity as non-cash consideration.

As of the acquisition date, the fair value of the identifiable net assets acquired was a net liability position of $179,182.

The Company recognized a non-controlling interest (“NCI”) representing the remaining 49% ownership interest, measured at fair value, resulting in an NCI balance of $823,146, which is presented within equity in the consolidated balance sheet.

The Company recognized goodwill of $1,859,071, representing the excess of the fair value of the consideration transferred and the non-controlling interest over the fair value of the identifiable net liabilities acquired.

No bargain purchase gain was recognized.

The identifiable assets acquired and liabilities assumed in the business combination were recorded at their fair values on the acquisition date and consisted of the following major items.

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Reconciliation of Consideration Transferred and Net Liabilities Acquired	Amount
Fair value of equity consideration	$856,743
Fair value of non-controlling interest	823,146
Less: net liabilities acquired	(179,182)
Goodwill recognized	1,859,071

Identifiable Assets Acquired and Liabilities Assumed (at Fair Value)
Cash and cash equivalents	$2,671
Account receivable	5,421
Other current assets	653
Property and equipment	106
Intangible assets	2,723
Other current liabilities	(190,756)
Net liabilities acquired	(179,182)

Braincon Limited and its subsidiaries Acquisition

On September 23, 2025, DZR Tech Limited acquired 100% of the outstanding shares of Braincon Limited and its subsidiaries for cash consideration of $100, obtaining control of the acquired entities. The transaction was accounted for as a business combination.

As of the acquisition date, the fair value of the identifiable net assets acquired was a net liability position of $13, primarily attributable to accumulated deficits of a subsidiary.

The Company recognized goodwill of $113, representing the excess of the consideration transferred over the fair value of the identifiable net liabilities acquired.

No bargain purchase gain was recognized.

The identifiable assets acquired and liabilities assumed in the business combination were recorded at their fair values on the acquisition date and consisted of the following major items.

Reconciliation of Consideration Transferred	Amount
Cash consideration	$100
Less: net liabilities acquired	(13)
Goodwill recognized	113

Identifiable Assets Acquired and Liabilities Assumed (at Fair Value)
Cash and cash equivalents	$2
Other current liabilities	(15)
Net liabilities acquired	(13)

4.10 GOODWILL

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in a business combination and is not amortized. Goodwill is tested for impairment at least annually, or more frequently when events or changes in circumstances indicate that the carrying amount may not be recoverable.

As of September 30, 2025 and 2024, goodwill consisted of the following:

	September 30, 2025	September 30, 2024
Goodwill recognized from acquisition	$1,859,184	$-
Less: impairment charge	(1,859,184)	-
Net goodwill	-	-

Goodwill of $1,859,071 arose from the acquisition of Shenzhen Zhimeng Qiyang Technology Co., Ltd., which was completed on August 1, 2025. In addition, goodwill of $113 was recognized in connection with the acquisition of Braincon Limited and its subsidiaries, resulting in total goodwill of $1,859,184. The goodwill primarily reflects expected synergies, assembled workforce, and other intangible benefits that do not qualify for separate recognition under U.S. GAAP.

Subsequent to the acquisitions, management performed qualitative and quantitative goodwill impairment assessments in accordance with ASC 350. In performing these assessments, management considered the Company’s post-acquisition operating performance, regulatory and operational constraints affecting Zhimeng’s business, and the Company’s decision not to make further investments in or expand the acquired operations. Based on these factors, management concluded that adverse indicators existed and that the carrying amount of the reporting unit was not recoverable as of September 30, 2025. Accordingly, the Company recognized a full impairment of goodwill during the period.

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4.11 ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of September 30, 2025 and 2024 are as follows:

	September 30, 2025	September 30, 2024
Accounts payable	$429,322	$1,098,582
Accrued expenses	1,034,822	1,141,755
Total	1,464,144	2,240,337

Accounts payable

Certain accounts payable balances outstanding as of September 30, 2025 were carried forward from the prior year and relate to legacy expenses incurred under previous management. During the year, the current management settled a portion of these outstanding payables and obtained debt forgiveness from certain creditors, which was recognized as other income during the period.

Notwithstanding these settlements and debt forgiveness, a portion of the legacy payables remained outstanding as of September 30, 2025. These balances primarily represent obligations incurred under previous management and continue to be recognized as accounts payable as management is in the process of reviewing and resolving the related obligations in the ordinary course of business, and such amounts remained payable as of the reporting date.

Accrued expenses

As of September 30, 2025, accrued expenses totaled $1,034,822, primarily comprising accrued expenses related to Nuzee single-serving coffee and DRIPKIT products of $756,621 and employee compensation payable of $277,988.

The accrued expenses related to Nuzee single-serving coffee and DRIPKIT products primarily represent legacy expenses incurred under previous management and are treated in a manner consistent with other legacy accounts payable balances. These amounts continue to be recognized as accrued expenses as management is in the process of reviewing and resolving the related obligations in the ordinary course of business, and such balances remained payable as of September 30, 2025.

Employee compensation payable of $277,988 is expected to be settled in March 2026.

4.12 SHORT TERM LOANS

As of September 30, 2025, the Company’s short-term loans totaled $447,164, consisting of the following:

(a) Loan due to Mr. Kim

An amount of $343,326 relates to a loan from Mr. Kim, which is currently subject to ongoing litigation between the Company and Mr. Kim. Repayment of this amount has been suspended pending the resolution of the litigation, and the ultimate repayment terms and timing, if any, will be determined based on the outcome of such proceedings.

(b) Loan due to Social E-Commerce Co., Ltd.

An amount of $103,838 represents a legacy liability incurred under previous management. This amount is contractually repayable on or before June 30, 2026. As of the date of these financial statements, no repayment has been made, and the balance remains outstanding.

Subsequent to September 30, 2025, no repayments have been made in respect of the above short-term loans. The balance due to Mr. Kim continues to be subject to ongoing litigation.

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4.13 CONVERTIBLE NOTES

As of September 30, 2025 and 2024, the Company had outstanding unconverted convertible notes of approximately $1,838,041 and $1,382,844, respectively. During the years ending September 30, 2025 and September 30, 2024, respectively, $13,382,030 and $620,000 worth of convertible notes were converted into common stocks.

(a) Non-related party convertible notes

	September 30, 2025	September 30, 2024
Beginning balance	$1,063,624	$-
Issuance of convertible notes	10,144,186	1,620,000
Fair value adjustment	-	63,624
Conversion to common stock	(11,207,810)	(620,000)
Ending balance	-	1,063,624

All non-related party convertible notes outstanding as of September 30, 2024 were fully converted into shares of the Company’s common stock on October 31, 2024.

(b) Related party convertible notes

	September 30, 2025	September 30, 2024
Beginning balance	$319,220	$-
Issuance of convertible notes	3,693,041	300,000
Fair value adjustment	-	19,220
Conversion to common stock	(2,174,220)	-
Ending balance	1,838,041	319,220

Key issuance and conversion events

(1) August 20, 2024 – The Company issued convertible notes with an aggregate principal amount of $1,300,000, of which $1,000,000 was subscribed by non-related parties and $300,000 by a related party. As of September 30, 2024, the Company recorded a fair value adjustment of $82,844 related to these notes.

October 31, 2024 – All holders of the August 2024 convertible notes elected to convert their notes into an aggregate of 1,396,813 shares of common stock. The shares were registered pursuant to the Company’s Form S-1 filed on November 29, 2024.

(2) December 12, 2024 – The Company issued convertible notes with an aggregate principal amount of $10,000,000, of which $8,145,000 was subscribed by non-related parties and $1,855,000 by a related party.

February 10, 2025 – The Company obtained stockholder approval for the issuance of shares underlying the notes and warrants.

March 18, 2025 – the investors submitted their respective conversion notices, upon which the Company issued 19,457,618 shares of common stock to the investors.

(3) August 21, 2025 – The Company entered into a convertible bond purchase agreement with certain non-U.S. investors to issue convertible notes with an aggregate principal amount of $4,000,000, at a conversion price of $0.24 per shares, subject to adjustment in accordance with the Notes.

During the year ended September 30, 2025, the non-related parties notes with a carrying value of $1,999,962 were converted into 8,333,333 shares of common stock.

October 30, 2025 – The remaining related party notes of 8,333,333 shares were issued subsequent to year-end and are disclosed as a subsequent event.

The convertible notes were measured at fair value, with changes in fair value recognized in fair value variation in the consolidated statements of operations.

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4.14 CONTRACT LIABILITIES

The following table summarizes the movements in contract liabilities during the periods presented:

	September 30, 2025	September 30, 2024
Balance at beginning of the year	$-	$-
Additions (customer advances / billings in advance)	105,653	-
Less: revenue recognized	-	-
Balance at end of year	105,653	-

As of September 30, 2025, contract liabilities of $105,653 primarily represent amounts billed to customers or cash received in advance for goods that had not yet been delivered as of the reporting date.

Of the contract liability balance outstanding as of September 30, 2025, $25,988 was recognized as revenue subsequent to year end upon delivery of the related goods. In addition, $10,000 included in contract liabilities relates to an advance payment received from Easygo Business Co., Ltd. pursuant to a sales contract entered into on June 20, 2025 for the purchase of single-serve coffee products. As the Company subsequently discontinued the manufacturing and sale of single-serve coffee products and no goods were delivered under the contract, no revenue is expected to be recognized, and the $10,000 advance payment is expected to be refunded to the customer on or before June 30, 2026.

4.15 OTHER CURRENT LIABILITIES

As of September 30, 2025 and September 30, 2024, other current liabilities amounted to $22,250,590 and $586,173, respectively.

Other current liabilities consisted of the following:

	September 30, 2025	September 30, 2024
Advances received for equity subscriptions(1)	$18,134,657	$159,657
Provision for liabilities related to directors’ litigation(2)	222,062	-
Professional service fees payable – Bitcoin transaction(3)	3,663,269	-
Others	230,602	426,516
Total	22,250,590	586,173

(1)	Advances received for equity subscriptions

Advances received for equity subscriptions include $159,657 relating to a share subscription by Mr. Kim, and $17,975,000 representing subscription funds received in connection with Bitcoin-related investments.

The issuance of shares relating to Mr. Kim’s equity subscription has been placed on hold due to ongoing litigation between Mr. Kim and the Company. Management intends to resolve the equity subscription upon conclusion of the legal proceedings.

With respect to the Bitcoin-related equity subscriptions, on September 25, 2025, the Company’s board of directors approved an increase in the authorized number of common shares from 200,000,000 to 600,000,000 shares. In October 2025, the Company amended its Articles of Incorporation to effect the increase. Following the amendment, 71,900,000 shares were issued and recorded as outstanding in the Company’s stockholder register.

As the authorization and issuance of these shares occurred after September 30, 2025, the transaction represents a non-recognized subsequent event in accordance with ASC 855. Accordingly, the transaction has not been reflected in the consolidated financial statements as of September 30, 2025, but has been disclosed.

(2)	Provision for liabilities related to directors’ litigation

The provision for liabilities related to directors’ litigation of $222,062 represents management’s estimate of costs associated with ongoing legal proceedings involving certain directors as of September 30, 2025.

(3)	Professional service fees payable – Bitcoin transaction

The professional service fees payable of $3,663,269 relate to a financial advisory services agreement executed on July 1, 2025, between CIMG INC and Sunflower Tech Limited, in connection with a Bitcoin-related asset transaction with a total transaction value of $55.0 million. Under the agreement, the advisory fee is calculated at 10% of the transaction value, amounting to $5.5 million.

As of September 30, 2025, the Company had directly paid $1,136,096, and its subsidiary, Zhongyan Shangyue Technology Co., Ltd., had paid $700,635 on the Company’s behalf, resulting in cumulative payments of $1,836,731. Accordingly, the remaining payable balance of $3,663,269 was recognized as a current liability as of September 30, 2025.

Subsequent to September 30, 2025, professional service fees totaling $189,689.85 were paid.

4.16 TAX PAYABLE

As of September 30, 2025 and September 30, 2024, taxes payable amounted to $1,314,686 and nil, respectively.

	September 30, 2025	September 30, 2024
VAT payable	$1,311,578	$-
Income tax payable	3,108	-
Total	1,314,686	-

The balance as of September 30, 2025 primarily relates to value-added tax (“VAT”) associated with revenue recognized during the period for which the corresponding VAT invoices had not yet been issued as of the reporting date.

F-53

4.17 OPERATING EXPENSES

For the year ended September 30, 2025, total operating expenses were $4,419,331. Operating expenses primarily consisted of personnel costs of $1,092,756, sales and marketing expenses of $1,101,374, depreciation and amortization of $81,456, professional fees (including legal, audit, and consulting services) of $1,781,053, travel expenses of $117,214, office expenses of $206,961, and other operating expenses of $38,517.

For the year ended September 30, 2024, total operating expenses were $6,425,572. Operating expenses primarily consisted of personnel costs of $1,800,817, sales and marketing expenses of $580,841, depreciation and amortization of $88,575, insurance expenses of $366,164, professional fees of $2,889,165, travel expenses of $22,612, office expenses of $424,495, taxes of $3,048, and other expenses of $249,855.

In certain instances, the Company incurs shipping and handling costs in connection with customer orders. Such costs are included in operating expenses in the consolidated statements of operations.

4.18 OTHER INCOME

For the year ended September 30, 2025, other income totaled $474,954, primarily arising from the settlement and forgiveness of accounts payable amounting to $404,719.

For the year ended September 30, 2024, other income totaled $532,593, primarily comprising recoveries of previously written-off receivables of $293,306 and income from rent transfer arrangements of $161,672.

4.19 LOSS FROM INVESTMENT

For the years ended September 30, 2025 and September 30, 2024, investment income (loss) was nil and a loss of $1,092,169, respectively. The investment loss recognized in 2024 primarily related to discontinued operations.

On June 7, 2024, the Company disposed of (i) NuZee Korea Ltd., a wholly owned subsidiary incorporated in Korea, and (ii) NuZee Investment Co., Ltd., a wholly owned subsidiary incorporated in Japan.

4.20 OTHER EXPENSES

For the year ended September 30, 2025, other expense totaled $309,121, primarily attributable to an accrued litigation provision of $222,062.

For the year ended September 30, 2024, other expense totaled $665,795, primarily attributable to administrative expenses of $515,212.

F-54

4.21 INCOME TAX

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. No asset or liability for unrecognized tax benefits was recorded as of September 30, 2025 or September 30, 2024.

United States

CIMG Inc. and Wewin are incorporated in the United States and are subject to U.S. federal corporate income tax at a statutory rate of 21%. For the years ended September 30, 2025 and September 30, 2024, these entities did not generate taxable income; accordingly, no provision for U.S. federal income tax was recorded.

Hong Kong

DZR Tech Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax under the two-tiered profits tax rates regime, whereby the first HK$2 million of assessable profits are taxed at 8.25%, and profits in excess of HK$2 million are taxed at 16.5%. DZR Tech Limited did not generate taxable income for the years ended September 30, 2025 and 2024, and therefore no provision for Hong Kong profits tax was recorded.

People’s Republic of China

Beijing Zhongyan and Beijing Xilin are incorporated in the People’s Republic of China and are subject to enterprise income tax at a statutory rate of 25%. Only Beijing Zhongyan has taxable income for the year ended September 30,2025, resulting in an income tax expense of $3,095. Other entities did not generate taxable income for the years ended September 30, 2025 and 2024; accordingly, no provision for PRC enterprise income tax was recorded.

Schedule of Income Tax Expense (Benefit)

	Year Ended September 30, 2025	Year Ended September 30, 2024
Current income tax expense	$3,095	$-
Deferred income tax expense	-	-
Total income tax expense	3,095	-

Reconciliation of Statutory Tax Benefit to Income Tax Expense
Loss before income tax	$(4,887,460)	(8,972,735)
Tax benefit at statutory U.S. federal rate (21%)	(1,026,367)	(1,884,274)
Non-deductible expenses	159,559	-
Foreign rate differential	223,781	-
Change in valuation allowance	646,122	1,884,274
Income tax expense	$3,095	-

Deferred Tax Assets and Valuation Allowance

For the years ended September 30, 2025 and 2024, the Company incurred net operating losses (“NOLs”) of approximately $4,887,460 and $8,972,735, respectively. These losses give rise to deferred tax assets primarily related to NOL carryforwards.

The tax losses of the Company expire over different time intervals depending on the local jurisdiction. As of September 30, 2025, total net operating tax losses carried forward of the Company, if not utilized, will expire as follows:

PRC:
Loss expiring for the year ending December 31, 2025	$14,696
Loss expiring for the year ending December 31, 2026	43,371
Loss expiring for the year ending December 31, 2027	2,100
Loss expiring for the year ending December 31, 2028	3,031
Thereafter	1,722,679
Total	1,785,877

USA:
Validity period - Unlimited	$82,506,757

Hong Kong:
Validity period - Unlimited	$19,149

Based on management’s assessment of available positive and negative evidence, including historical operating results and uncertainty regarding future taxable income, a full valuation allowance was recorded against the deferred tax assets as of September 30, 2025 and 2024. Accordingly, no income tax benefit was recognized in the consolidated financial statements for the periods presented.

F-55

5. GEOGRAPHIC CONCENTRATIONS

The Company is organized based on fundamentally three business segments although it does sell its products on a world-wide basis. The Company is organized in two geographical segments. The Company jointly produces and sells its products in North America and China. Information about the Company’s geographic operations for the years ended September 30, 2025, and 2024 are as follows:

Geographic Concentration

Net Revenue:	Year Ended September 30, 2025	Year Ended September 30, 2024
North America	$-	$1,924,293
P.R.C	10,297,778	5,998
	10,297,778	1,930,291

Property and equipment, net:	Year Ended September 30, 2025	Year Ended September 30, 2024
North America	$-	$2,268
P.R.C	2,200	-
	2,200	2,268

6. SEGMENT INFORMATION

FASB ASC Topic 280, “Segment Reporting” (“ASC 280”) establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, Management derived reportable segments based on business lines.

As of and for the year ended September 30, 2025, the Company currently has the following reportable segments: Homology of Medicine and Food Series, Computing Power Product Series, Maca Product Series and others.

	Business Line			Others
	Homology of Medicine and Food	Computing Power Product	Maca Product	Unallocated Headquarter		Adjustments and
	Series	Series	Series	Costs	Total	eliminations	Consolidated
Revenues, net	$6,349,252	$3,804,691	$144,726	$-	$10,298,669	$(891)	$10,297,778
Cost of revenue	(6,278,927)	(3,777,292)	(116,609)	-	(10,172,828)	891	(10,171,937)
Gross profit	70,325	27,399	28,117	-	125,841	-	125,841

Operating expenses	(20,014)	(60,986)	(1,606,811)	(2,731,520)	(4,419,331)	-	(4,419,331)
Allowance for credit loss	(2,098)	-	-	-	(2,098)	-	(2,098)
Inventories impairment loss	-	-	(902,776)	-	(902,776)	-	(902,776)
Loss from operations	48,213	(33,587)	(2,481,470)	(2,731,520)	(5,198,364)	-	(5,198,364)

Fair value variation	-	-	-	2,024,465	2,024,465	-	2,024,465
Loss on acquisition	(20,210)	-	-	-	(20,210)	-	(20,210)
Goodwill impairment	(1,859,071)	-	-	(113)	(1,859,184)	-	(1,859,184)
Other income	-	-	70,235	404,719	474,954	-	474,954
Other expense	(143)	(71)	(9,125)	(299,782)	(309,121)	-	(309,121)
Segment Loss	$1,831,211	(33,658)	(2,420,360)	(602,231)	(4,887,460)	-	(4,887,460)

F-56

Year Ended
September 30,2024
Maca Product Series
Revenues, net	$1,930,291
Cost of revenue	(1,898,122)
Gross profit	32,169

Operating expenses	(6,425,572)
Allowance for credit loss	(3,450,141)
Inventory write-down	(815,498)
Impairment loss on assets held for sale	(203,973)
Loss from operations	$(10,863,015)

Fair value variation	(82,844)
Loss from investment	(1,092,169)
Other income	532,593
Other expense	(665,795)
Interest expense, net	(7,583)
Gain from discontinued operations	3,206,078
Net loss	$(8,972,735)

7. RELATED PARTY BALANCES AND TRANSACTIONS

During the years ended September 30, 2025 and 2024, respectively, other than disclosed elsewhere, the Company had the following major related party transactions:

Name of related parties	Relationship with Company
Wanhai Liu	Stockholder of Xilin Online (Beijing) E-commerce Co., Ltd
Tianyong Lv	Manager of Xilin Online (Beijing) E-commerce Co., Ltd
Shengqing Li	Manager of Shenzhen Zhimeng Qiyang Technology Co., Ltd.
Hongfang Xie	Stockholder of Shanghai Huomao Cultural Development Co., Ltd.
Wenlong Tong	President of CIMG Inc.
Wenwen Yu	Director of Wewin Technology LLC
Metaverse Intelligence Tech Ltd.	An entity whose owner is a director of Wewin Technology LLC

F-57

(a) Significant transactions with related parties

Name of related parties	Related party transactions	Year Ended September 30, 2025	Year Ended September 30, 2024
Wanhai Liu	Loan advanced to Xilin Online (Beijing) E-commerce Co., Ltd	$12,262	$-
Tianyong Lv	Loan advanced to Xilin Online (Beijing) E-commerce Co., Ltd	12,754	-
Shengqing Li	Loan advanced to Shenzhen Zhimeng Qiyang Technology Co., Ltd.	185,765	-
Hongfang Xie	Loan advanced to Shanghai Huomao Cultural Development Co., Ltd.	56	-
Hongfang Xie	Loan advanced to Guizhou Zhutai Huomao Liquor Industry Co., Ltd.	637	-
Wenlong Tong	Loan advanced from Zhongyan Shangyue Technology Co., Ltd	(18,662)	-
Wenwen Yu	Loan advanced from Wewin Technology LLC.	(73,795)	7,500
Metaverse Intelligence Tech Ltd	Convertible notes with CIMG INC	3,693,041	300,000

Nature of Related Party Transactions

During the years ended September 30, 2025 and 2024, the Company and its subsidiaries entered into certain transactions with related parties in the ordinary course of business. These transactions primarily consisted of advances made by related parties to settle operating and administrative expenses on behalf of the Company’s subsidiaries, as well as financing arrangements entered into with related parties.

Except as otherwise disclosed, all advances from or to related parties were unsecured, non-interest bearing, and had no fixed repayment terms. Management believes that the terms of these transactions are not materially different from those that could have been obtained from independent third parties under similar circumstances.

(b) Balances with related parties

	September 30,
	2025	2024
Wenlong Tong	$18,662	$-
Wenwen Yu	73,795	-
Total amounts due from related parties	92,457	-

Wanhai Liu	$12,263	$-
Tianyong Lv	12,754	-
Shengqing Li	185,765	-
Hongfang Xie	693	-
Wenwen Yu	-	7,500
Total amounts due to related parties	211,475	7,500

Metaverse Intelligence Tech Ltd.	$3,693,041	$319,220
Conversion to common stock	(1,855,000)	-
Total convertible notes – related party	1,838,041	319,220

The amounts due from and due to related parties primarily arose from payments made on behalf of the Company or its subsidiaries for operating, administrative, and legal expenses, as well as advances and settlements in the ordinary course of business. Such balances are recorded at their original amounts, which approximate fair value due to their short-term nature.

As of the date of issuance of these financial statements, management does not expect any material credit losses in respect of amounts due from related parties.

8. ISSUANCE OF EQUITY SECURITIES

During the year ended September 30, 2025, the Company issued 1,459,388 shares of common stock for cash, 50,000 shares pursuant to the 2024 Equity Incentive Plan, 7,880,438 shares in private placement transactions, and 184,167 shares as consideration in connection with the acquisition of a subsidiary.

On December 5, 2025, the Company effected a 1-for-20 reverse stock split (the “Reverse Split”) of its issued and outstanding shares of common stock, par value $0.00001 per share. As a result of the Reverse Split, the number of issued and outstanding shares of common stock was reduced from 196,514,084 shares to approximately 9,825,704 shares as of September 30, 2025.

F-58

(1) As of September 30, 2025, the common stock issued for cash are as follows:

Date	Transaction type	Description	Shares issued	Cash/consideration ($)

August 20, 2024	Convertible Note Purchase Agreement (Form 8-K filed on August 26, 2024, September 6, 2024, September 10, 2024 and Form S-1 filed on November 29, 2024)	On October 31, 2024, all the August 2024 Notes Investors converted their August Notes to shares of Common Stock. As a result of such conversions of the August Notes, we issued an aggregate of 1,396,813 shares of Common Stock to the August Notes Investors. 1,396,813 shares of Common Stock has been issued and registered under Form S-1 filed on November 29, 2024.	1,396,813	1,382,844
December 12, 2024	Convertible Note and Warrant Purchase Agreement (Form 8-K filed on December 17, 2024, Form 8-K/A filed on January 23, 2025, Form 8-K filed on April 3, 2025)	Pursuant to the note and warrant financing, the Company issued notes with aggregate proceeds of $9,999,224, convertible into up to 19,457,618 shares of common stock, subject to stockholder approval. The closings of the sale of the notes and warrants occurred on January 16, 2025 and January 17, 2025. On February 10, 2025, the Company obtained stockholder approval for the issuance of shares underlying the notes and warrants. On March 18, 2025, the investors submitted their respective conversion notices, upon which the Company issued 19,457,618 shares of common stock to the investors.	19,457,618	9,999,224
August 21, 2025	Convertible Note Purchase Agreement (From 8-K filed August 26, 2025, Form 8-K filed on November 12, 2025)	On August 21, 2025, the Company entered into a $4,000,000 convertible bond purchase agreement with certain non-U.S. investors. The notes are convertible into shares of the Company’s common stock at a conversion price of $0.24 per share.

During the period ended September 30, 2025, the Company recognized $1,999,962, representing the conversion of the notes into 8,333,333 shares of common stock.

		On October 30, 2025, the Company issued the remaining 8,333,333 shares. The issuance of these shares occurred subsequent to September 30, 2025 and is therefore not reflected in the consolidated balance sheet as of that date, but is disclosed as a subsequent event.	8,333,333	$1,999,962
Total (Pre-Reverse Stock Split)			29,187,764	13,382,030
Total (Post-Reverse Stock Split)			1,459,388	13,382,030

F-59

(2) As of September 30, 2025, the issuance of common stocks due to the common stock compensation is as follows:

Date	Transaction type	Description	Shares issued	Cash/consideration ($)

December 6, 2025.	2024 Equity Incentive Plan (From S-8 filed December 6, 2025)	The Company granted an aggregate of 1,000,000 shares of common stock to its employees under the equity incentive plan, with 800,000 shares granted on December 24, 2024 and 200,000 shares granted on April 22, 2025, for total compensation cost of $641,879. 1,000,000 shares of common stock were registered pursuant to a Form S-8 filed on December 6, 2025.	1,000,000	641,879
Total (Pre-Reverse Stock Split)			1,000,000	641,879
Total (Post-Reverse Stock Split)			50,000	641,879

(3) As of September 30, 2025, the issued private placement are as follows:

Date	Transaction type	Description	Shares issued	Cash/consideration ($)

September 24, 2024	Purchase Agreement (Form 8-K filed on September 20, 2024 and Form S-1 filed on November 29, 2024)	$1,999,999 for 3,508,769 shares of Common Stock. 3,508,769 shares of common stock were issued and registered pursuant to a Form S-1 filed on November 29, 2024.	3,508,769	1,999,999
June 2, 2025	Share Purchase Agreement (Form 8-K filed on June 5, 2025 and June 10, 2025)	$1,067,944 for 6,000,000 shares of common stock. The closing of the sale of 6,000,000 shares of common stock occurred on June 9, 2025, and the shares were issued on that date.	6,000,000	1,067,944
August 25, 2025*	Securities Purchase Agreement (Form 8-K filed on August 27, 2025, Form 8-K/A filed on September 2, 2025)	On August 25, 2025, the Company entered into a securities purchase agreement with certain non-U.S. investors for total consideration of $55,000,000, payable in Bitcoin, at a purchase price of $0.25 per share. The agreement provides for the issuance of up to 220,000,000 shares of common stock through a private placement, of which 148,100,000 shares, representing $37,025,000 of consideration, were issued during the period.

		On September 2, 2025, the Company issued 148,100,000 shares of common stock to certain non-U.S. investors. The issuance of the remaining 71,900,000 shares is subject to stockholder approval.	148,100,000	33,322,500
Total (Pre-Reverse Stock Split)			157,608,769	36,390,443
Total (Post-Reverse Stock Split)			7,880,438	36,390,443

*	On July 1, 2025, the Company entered into a consulting agreement with a consulting firm providing for total professional fees of $5.5 million in connection with the Company’s August 25, 2025 financing transaction. The consulting fee was payable in shares of the Company’s common stock. Due to insufficient authorized shares at the transaction date, only 148,100,000 shares were issued on a pro rata basis, with the remaining 71,900,000 shares subject to stockholder approval to increase authorized share capital. Of the total $5.5 million consulting fee, $3,702,500 representing the portion attributable to shares issued as of September 30, 2025 was recorded as a reduction to additional paid-in capital (APIC). The remaining $1,797,500, attributable to shares not yet issued, was recorded as Other current assets – deferred equity issuance costs.

F-60

(4) As of September 30, 2025, the issuance of common stocks due to the acquisition of subsidiary is as follows:

Date	Transaction type	Description	Shares issued	Cash/consideration ($)

August 1, 2025	Business Cooperation Intent Agreement (Form 8-K filed on August 26, 2025)	$856,745 for 3,683,333 shares of common stock. On August 1, 2025, the Company acquired 51% of the shares of Shenzhen Zhimeng Qiyang Technology Co., Ltd. On September 29, 2025, the business registration in China was completed.	3,683,333	856,745
Total (Pre-Reverse Stock Split)			3,683,333	856,745
Total (Post-Reverse Stock Split)			184,167	856,745

Restricted Stock Awards

During the year ended September 30, 2025, the Company did not grant any restricted stock awards.

The Company recognized share-based compensation expense of $641,879 and nil for the fiscal years ended September 30, 2025, and September 30, 2024, respectively.

Grants to Independent Directors

No restricted stock awards were granted to the Company’s independent board members during the year ended September 30, 2025.

Forfeiture of Restricted Shares

During the year ended September 30, 2025, no restricted stock awards were forfeited.

Common Stock Issued for Services

The Company did not issue any shares of common stock in exchange for services during the year ended September 30, 2025.

Exercise of Stock Options

No stock options were exercised during the year ended September 30, 2025.

9. STOCK OPTIONS AND WARRANTS

9.1 STOCK OPTIONS

During the year ended September 30, 2025, the Company did not grant new stock options.

During the same period, 1,022 stock options were forfeited or expired as a result of employee terminations, expiration of option terms, or performance conditions not being met.

F-61

The following table summarizes stock option activity for the year ended September 30, 2025.

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
Outstanding on September 30, 2024	1,022	$3,548.80	0.02	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	(1,022)	3,548.80	0.02	-
Forfeited	-	-	-	-
Outstanding on September 30, 2025	-	-	-	$-

Exercisable on September 30, 2025	-	$-	-	$-

The Company recognizes stock-based compensation expense for stock options on a straight-line basis over the requisite service period. The Company recognized no stock option expense for the years ended September 30, 2025 and September 30, 2024. As of September 30, 2025, there was no unamortized stock option compensation cost, as no stock options were outstanding.

9.2 WARRANTS

The Company has issued warrants to purchase shares of common stock in connection with equity financings and convertible note transactions. The following disclosures summarize warrant issuances, exercises, and outstanding balances for the periods presented.

All share and per-share amounts, including exercise prices and number of warrants, have been retroactively adjusted to reflect the Company’s 1-for-20 reverse stock split that became effective on December 5, 2025.

Significant warrant transactions

On April 27, 2024, the Company entered into a convertible note and warrant purchase agreement with certain investors, pursuant to which the Company issued warrants to purchase shares of common stock. On October 18, 2024, holders of such warrants exercised a portion of the warrants on a cashless basis, resulting in the issuance of 55,973 shares of common stock. No cash proceeds were received in connection with the cashless exercise.

On January 16, 2025, and January 17, 2025, the Company issued an aggregate of 1,282,051 warrants to purchase common stock at an exercise price of $7.80 per share. These warrants had a contractual term of two years and were fully exercised on October 29, 2025.

Warrant activity – Year ended September 30, 2025

(Retroactively adjusted for reverse stock split)

	Number of Shares Issuable	Weighted Average Exercise Price	Weighted Average Remaining Life (years)	Aggregate Intrinsic Value
Outstanding on September 30, 2024	10,743	$2,253.40	2.42	$-
Issued	1,282,051	7.80	-	-
Exercised	2,799	26.44	-	-
Expired	58	-	-	-
Outstanding on September 30, 2025	1,289,937	$26.19	1.29	-
Exercisable on September 30, 2025	1,289,937	$26.19	1.29	$-

Warrant activity – Year ended September 30, 2024

(Retroactively adjusted for reverse stock split)

	Number of Shares Issuable	Weighted Average Exercise Price	Weighted Average Remaining Life (years)	Aggregate Intrinsic Value
Outstanding on September 30, 2023	7,620	$3,164.80	2.65	$-
Issued	3,122	29.20	1.85	-
Exercised	-	-	-	-
Expired	-	-	-	-
Outstanding on September 30, 2024	10,743	$2,253.40	2.42	-
Exercisable on September 30, 2024	10,743	$2,253.40	2.42	$-

F-62

Reverse stock split

On December 2, 2025, the Company filed a Certificate of Change to its Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 1-for-20 reverse stock split of its issued and outstanding common stock, which became effective on December 5, 2025. All share and per-share data included in these financial statements have been retroactively adjusted to reflect the reverse stock split.

10. CONTINGENCIES

The Kim Litigation

On October 3, 2024, Mr. Sooncha Kim filed a complaint against the Company in the Southern District of New York, (Case No. 1:24-cv-7485) (the “Complaint”). The Complaint alleges that the Company breached a Convertible Note and Warrant Purchase Agreement, dated June 6, 2024, between the Company and Mr. Kim, by, among other things, failing to deliver the registration rights agreement, excluding Mr. Kim from the S-1 registration statement, delaying conversion of Mr. Kim’s notes, undertaking steps to dilute Mr. Kim’s shares, failing to honor Mr. Kim’s 50% participation right in any subsequent financing and failing to appoint a designated director, as set forth in the parties’ agreement. Mr. Kim seeks specific performance of the Convertible Note and Warrant Purchase Agreement, and monetary damages in the amount of $1,041,216, plus applicable interest. The Company filed its answer to the Complaint on December 3, 2024. On January 7, 2025, Mr. Kim filed a motion seeking a preliminary injunction against the Company (the “Motion”). The Company opposed the Motion on January 22, 2025, and on February 13, 2025, the Court denied Mr. Kim’s Motion. As of September 30, 2025, discovery in the case is ongoing, and no trial date has been set.

The Ex-Directors Lawsuit

On March 10, 2025, the following former directors of the Company, Kevin J. Connor, Chris J. Jones, Nobuki Kurita, and David Robson (collectively, the “Ex-Directors”), filed a complaint against the Company in the Superior Court of California, County of San Diego (Case No. 25CU012922N) (the “Complaint”). The Complaint alleges the Company failed to pay directors’ fees and expenses from the last quarter the fiscal year ended September 30, 2023 through the first two quarters of the fiscal year ended September 30, 2024, and is claiming breach of contract, quantum meruit, unjust enrichment, promissory estoppel, breach of the implied covenant of good faith and fair dealing, and unfair business practices. On August 22, 2025, a judgment by default was entered against the Company in the amount of $58,920.34. Counsel for Plaintiffs/Judgment Creditors, Kevin J. Conner, J. Chris Jones, Nobuki Kurita, and David Robson (collectively, “Plaintiffs”) subsequently filed a motion with the court to amend the total amount of the judgment. On November 21, 2025, the Court entered an order amending the judgment nunc pro tunc, increasing the aggregate awards to all Plaintiffs to $222,062.28, including the prejudgment interest and costs. As the underlying condition existed as of the reporting date, this event represents an adjusting subsequent event, and the related liability has been recognized in Note 4.15 to the financial statements.

F-63

11. SUBSEQUENT EVENTS

Approval of Amendment to Articles of Incorporation and Increase in Authorized Share Capital

On December 24, 2025, the Company’s Board of Directors and majority stockholders approved an increase in the authorized number of shares of common stock from 600,000,000 shares to 2,000,000,000 shares. In connection with this approval, the Company authorized the filing of a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to reflect the increase in authorized shares.

Reverse Stock Split

On December 2, 2025, the Company filed a Certificate of Change to its Articles of Incorporation with the Secretary of State of the State of Nevada, providing for a 1-for-20 reverse stock split of its issued and outstanding shares of common stock, par value $0.00001 per share. The reverse stock split became effective on December 5, 2025.

No fractional shares were issued in connection with the reverse stock split. Any fractional share interests resulting from the reverse stock split were rounded up to the nearest whole share at the stockholder level.

As a result of the Reverse Split, the number of issued and outstanding shares of common stock was reduced from 196,514,084 shares to approximately 9,825,704 shares as of September 30, 2025.

Bitcoin Purchase

On October 20, 2025, CIMG Pte. Ltd., a Singapore limited liability company and a wholly owned subsidiary of the Company, entered into a Bitcoin Purchase Agreement (the “Bitcoin Purchase Agreement”) with Lordan Group Ltd., as seller, pursuant to which CIMG Pte. Ltd. agreed to purchase an aggregate of 230 Bitcoin from the seller. The transaction price was determined based on a floating pricing mechanism tied to market prices over a 30 days period following the execution of the Bitcoin Purchase Agreement, with an estimated aggregate purchase price of approximately $24.61 million. Subsequent to quarter end, the company obtained sufficient funds by selling its maca Inventories and exercising the warrants. On December 12, 2025, the Company completed the purchase of 230 Bitcoin at a cost of $24,456,951.

Sale of Maca Inventories

As of September 30, 2025, the Company’s inventories consisted primarily of maca raw materials and maca seeds with a net carrying value of $11,893,318.

Subsequent to year end, due to new regulatory requirements restricting the use of certain food additives, the Company determined that its existing Inventories would require formulation changes. Accordingly, on October 16, 2025, the Company decided to dispose of its historical Inventories in order to procure new raw materials that comply with the updated regulations.

On October 16, 2025, Beijing Zhongyan entered into a purchase agreement with a customer in China and sold approximately 243.51 metric tons of maca raw materials and 680.09 kilograms of maca seed products for total consideration of $12,963,548. Payment was received on November 11, 2025, and delivery of the products was completed on November 14, 2025. As of the date of issuance of these consolidated financial statements, all maca Inventories had been sold.

This transaction represents a non-recognized subsequent event and did not result in an adjustment to the consolidated financial statements as of September 30, 2025.

F-64

Termination of Medical Health Agreement and Refund of Prepayment

On July 10, 2025, Zhongyan Shangyue Technology Co., Ltd. entered into a Medical Health Agreement with a supplier for the purchase of stem cell products. The Company remitted full payment of RMB 10,001,000 (approximately $1,404,745) on July 17, 2025. Following the supplier’s failure to deliver the products as scheduled, the parties mutually agreed to terminate the agreement, and the supplier refunded the full amount paid on November 11, 2025. These events occurred subsequent to the reporting date and represent non-recognized subsequent events.

Legal Proceedings

The Kim Litigation

On October 3, 2024, Mr. Sooncha Kim filed a complaint against the Company in the Southern District of New York, (Case No. 1:24-cv-7485) (the “Complaint”). The Complaint alleges that the Company breached a Convertible Note and Warrant Purchase Agreement, dated June 6, 2024, between the Company and Mr. Kim, by, among other things, failing to deliver the registration rights agreement, excluding Mr. Kim from the S-1 registration statement, delaying conversion of Mr. Kim’s notes, undertaking steps to dilute Mr. Kim’s shares, failing to honor Mr. Kim’s 50% participation right in any subsequent financing and failing to appoint a designated director, as set forth in the parties’ agreement. Mr. Kim seeks specific performance of the Convertible Note and Warrant Purchase Agreement, and monetary damages in the amount of $1,041,216, plus applicable interest. The Company filed its answer to the Complaint on December 3, 2024. On January 7, 2025, Mr. Kim filed a motion seeking a preliminary injunction against the Company (the “Motion”). The Company opposed the Motion on January 22, 2025, and on February 13, 2025, the Court denied Mr. Kim’s Motion. As of September 30, 2025, discovery in the case is ongoing, and no trial date has been set.

The Ex-Directors Lawsuit

On March 10, 2025, the following former directors of the Company, Kevin J. Connor, Chris J. Jones, Nobuki Kurita, and David Robson (collectively, the “Ex-Directors”), filed a complaint against the Company in the Superior Court of California, County of San Diego (Case No. 25CU012922N) (the “Complaint”). The Complaint alleges the Company failed to pay directors’ fees and expenses from the last quarter the fiscal year ended September 30, 2023 through the first two quarters of the fiscal year ended September 30, 2024, and is claiming breach of contract, quantum meruit, unjust enrichment, promissory estoppel, breach of the implied covenant of good faith and fair dealing, and unfair business practices. On August 22, 2025, a judgment by default was entered against the Company in the amount of $58,920.34. Counsel for Plaintiffs/Judgment Creditors, Kevin J. Conner, J. Chris Jones, Nobuki Kurita, and David Robson (collectively, “Plaintiffs”) subsequently filed a motion with the court to amend the total amount of the judgment. On November 21, 2025, the Court entered an order amending the judgment nunc pro tunc, increasing the aggregate awards to all Plaintiffs to $222,062.28, including the prejudgment interest and costs. As the underlying condition existed as of the reporting date, this event represents an adjusting subsequent event, and the related liability has been recognized in Note 4.15 to the financial statements.

New Subsidiary

On December 8, 2025, Beijing Zhongyan established a wholly-owned subsidiary, Shenzhen Zhixi Yunjie Technology Co., Ltd.

F-65

CIMG Inc.

Up to 900,000,000 Units, each consisting of one share of common stock and one warrant to purchase one share of common stock

PROSPECTUS

[  ], 2026

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JUNE 2, 2026

43,000,000 shares of Common Stock

CIMG Inc.

This prospectus relates to the resale from time to time by the selling stockholders named herein or their pledgees, donees, transferees, assignees or other successors in interest (collectively, the “Selling Stockholders”) of up to 43,000,000 shares of our common stock, par value $0.00001 per share (the “Common Stock”), of CIMG Inc., a Nevada corporation (“we,” “us,” “our,” or the “Company”).

The shares of Common Stock covered by this prospectus consist of (i) 11,000,000 shares of Common Stock issued pursuant to that certain Securities Purchase Agreement dated August 25, 2025 (the “August Securities Purchase Agreement”), (ii) up to 16,000,000 shares of Common Stock issuable upon conversion of certain convertible promissory notes (the “Notes”) issued pursuant to that certain Convertible Note and Warrant Purchase Agreement, dated February 11, 2026 (the “Note Purchase Agreement”), as amended and restated on March 21, 2026 (the “A&R Note Purchase Agreement”), and (iii) up to 16,000,000 shares of Common Stock issuable upon the exercise of certain warrants (the “Warrants”) issued pursuant to the A&R Note Purchase Agreement.

On August 25, 2025, the Company entered into the August Securities Purchase Agreement with certain investors, pursuant to which the Company issued an aggregate of 11,000,000 shares of Common Stock (on a post-1-for-20 reverse stock split basis) at a purchase price of $0.25 per share (on a pre-split basis), for aggregate gross proceeds of $55,000,000.

On February 11, 2026, the Company entered into the Note Purchase Agreement with certain investors, pursuant to which the Company issued the Notes and the Warrants. The Notes and Warrants were subsequently amended and restated pursuant to the A&R Note Purchase Agreement, which, among other things, reduced the floor conversion price of the Notes to a minimum of $0.10 per share, set the exercise price of the Warrants at $0.015 per share, and provided that Notes are not convertible prior to stockholder approval. The initial closing occurred on February 13, 2026, for aggregate gross proceeds of $1,600,000.

See “Selling Stockholders” for additional information regarding the securities being registered for resale.

Our common stock is quoted on the OTC Markets Group (“OTC Markets”) under the ticker symbol “CIMG.” Our common stock is not currently listed on The Nasdaq Stock Market LLC (“Nasdaq”), from which it was suspended. The Company has appealed the delisting determination. There can be no assurance that the appeal will be successful or that our common stock will be relisted on Nasdaq. The Selling Stockholders may sell the shares covered by this prospectus from time to time at a fixed price of $0.01 per share until such time as our common stock is quoted on OTCQX or OTCQB marketplace or listed on a national securities exchange.

The registration statement on Form S-1 of which this prospectus forms a part also includes a prospectus relating to the offer and sale by us of up to 900,000,000 shares of our Common Stock and warrants to purchase up to 900,000,000 shares of our Common Stock (the “Primary Offering Prospectus”). This registration statement was declared effective on [  ], 2026.

Investing in our Common Stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 of the Primary Offering Prospectus for a discussion of factors you should consider before investing in our Common Stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [  ], 2026

ALT-1

THE OFFERING

Securities offered by the Selling Stockholders	43,000,000 shares of Common Stock

Common Stock issued and outstanding prior to this offering	89,971,443 shares of Common Stock(1)

Common Stock issued and outstanding immediately after this offering	121,971,443 shares of Common Stock(2)

Term of this offering	The Selling Stockholders will determine when and how they will sell the shares of Common Stock offered in this prospectus (the “Resale Shares”).

Use of proceeds	The Company will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders named in this prospectus.

Risk Factors	Investing in our Common Stock is highly speculative and involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13 of the Primary Offering Prospectus.

(1)	Based on 89,971,443 shares of Common Stock issued and outstanding as of April 27, 2026. This amount excludes (i) any shares of Common Stock that may be issued by the Company in the Primary Offering as described in the Primary Offering Prospectus, (ii) 16,000,000 shares of Common Stock issuable upon conversion of the Notes and 16,000,000 shares of Common Stock issuable upon exercise of Warrants, purusant to the A&R Note Purchase Agreement, (iii) 6,979 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants, and (iv) 38,000,000 shares of Common Stock reserved for issuance under the Company’s 2026 Equity Incentive Plan, none of which are included in the shares outstanding as presented.

(2)	Based on 89,971,443 shares of Common Stock issued and outstanding as of April 27, 2026, excluding (i) any shares of Common Stock that may be issued by the Company in the Primary Offering described in the Primary Offering Prospectus, (ii) 6,979 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants, and (iii) 38,000,000 shares of Common Stock reserved for issuance under the Company’s 2026 Equity Incentive Plan, none of which are included in the shares outstanding as presented. The number of shares of Common Stock outstanding immediately after this offering assumes the issuance of all 43,000,000 Resale Shares, including 16,000,000 shares of Common Stock issuable upon conversion of the Notes and 16,000,000 shares of Common Stock issuable upon exercise of Warrants, all of which are being registered for resale pursuant to this Resale Prospectus.

ALT-2

USE OF PROCEEDS

The Selling Stockholders are selling the Resale Shares for their own accounts. We will not receive any proceeds from the sale of the Resale Shares.

SELLING STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of the shares of Common Stock held by the Selling Stockholders, including:

●	the number of shares owned by the Selling Stockholders prior to this offering;

●	the percentage owned by the Selling Stockholders prior to completion of the offering;

●	the total number of shares that are to be offered by the Selling Stockholders;

●	the total number of shares that will be owned by the Selling Stockholders upon completion of the offering; and

●	the percentage owned by the Selling Stockholders upon completion of the offering.

The Company has included an aggregate of 43,000,000 shares of Common Stock held by the Selling Stockholders for resale under this prospectus. Although the Company is not contractually obligated to register the Resale Shares, we believe that registering the Resale Shares is beneficial to us and our stockholders. Accordingly, we have agreed to register the resale of the Resale Shares pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes to the table below, we believe, based on information furnished to us, that each Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned by such Selling Stockholder, subject to applicable community property laws. Based on information provided to us by the Selling Stockholders, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer, and none of the Selling Stockholders is in the business of underwriting securities.

Certain of the Selling Stockholders have had material relationships with us within the past three years, including participating in prior financing transactions pursuant to which they acquired convertible notes and/or other securities.

	Beneficial Ownership Prior to this Offering (1)		Number of Resale Shares	Beneficial Ownership After this Offering
Name of the Selling Stockholder	Number	Percent	Number	Number	Percent
DYT INFO PTE. LTD.(2)	475,000	* %	475,000	-	-
JOYER TECH AND INFORMATION OPC(3)	1,230,000	1.36%	1,230,000	-	-
JOYER INVESTMENT LIMITED(4)	1,250,000	1.38%	1,250,000	-	-
DADA Business Trading Co., Limited(5)	1,250,000	1.38%	1,250,000	-	-
VMADE CO., LIMITED(6)	1,250,000	1.38%	1,250,000	-	-
Easygo Business Co., Ltd(7)	1,195,000	1.32%	1,195,000	-	-
Social e-commerce Co., Ltd(8)	1,200,000	1.33%	1,200,000	-	-
RR Digital Tech Limited(9)	1,200,000	1.33%	1,200,000	-	-
Fixed Star Future Technology Ltd.(10)	1,200,000	1.33%	1,200,000	-	-
Whaleflow Group Ltd(11)	750,000	* %	750,000	-	-
Xiangrong Dai(12)	8,000,000	8.17%	8,000,000	-	-
Yanqin Chen(13)	8,000,000	8.17%	8,000,000	-	-
Metaverse Intelligence Tech Ltd(14)	8,416,667	8.55%	8,000,000	416,667	*	%
YY Tech Inc.(15)	8,416,667	8.55%	8,000,000	416,667	*	%

*	Less than 1% ownership.

ALT-3

(1)	Based on 89,971,443 shares of Common Stock issued and outstanding as of April 27, 2026.

(2)	Represents 475,000 shares of Common Stock held by DYT INFO PTE. LTD. DYT INFO PTE. LTD.’s registered address is 112 Robinson Road, #03-01 Robinson 112, Robinson 068902, Singapore.

(3)	Represents 1,230,000 shares of Common Stock held by JOYER TECH AND INFORMATION OPC. JOYER TECH AND INFORMATION OPC’s registered address is Pablo Roman St., BF Resort Village, Parañaque City, Manila, Philippines.

(4)	Represents 1,250,000 shares of Common Stock held by JOYER INVESTMENT LIMITED. JOYER INVESTMENT LIMITED’s registered address is Flat/RM AZ, 12/F, 300 Lockhart Road, Wan Chai, Hong Kong.

(5)	Represents 1,250,000 shares of Common Stock held by DADA BUSINESS TRADING CO., LIMITED. DADA BUSINESS TRADING CO., LIMITED’s registered address is Unit 3709, 37/F, Tower 2, Lippo Centre, 89 Queensway, Admiralty, Hong Kong.

(6)	Represents 1,250,000 shares of Common Stock held by VMADE CO., LIMITED. VMADE CO., LIMITED’s registered address is Flat OIA1, 10/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong.

(7)	Represents 1,195,000 shares of Common Stock held by Easygo Business Co., Ltd. Easygo Business Co., Ltd’s registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro 96960, Republic of the Marshall Islands.

(8)	Represents 1,200,000 shares of Common Stock held by Social e-commerce Co., Ltd. Social e-commerce Co., Ltd.’s registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majura 996960, Republic of the Marshall Islands.

(9)	Represents 1,200,000 shares of Common Stock held by RR Digital Tech Limited. RR Digital Tech Limited’s registered address is Sertus Incorporations (Samoa) Limited, Sertus Chambers, P.O. Box 603, Apia, Samoa.

(10)	Represents 1,200,000 shares of Common Stock held by Fixed Star Future Technology Ltd. Fixed Star Future Technology Ltd.’s registered address is Workshop 60, 3/F, Blk A East, Sun Ind Ctr, No. 16 Shing Yip St, KLN 1002, Hong Kong.

(11)	Represents 750,000 shares of Common Stock held by Whaleflow Group Ltd. Whaleflow Group Ltd’s registered address is Intershore Chambers Building, Road Town, Tortola, the British Virgin Islands.

(12)	Represents up to 8,000,000 shares of Common Stock that may be beneficially owned by Xiangrong Dai, consisting of (i) 4,000,000 shares of Common Stock issuable pursuant to the Amended and Restated Convertible Note and Warrant Purchase Agreement, dated March 21, 2026, subject to stockholder approval, and (ii) 4,000,000 shares of Common Stock issuable upon the exercise of Warrants exercisable within 60 days.

(13)	Represents up to 8,000,000 shares of Common Stock that may be beneficially owned by Yanqin Chen, consisting of (i) 4,000,000 shares of Common Stock issuable pursuant to the Amended and Restated Convertible Note and Warrant Purchase Agreement, dated March 21, 2026, subject to stockholder approval, and (ii) 4,000,000 shares of Common Stock issuable upon the exercise of Warrants exercisable within 60 days.

(14)	Represents up to 8,416,667 shares of Common Stock that may be beneficially owned by Metaverse Intelligence Tech Ltd, consisting of (i) 416,667 shares of Common Stock directly held, (ii) 4,000,000 shares of Common Stock issuable pursuant to the Amended and Restated Convertible Note and Warrant Purchase Agreement, dated March 21, 2026, subject to stockholder approval, and (iii) 4,000,000 shares of Common Stock issuable upon the exercise of Warrants exercisable within 60 days. Metaverse Intelligence Tech Ltd’s registered address is Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands.

(15)	Represents 8,416,667 shares of Common Stock that may be beneficially owned by YY Tech Inc., consisting of (i) 416,667 shares of Common Stock directly held, (ii) 4,000,000 shares of Common Stock issuable pursuant to the Amended and Restated Convertible Note and Warrant Purchase Agreement, dated March 21, 2026, subject to stockholder approval, and (iii) 4,000,000 shares of Common Stock issuable upon the exercise of Warrants exercisable within 60 days. YY Tech Inc.’s registered address is Sertus Incorporations (Cayman) Limited,, 23 Lime Tree Bay Avenue Grand Cayman Cayman Islands, E9, KY1-1104.

ALT-4

SELLING STOCKHOLDERS’ PLAN OF DISTRIBUTION

Our Common Stock is quoted on the OTC Markets under the ticker symbol “CIMG.” The Selling Stockholders may sell the Resale Shares from time to time on Nasdaq at a fixed price of $0.01 per share until such time as our common stock is quoted on OTCQX or OTCQB marketplace or listed on a national securities exchange.

After our common stock is quoted on OTCQX or OTCQB or listed on a national securities exchange, the securities may be sold at prevailing market prices, negotiated prices, fixed prices, or varying prices determined at the time of sale, and the Selling Stockholders may use any one or more of the following methods when selling the Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the date of this prospectus;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such foregoing methods of sale;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

●	any other method permitted pursuant to applicable law.

In connection with the sale of the Resale Shares and after our common stock is quoted on OTCQX or OTCQB or listed on a national securities exchange, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out short positions, or loan or pledge shares to broker-dealers, which in turn may sell such securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

The Selling Stockholders and any broker-dealers or agents that participate in the resale of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales, and any commissions paid or any discounts or concessions allowed to any broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act. Because the Selling Stockholders may be deemed to be “underwriters,” they may be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the Selling Stockholders and have informed the Selling Stockholders of the requirement to deliver a copy of this prospectus to purchasers as required under the Securities Act. The Selling Stockholders have represented to us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares.

We will pay certain fees and expenses incurred by us in connection with the registration of the Resale Shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities.

The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, including Regulation M, any person engaged in the distribution of the Resale Shares may be subject to restrictions on transactions in our Common Stock during the applicable distribution period.

ALT-5

43,000,000 shares of Common Stock

CIMG Inc.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$12,089.62
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$12,089.62

Item 14.	Indemnification of Directors and Officers.

The Company’s third amended and restated bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, trustee, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against an indemnitee to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such indemnified person in connection with such action, suit or proceeding if such indemnified person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnified person’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such indemnified person is or was a director, trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnified person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such indemnified person’s duty to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such indemnified person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by any of the Company’s directors, officers or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

II-1

Item 15.	Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued by us since June 1, 2021 that were not registered under the Securities Act of 1933, as amended (the Securities Act). Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

●	In April 2022, the Company sold to certain accredited investors 884,778 units, at a price of $2.00 per unit, with each unit consisting of (i) one share of Common Stock and (ii) one warrant to purchase one whole share of Common Stock with an initial exercise price of $2.00 per share, for an aggregate purchase price of approximately $1.77 million.

●	In November 2023, the Company issued and sold to certain accredited investors 46,800 shares of Common Stock, together with warrants to purchase a total of 5,200 shares of Common Stock at an exercise price of $2.77 per share, for an aggregate purchase price of $129,636.

●	In May 2024, the Company sold to certain non-U.S. investors convertible promissory notes in the aggregate principal amount of $320,000 and warrants to purchase up to an aggregate of 221,147 shares of Common Stock at an exercise price of $1.322 per share, for an aggregate purchase price of $320,000.

●	In June 2024, the Company sold to certain non-U.S. investors 866,048 shares of Common Stock for an aggregate purchase price of $1.5 million, at a price of $1.732 per share, which is equal to the Nasdaq Minimum Price.

●	In July 2024, the Company sold to certain non-U.S. investors 2,040,814 shares of Common Stock for an aggregate purchase price of RMB 21,810,000, or approximately $3,000,000, at a price of $1.47 per share, which is equal to the Nasdaq Minimum Price.

●	In July 2024, the Company sold to certain non-U.S. investors (the “Notes Investors”) convertible promissory notes in the aggregate principal amount of RMB 2,181,000 or approximately $300,000 at a conversion price of $0.52 per share. On July 26, 2024, the Notes Investors exercised their option to convert the outstanding principal and accrued interest of their respective Notes into shares of Common Stock. As a result of such conversions of the Notes, we issued an aggregate of 576,922 shares of Common Stock to the Notes Investors.

●	On August 20, 2024, the Company entered into a convertible note purchase agreement (the “Purchase Agreement”) with certain investors (the “August Notes Investors”) to issue and sell convertible notes in the aggregate principal amount of USD$1,300,000 (the “August Notes”). The Notes bear interest at an annual rate of 7% and have a maturity date of one year from the issuance date. The Notes shall not be converted until the Company obtains stockholder approval for the issuance of shares underlying the Notes. Upon obtaining such approval, the holder may convert the Notes into a number of shares of Common Stock equal to (i) the outstanding principal amount of the Notes, plus any accrued but unpaid interest, divided by (ii) $0.94, the conversion price. Any conversion of the Notes resulting in a fractional share shall be rounded down to the nearest whole share. On October 31, 2024, all the August Notes Investors converted their August Notes to shares of Common Stock. As a result of such conversions of the August Notes, we issued an aggregate of 1,396,813 shares of Common Stock to the August Notes Investors.

●	On September 24, 2024, the Company entered into a securities purchase agreement (the “September Purchase Agreement”) with certain investors (the “September Investors”), providing for the sale and issuance of 3,508,769 shares of the Company’s Common Stock, for an aggregate purchase price of $2,000,000 at the Nasdaq Minimum Price (as defined in Nasdaq Rule 5635(d)), or $0.57 per share. On October 14, 2024, the Company issued 2,807,015 shares of Common Stock in consideration of the purchase price of $1,600,000 to four non-U.S. investors pursuant to the September Purchase Agreement following receipt of the purchase amounts. On October 22, 2024, the Company issued 701,754 shares of Common Stock in consideration of the purchase price of $400,000 to one non-U.S. investor pursuant to the September Purchase Agreement following receipt of the purchase amount.

●	On December 12, 2024, the Company entered into a convertible note and warrant purchase agreement (the “December 2024 Purchase Agreement”) with certain non-U.S. investors (the “December 2024 Investors”), providing for the private placement of convertible promissory notes in the aggregate principal amount of $10,000,000 (the “December 2024 Notes”) and warrants (the “December 2024 Warrants”) to purchase up to an aggregate of 25,641,023 shares of Common Stock at an exercise price of $0.39 per share, in reliance on Regulation S as an exemption to the registration. The December 2024 Notes bear interest at an annual rate of 7% and have a maturity date of one year from the issuance date, and are convertible at a conversion price of $0.52 per share. The closings of this transaction occurred on January 16, 2025 and January 17, 2025. On March 18, 2025, the December 2024 Investors submitted their respective conversion notices to the Company, and, as a result of such conversions of the December 2024 Notes, the Company issued an aggregate of 19,457,618 shares of Common Stock to the December 2024 Investors. On October 22, 2025, the December 2024 Investors exercised the December 2024 Warrants in full, and, as a result of such exercises, the Company issued to the December 2024 Investors an aggregate of 25,641,023 shares of Common Stock on October 30, 2025.

●	On June 2, 2025, the Company entered into a share purchase agreement (the “June 2025 Purchase Agreement”) with certain non-U.S. investors (the “June 2025 Investors”), providing for the private placement of 6,000,000 shares of Common Stock for an aggregate purchase price of $1,068,480, at a price of $0.17808 per share, in reliance on Regulation S as an exemption to the registration. The closing of this transaction occurred on June 9, 2025, and, as a result, the Company issued an aggregate of 6,000,000 shares of Common Stock to the June 2025 Investors.

●	On August 21, 2025, the Company entered into a convertible note purchase agreement (the “August 2025 Notes Purchase Agreement”) with certain non-U.S. investors (the “August 2025 Notes Investors”), providing for the private placement of convertible promissory notes in the aggregate principal amount of $4,000,000 (the “August 2025 Notes”), in reliance on Regulation S as an exemption from registration. The August 2025 Notes bear interest at an annual rate of 7% and have a maturity date of August 31, 2026, and are convertible into shares of Common Stock at a conversion price of $0.24 per share. On September 9, 2025, the August 2025 Notes Investors converted a portion of the August 2025 Notes, and, as a result, the Company issued them an aggregate of 8,333,333 shares of Common Stock. On October 30, 2025, the August 2025 Notes Investors converted the remaining August 2025 Notes, and, as a result, the Company issued them an additional aggregate of 8,333,333 shares of Common Stock.

●	On August 25, 2025, the Company entered into a securities purchase agreement (the “August 2025 Purchase Agreement”) with certain non-U.S. investors (the “August 2025 Investors”), providing for the private placement of 220,000,000 shares of Common Stock for an aggregate consideration of $55,000,000 worth of bitcoin, at a price of $0.25 per share, in reliance on the registration exemptions of Regulation S. On September 2, 2025, the Company issued 148,100,000 shares of Common Stock to the August 2025 Investors following receipt of the respective purchase amounts. On October 29, 2025, following stockholder approval, the Company issued the remaining 71,900,000 shares of Common Stock to the August 2025 Investors.

●	On February 11, 2026, the Company entered into a convertible note and warrant purchase agreement (the “February Purchase Agreement”) with certain non-U.S. investors (the “February Investors”), providing for the private placement of convertible promissory notes in the aggregate principal amount of $5,000,000 (the “February Notes”) and warrants to purchase the Company’s shares of common stock (the “February Warrants”) in reliance on Regulation S as an exemption to the registration (the “February Transaction”). The Notes are issuable in two tranches, consisting of (i) an initial tranche in the aggregate principal amount of $1,600,000 and (ii) a second tranche in the aggregate principal amount of $3,400,000. The Notes issued in the first tranche bear interest at an annual rate of 7% and have a maturity date of August 12, 2027. On February 13, 2026, the Company completed the initial closing and issued February Notes in the aggregate principal amount of $1,600,000 to the February Investors. On March 21, 2026, the February Transaction was subsequently amended and restated to, among other things, reduced the floor conversion price of the Notes to a minimum of $0.10 per share, set the exercise price of the Warrants at $0.015 per share, and provide that the February Notes are not convertible prior to stockholder approval. As of the date of this prospectus, none of the February Warrants has been exercised, none of the February Notes has been converted, and no shares of Common Stock have been issued pursuant to the February Transaction.

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Item 16.	Exhibits.

3.1	Articles of Incorporation of the Company, dated July 15, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on December 23, 2022, SEC File Number 001-39338).
3.2	Certificate of Amendment to Articles of Incorporation of the Company, dated May 6, 2013 (incorporated by reference to Exhibit 3.01(b) to the Company’s Current Report on Form 8-K filed on April 25, 2013, SEC File Number 333-176684).
3.3	Certificate of Amendment to Articles of Incorporation of the Company, dated October 28, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 28, 2019, SEC File Number 000-55157).
3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed on October 22, 2024. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 28, 2024, SEC File Number 001-39338).
3.5	Certificate of Amendment to the Articles of Incorporation of the Company, dated October 28, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 31, 2025, SEC File No. 001-39338).
3.6	Certificate of Change to the Articles of Incorporation of the Company, dated December 2, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 5, 2025, SEC File No. 001-39338).
3.7	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 5, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 12, 2026 SEC File No. 001-39338)
3.8	Third Amended and Restated Bylaws of the Company, effective March 17, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 23, 2022, SEC File Number 001-39338).
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on December 23, 2022, SEC File Number 001-39338).
4.3	Series A Warrant Agent Agreement (including the terms of the Series A Warrant) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 23, 2021, SEC File Number 001-39338).
4.4	Series B Warrant Agent Agreement (including the terms of the Series B Warrant) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 23, 2021, SEC File Number 001-39338).
4.5	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 15, 2022, SEC File Number 001-39338).
4.6	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 2, 2024, SEC File Number 001-39338)
4.7	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 17, 2024, SEC File Number 001-39338)
4.8	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 17, 2026, SEC File Number 001-39338)
4.9*	Form of Warrants
4.10	Form of Amended and Restated Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 25, 2026, SEC File Number 001-39338)
5.1*	Opinion of McDonald Carano LLP, regarding the validity of the shares of Common Stock being registered
10.1	Form of Stock Option Agreement (2013 Stock Incentive Plan) (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed on December 28, 2020, SEC File Number 001-39338).
10.2	Form of Stock Option Agreement (2019 Stock Incentive Plan) (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on December 28, 2020, SEC File Number 001-39338).
10.3	Form of Restricted Stock Award Agreement under the NuZee, Inc. 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 15, 2021, SEC File Number 001-39338).
10.4	Share Purchase Agreement by and between the Company and Masa Higashida dated as of June 7, 2024. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 7, 2024, SEC File Number 001-39338)
10.5	Termination and Release Agreement by and between the Company and Masa Higashida dated as of June 7, 2024. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 7, 2024, SEC File Number 001-39338)
10.6	Second Amended and Restated Employment Agreement by and between the Company and Randell Weaver dated as of June 7, 2024. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 7, 2024, SEC File Number 001-39338)
10.7	CIMG Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.40 to the Company’s Registration Statement on Form S-1 filed on November 29, 2024, SEC File Number 333-283531)
10.8	CIMG Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on February 13, 2026, SEC File Number 001-39338)
10.9	CIMG Inc. 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on February 13, 2026, SEC File Number 001-39338)
10.10	Convertible Note and Purchase Agreement, dated April 27, 2024, between the Company and the Investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 2, 2024, SEC File Number 001-39338)
10.11	Convertible Note Purchase Agreement dated December 12, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 17, 2024, SEC File Number 001-39338)
10.12	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 17, 2024, SEC File Number 001-39338)
10.13	Registration Rights Agreement dated December 12, 2024 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 17, 2024, SEC File Number 001-39338)
10.14	Employment Agreement of Acting Chief Financial Officer (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 9, 2024, SEC File Number 001-39338)
10.15	Employment Agreement of Chief Operating Officer (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 2, 2025, SEC File Number 001-39338)
10.16	Employment Agreement by and between the Company and Feng Tian, dated August 1, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 11, 2025, SEC File Number 001-39338)
10.17	Share Purchase Agreement dated June 2, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 5, 2025, SEC File Number 001-39338)
10.18	Registration Rights Agreement dated June 2, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 5, 2025, SEC File Number 001-39338)
10.19	Securities Purchase Agreement, dated August 25, 2025, between the Company and the Investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2025, SEC File Number 001-39338)
10.20	Note Purchase Agreement, dated August 21, 2025, between the Company and the Investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 26, 2025, SEC File Number 001-39338).
10.21	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 26, 2025, SEC File Number 001-39338)
10.22	Purchase Agreement, dated February 11, 2026, by and among the Company and the Investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 17, 2026, SEC File Number 001-39338)
10.23	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 17, 2026, SEC File Number 001-39338)
10.24*	Form of Securities Purchase Agreement
10.25	Amended and Restated Convertible Note and Warrant Purchase Agreement, dated as of March 21, 2026, by and among CIMG Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 25, 2026, SEC File Number 001-39338)
10.26	Form of Amendment No. 1 to Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 25, 2026, SEC Filine Number 001-39338)
21.1	Subsidiaries of CIMG Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on February 13, 2026, SEC File Number 001-39338)
23.1**	Consent of Assentsure PAC, independent registered public accounting firm.
23.2*	Consent of McDonald Carano LLP (included in Exhibit 5.1).
23.3*	Consent of Guangdong Shenmou Law Firm
24.1	Power of Attorney (included on signature page)
107*	Filing Fee Table

* Previously filed.

** To be filed by amendment.

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Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, on the 2nd day of June, 2026.

CIMG INC.

By:	/s/ Jianshuang Wang
Name:	Jianshuang Wang
Title:	Chief Executive Officer

By:	/s/ Feng Tian
Name:	Feng Tian
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jianshuang Wang his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Jianshuang Wang	Chief Executive Officer and Director	June 2, 2026
Jianshuang Wang	(Principal Executive Officer)

/s/ *	Chief Financial Officer	June 2, 2026
Feng Tian	(Principal Financial and Accounting Officer)

*	Director	June 2, 2026
Yanli Hou

*	Director	June 2, 2026
Changzheng Ye

*	Director	June 2, 2026
Zongmei Huang

*	Director	June 2, 2026
Jinmei Guo Hellstroem

* By:	/s/ Jianshuang Wang
Jianshuang Wang
Attorney-in-fact

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